NOTE PURCHASE AGREEMENT

AMONG

FNOF SHARING ECONOMY LIMITED

BEAMS POWER INVESTMENT LIMITED

MENG XIUQING

AND

ZHANG LIANG

________________________________

Dated March 2, 2016

________________________________

Page

SECTION 1 INTERPRETATION		1
1.1	DEFINITIONS	1
1.2	TERMS DEFINED ELSEWHERE IN THIS AGREEMENT	4
1.3	INTERPRETATION	5

SECTION 2 PURCHASE OF NOTE		6
2.1	SALE AND PURCHASE OF THE NOTE	6
2.2	USE OF PROCEEDS FROM SALE OF THE NOTE	6
2.3	CONSIDERATION	6

SECTION 3 CONDITIONS PRECEDENT TO COMPLETION		6
3.1	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LENDER	6
3.2	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY	8

SECTION 4 COMPLETION		9
4.1	TIME AND PLACE	9
4.2	ACTIONS ON THE DATE HEREOF AND AT COMPLETION	9

SECTION 5 REPRESENTATIONS; WARRANTIES; UNDERTAKING; POST-CLOSING COVENANTS		9
5.1	COLLECTIVE WARRANTIES	9
5.2	LENDER WARRANTIES	9
5.3	SEPARATE AND INDEPENDENT	9
5.4	BRING-DOWN TO COMPLETION	9
5.5	NOTICES OF BREACHES BY COMPANY AND THE CONTROLLING SHAREHOLDERS	10
5.6	NOTICES OF BREACHES BY THE LENDER	10
5.7	POST-CLOSING FILINGS	10

SECTION 6 CONFIDENTIALITY; RESTRICTION ON ANNOUNCEMENTS		10
6.1	GENERAL OBLIGATION	10
6.2	EXCEPTIONS	11
6.3	PRESS RELEASE	11

SECTION 7 STAMP DUTIES; FEES AND EXPENSES		12
7.1	EXPENSES	12
7.2	STAMP DUTIES, FEES AND EXPENSES	12

SECTION 8 INDEMNIFICATION		12
8.1	INDEMNIFICATION	12
8.2	EXPENSES	12

SECTION 9 TERMINATION		12
9.1	EFFECTIVE DATE; TERMINATION	12

9.2	EVENTS OF TERMINATION BY THE LENDER	13
9.3	EVENTS OF TERMINATION BY THE COMPANY	13
9.4	SURVIVAL	13

SECTION 10 NOTICES		13
10.1	NOTICES	13
10.2	ADDRESSES AND FAX NUMBERS	14

SECTION 11 MISCELLANEOUS		14
11.1	ENFORCEMENT ACTION	14
11.2	NO PARTNERSHIP	14
11.3	ASSIGNMENT	14
11.4	AMENDMENT	15
11.5	WAIVER	15
11.6	ENTIRE AGREEMENT	15
11.7	SEVERABILITY	15
11.8	COUNTERPARTS	15
11.9	CONSENT TO SPECIFIC PERFORMANCE	15

SECTION 12 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		15
12.1	GOVERNING LAW	15
12.2	SUBMISSION TO JURISDICTION; WAIVER OF VENUE	16
12.3	SERVICE OF PROCESS	16
12.4	WAIVER OF JURY TRIAL	16

SCHEDULES:

SCHEDULE 1	PARTICULARS OF THE COMPANY

SCHEDULE 2	COLLECTIVE WARRANTIES

SCHEDULE 3	LENDER WARRANTIES

EXHIBITS:

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF GUARANTEE

EXHIBIT C	FORM OF BRITISH VIRGIN ISLANDS SHARE PLEDGE

EXHIBIT D	FORM OF LISTCO SHARE PLEDGE

EXHIBIT E	FORM OF BRITISH VIRGIN ISLANDS LEGAL OPINION

EXHIBIT F	FORM OF SECURITIES HOLDERS’ AGREEMENT

EXECUTION VERSION

NOTE PURCHASE AGREEMENT (this “Agreement”) made on March 2, 2016

AMONG:

(1)	FNOF Sharing Economy Limited, a limited liability company organized and existing under the laws of the British Virgin Islands with its registered office at PO Box 957 Offshore Incorporations Centre Road Town, Tortola, BVI (the “Lender”);

(2)	BEAMS POWER INVESTMENT LIMITED, a limited liability company organized and existing under the laws of the British Virgin Islands with its registered office at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, the British Virgin Islands (the “Company”); and

(3)	MENG Xiuqing, a Hong Kong resident with Hong Kong identity card number R319134(5), and ZHANG Liang, a PRC citizen with PRC identity card number 110106196002130076 (each, a “Controlling Shareholder” and together the “Controlling Shareholders”).

RECITALS:

(A)	The Company is a limited liability company organized and existing under the laws of the British Virgin Islands. Particulars of the Company are set forth in Part I of Schedule 1.

(B)	As of the date hereof, the Company owns approximately 63.50% of the issued share capital of Synutra International, Inc. (“Listco”), a Delaware corporation listed on the NASDAQ Global Select Stock Market.

(C)	Ms. MENG Xiuqing owns the entire issued share capital of the Company.

(D)	The Company desires to issue and sell to the Lender, and the Lender desires to purchase from the Company, a convertible exchangeable note in the form of Exhibit A (the “Note”), in the principal amount of US$60,000,000 (the “Principal Amount”), upon the terms and subject to the conditions set forth herein.

AGREEMENT:

SECTION 1

INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of the Subject Person being a Person other than a natural person, any other Person that directly or indirectly Controls, is directly or indirectly Controlled by or is directly or indirectly under common Control with the Subject Person and (ii)

in the case of the Subject Person being a natural person, any other Person that is a Relative of the Subject Person or is directly or indirectly Controlled by the Subject Person. In the case of a Lender that is a special purpose vehicle owned by an investment fund, an “Affiliate” of the Lender includes (a) such investment fund, (b) any of such investment fund’s general partners or limited partners, (c) the fund manager managing such investment fund (and general partners, limited partners and officers thereof), (d) the spouses, lineal descendants and heirs of individuals referred to in (b) or (c), (e) trusts Controlled by or for the benefit of any such individuals referred to in (b) and (c) or another special purpose vehicle owned by such investment fund, (f) any other investment fund managed by the fund manager referred to in (c) or its management team, and (g) an entity owned or managed by the management team of the fund manager referred to in (c), and any Affiliate of such entity referred to in (a) through (g).

“Basic Documents” means this Agreement, the Securities Holders’ Agreement, the Note, the Share Pledges and the Guarantee.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Beijing or the HKSAR are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“China” or “PRC” means mainland China and for the purposes of this Agreement excludes the HKSAR, the Macau Special Administrative Region and Taiwan.

“Collective Warranties” means the representations, warranties and undertakings of the Warrantors set forth in Schedule 2.

“Company Charter Documents” means, collectively, the Memorandum of Association and Articles of Association of the Company (as amended from time to time).

“Completion Date” means the date and time at which Completion takes place.

“Completion” means the completion of the purchase of the Note.

“Control” of a Person means (i) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (ii) the power to direct the management or policies of a Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Financial Year” means the financial year of Listco, which ends on March 31, and of the Company, which ends on March 31.

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“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“Guarantee” means the personal guarantee to be granted by the Controlling Shareholders in favor of the Lender in substantially the form set forth as Exhibit B hereto.

“HKSAR” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Lender Warranties” means the representations, warranties and undertakings of the Lender set forth in Schedule 3.

“Listco Financial Statements” means the audited financial statements of Listco for the Financial Years ending March 31, 2013, 2014 and 2015 and interim financial statements of the Listco for the first three quarters of 2015.

“Listco Group” means collectively Listco and all Subsidiaries of Listco, and “Listco Group Member” means any of them.

“Ordinary Shares” means the ordinary shares, par value US$1.00 per share, in the capital of the Company.

“Party” or “Parties” means any signatory or the signatories to this Agreement and any Person who subsequently becomes a party to this Agreement as provided herein.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Related Party” means (i) any shareholder of the Company or any Listco Group Member, (ii) any director of the Company or any Listco Group Member, (iii) any senior officer of the Company or any Listco Group Member, (iv) any Relative of such shareholder, director or senior officer of the Company or any Listco Group Member, (v) any Person in which any shareholder, director or senior officer of the Company or any Listco Group Member has any interest, other than a collective passive shareholding of less than 10% in a publicly listed company held by all shareholders, directors and senior officers of the Company or any Listco Group Member, or over which a Related Party exercises, or all Related Parties together can exercise, Control or significant influence through voting, position or ownership and (vi) any other Affiliate of the Company or any Listco Group Member.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person or spouse.

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“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Holders’ Agreement” means the Securities Holders’ Agreement of the Company entered into by the Lender, the Company and the Controlling Shareholders in substantially the form set forth hereto as Exhibit F on the Completion Date.

“Share Pledge” means each of (i) the share pledge granted by MENG Xiuqing in substantially the form set forth hereto as Exhibit C in respect of the Ordinary Shares of the Company (the “ British Virgin Islands Share Pledge ”), and (ii) the share pledge granted by the Company in substantially the form set forth hereto as Exhibit D in respect of certain shares of common stock of Listco (the “Listco Share Pledge”), in each case in favor of the Lender on or before the Completion Date.

“Subsidiaries” means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person; provided that for the avoidance of doubt, the Subsidiaries of the Company shall be deemed to include any variable interest entity directly or indirectly Controlled by the Company and all the Persons Controlled by such entity.

“Target Completion Date” means March 18, 2016.

“US$” means United States Dollars, the lawful currency of the United States of America.

“Warranties” means the Collective Warranties and the Lender Warranties.

“Warrantors” means collectively the Controlling Shareholders and the Company.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“Company”	Preamble
“Confidential Information”	Section 6.1(a)
“Controlling Shareholder”	Preamble
“Facility Agreement”	Section 2.2
“Indemnified Party” or “Indemnified Parties”	Section 8
“Indemnifying Party”	Section 8
“Lender”	Preamble
“Listco”	Recital B
“Losses”	Section 8
“Note”	Recital D
“Principal Amount”	Recital D

1.3	Interpretation.

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(a)	Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)	Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)	Law. References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(f)	References to Documents. References to this Agreement include the Schedules, Exhibits and Appendices, which form an integral part hereof. A reference to any Section, Schedule, Exhibit or Appendix is, unless otherwise specified, to such Section of, or Schedule, Exhibit to, this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule, Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)	Time. Unless the context otherwise requires, a time of day is a reference to Beijing/Hong Kong time. If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day. If the day on or by which something must be done is not a Business Day, that thing must be done on or by the Business Day immediately following such day.

(h)	Writing. References to writing include any mode of reproducing words in a legible and non-transitory form.

(i)	Language. This Agreement is drawn up in the English language. If this Agreement is translated into any language other than English, the English language text shall prevail.

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SECTION 2

PURCHASE OF NOTE

2.1	Sale and Purchase of the Note. The Company agrees to issue and sell to the Lender, and the Lender agrees to purchase from the Company the Note, subject to the terms and conditions herein. On the Completion Date, the Lender shall pay the consideration for the Note pursuant to Section 2.3, by initiating wire transfer of immediately available funds to an account designated by the Company, details of which are set forth in Section 4.2(b) herein.

2.2	Use of Proceeds from Sale of the Note. The Company shall use all of the proceeds from the sale of the Note to repay all outstanding amounts owing under a Facility Agreement (the “Facility Agreement”) entered into between the Company, Deutsche Bank AG, Hong Kong Branch as facility agent and other parties on February 21, 2014.

2.3	Consideration. The consideration payable by the Lender for the Note shall be the amount equal to the Lender’s Principal Amount, payable in the form of a cash payment in US$ at Completion.

SECTION 3

CONDITIONS PRECEDENT TO COMPLETION

3.1	Conditions Precedent to Obligations of the Lender. The obligation of the Lender to complete the purchase of its Note under this Agreement is subject to the fulfillment, prior to or simultaneously at Completion (or at the time specified below), of the following conditions, any one or more of which may be waived by the Lender:

(a)	each of the Collective Warranties remaining true and correct in all material respects (or in all respects to the extent that any Collective Warranty contains any materiality or material adverse effect qualifiers) on the Completion Date as provided in Section 5.1;

(b)	each of the Company and the Controlling Shareholders having performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement and the other Basic Documents to which it is a party and which are required to be performed or complied with by it on or before Completion;

(c)	the Company having duly attended to and carried out all corporate procedures, each to the extent required by the applicable law and Company Charter Documents, of the following:

(i)	the authorization and issuance of the Note to the Lender by the Company;

(ii)	the authorization and issuance by the Company of the Ordinary Shares issuable upon conversion of the Note and the reservation of the maximum number of

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Ordinary Shares issuable upon conversion of the Note, or any portion thereof, solely for the purpose of issue or delivery upon such conversion; and

(iii)	the execution, delivery and performance by the Company of this Agreement and the other Basic Documents to which it is a party, and all the transactions contemplated by this Agreement and such other Basic Documents to which it is a party;

(d)	all consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other Person required pursuant to any applicable law of any Governmental Authority, or pursuant to any contract binding on the Company, the Controlling Shareholders or the Listco or their respective assets are subject or bound, to effect the execution, delivery or performance by the Company, the Controlling Shareholders or the Listco of the Basic Documents to which he, she or it is a party or the consummation of the transactions contemplated thereby, shall have been obtained or made, other than, in each case, as expressly contemplated under the Basic Documents that such shall be obtained on a date subsequent to the Completion Date, including those set forth in Section 5.7 hereof;

(e)	there having been since the date of this Agreement, no material adverse change in, and no change in circumstances that may reasonably be expected to have a material adverse effect on the business, operations, properties, financial position (including any material increase in provisions), earnings or condition of the Company or the Listco Group;

(f)	there being no Governmental Authority or other Person that has instituted or threatened any legal proceedings, arbitration, administrative proceedings or regulatory inquiry (or requested any information with a view of potentially instituting any such proceeding or inquiry) against either Controlling Shareholder, the Company or any Listco Group Member to restrain, prohibit or otherwise challenge the purchase of the Note by the Lender, the issuance of the Ordinary Shares upon conversion of the Note or any of the transactions contemplated under the Basic Documents, except for (i) any minority shareholder proceedings relating to the acquisition by the Company of all of the outstanding Listco shares not owned by the Company and (ii) any proceedings or regulatory inquiry that would not reasonably be expected to have a material adverse impact on the business, operations, properties, financial position, earnings or condition of the Company or the Listco Group;

(g)	substantially concurrently upon the Completion, the loan incurred by the Company under the Facility Agreement having been repaid in full and all related charges and other security interests having been released to the satisfaction of the Lender, acting reasonably;

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(h)	the Company and the Controlling Shareholders having delivered to the Lender a certificate, dated the Completion Date, certifying that the conditions set forth in paragraphs (a) through (g) having been duly satisfied;

(i)	the Lender having received all counterparts certified or other copies of such documents referred to in Section 3.1(c) above as it may reasonably request;

(j)	the Lender having received a British Virgin Islands legal opinion from Harneys, dated as of the Completion Date, substantially in the form as set out in Exhibit E; and

(k)	each of this Agreement, the Securities Holders’ Agreement, the Share Pledges and the Guarantee shall have been delivered to the Lender duly executed by each party thereto other than the Lender.

3.2	Conditions Precedent to Obligations of the Company. With respect to the Lender, the Company’s obligation to complete the issuance of the Note to the Lender is subject to the fulfillment, prior to or simultaneously at Completion, of the following conditions, any one or more of which may be waived by the Company:

(a)	each of the Lender Warranties given by the Lender remaining true and correct on the Completion Date;

(b)	the Lender having performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the other Basic Documents to which it is a party and that are required to be performed or complied with by it on or before Completion;

(c)	all consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other Person required pursuant to any applicable law of any Governmental Authority, or pursuant to any contract binding on the Lender or its assets are subject or bound, to effect the execution, delivery or performance by the Lender of the Basic Documents to which it is a party or the consummation of the transactions contemplated thereby, shall have been obtained or made;

(d)	the Lender having delivered to the Company a certificate, dated the Completion Date, certifying that the conditions set forth in paragraphs (a) through (c) having been duly satisfied; and

(e)	each of this Agreement, the Securities Holders’ Agreement, the Share Pledges and the Guarantee shall have been delivered to the Company and/or the Controlling Shareholders, as applicable, duly executed by each party thereto other than the Company and the Controlling Shareholders, as applicable.

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SECTION 4

COMPLETION

4.1	Time and Place. Completion shall take place at Unit 3601, Office Tower A, Beijing Fortune Plaza, No.7 Dongsanhuan Zhonglu, Chaoyang District, Beijing 10003, China on the Target Completion Date, or at such other time and place as the Lender and the Company may agree.

4.2	Actions On the Date Hereof and at Completion. With respect to the Lender, on the date hereof and at Completion,

(a)	the Company shall deliver to the Lender the duly authorized and executed Note, in a principal amount equal to the Principal Amount, payable to the order of and registered in the name of the Lender; and

(b)	the Lender shall pay the consideration for the Note by wire transfer of immediately available funds in an amount equal to the Principal Amount, to the following bank account, details of which are set forth below:

Via USD RTGS

Beneficiary Bank:	Deutsche Bank AG, Hong Kong (SWIFT:
DEUTHKHH, Bank Code 054)
Beneficiary:	WORKING A/C - RE: LOAN OPERATIONS
(A/c No: 0190231050)
Ref:	Beams Power - repayment

SECTION 5

REPRESENTATIONS; WARRANTIES; UNDERTAKING; POST-CLOSING

COVENANTS

5.1	Collective Warranties. Except as otherwise disclosed in the Listco SEC Reports (as defined in the Collective Warranties) the relevance of which disclosure is reasonably apparent, the Warrantors hereby, jointly and severally, represent, warrant and undertake to the Lender in the terms set forth in Schedule 2 and acknowledge that the Lender in entering into this Agreement are relying on such representations, warranties and undertakings.

5.2	Lender Warranties. The Lender hereby represents, warrants and undertakes to each Warrantor in the terms set forth in Schedule 3 and acknowledges that each Warrantor in entering into this Agreement is relying on such representations, warranties and undertakings.

5.3	Separate and Independent. The Collective Warranties and the Lender Warranties set forth in each paragraph of Schedule 2 and Schedule 3, respectively, shall be separate and independent and except as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement or the Schedules.

5.4	Bring-Down to Completion. The Warranties shall be deemed to be repeated as at Completion as if they were made on and as of the Completion Date and

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all references therein to the date of this Agreement were references to the Completion Date.

5.5	Notices of Breaches by Company and the Controlling Shareholders. The Company and the Controlling Shareholders shall give the Lender prompt notice of any event, condition or circumstance occurring prior to the Completion Date that would constitute a breach of any Collective Warranty as if such Collective Warranty were made as at any date from the date hereof until the Completion Date, or that would constitute a breach of any terms and conditions contained in this Agreement, unless, in such case such breach has been remedied prior to the Completion Date.

5.6	Notices of Breaches by the Lender. The Lender shall give the Company and the Controlling Shareholders prompt notice of any event, condition or circumstance occurring prior to the Completion Date that would constitute a breach of any Lender Warranty as if such Lender Warranty were made as at any date from the date hereof until the Completion Date, or that would constitute a breach of any terms and conditions contained in this Agreement, unless, in such case such breach has been remedied prior to the Completion Date.

5.7	Post-Closing Filings. The Company covenants to the Lender that as soon as practicable but in no event later than ten (10) Business Days after the Completion Date (or such longer period agreed to by the Lender in its sole discretion), the following actions shall have been completed:

(i)	registration of particulars of the Listco Share Pledge with the Registrar of Corporate Affairs in the British Virgin Islands (the “BVI Registrar”) and payment of associated fees;

(ii)	filing of all UCC-1 financing statements naming the Lender as secured party, containing a description covering all of the Lender’s rights, titles and interests pursuant to the Listco Share Pledge and payment of associated fees;

(iii)	using reasonable efforts to procure the filing of a Form 8-K by Listco with the United States Securities and Exchange Commission in connection with the Listco Share Pledge; and

(iv)	using reasonable efforts to procure the registration of the Guarantee with the PRC State Administration of Foreign Exchange.

SECTION 6

CONFIDENTIALITY; RESTRICTION ON ANNOUNCEMENTS

4	General Obligation. Subject to Section 6.2, each Party hereto:

(a)	shall treat as strictly confidential all information relating to, obtained or received by it as a result of negotiating, entering into or performing his/her/its obligations under this Agreement which relates to the

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existence, provisions or subject matter of this Agreement (“Confidential Information”); and

(b)	shall not, except with the prior written consent of the other Parties, directly or indirectly, disclose, reveal, divulge, publish or otherwise make known to any Person any Confidential Information.

6.2	Exceptions. Sections 6.1 and 6.3 shall not apply if and to the extent that a Party hereto disclosing Confidential Information can demonstrate that:

(a)	to the extent pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or otherwise advised by competent legal advisors that such disclosure is required by applicable law or regulation and so long as, where such disclosure is to a Government Authority, such Party shall inform the other Party promptly thereof to the extent permitted by law and use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed;

(b)	to the extent required by the applicable rules of any stock exchange;

(c)	to the officers, directors, employees, agents and professional advisors of such Party or its Affiliates as necessary to the performance of its obligations in connection herewith so long as such Party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof (such Party shall be and remain responsible for the failure by such Person to maintain the confidentiality of the Confidential Information);

(d)	to its investor and any Person otherwise providing debt or equity financing to such Party so long as such Party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof (such Party shall be and remain responsible for the failure by such Person to maintain the confidentiality of the Confidential Information);

(e)	with respect to the Lender at any time after an Event of Default (as defined under the Note) has occurred and is continuing, to any Person that enters into bona fide negotiations to acquire the Lender’s interest in the Company so long as such Person has agreed to maintain the confidentiality of the Confidential Information, and

(f)	with respect to the Lender, to the Lender’s Affiliates for purposes of reviewing existing investments and new investments proposals and conducting other investment and investment management activities in its ordinary course of business.

6.3	Press Release. Other than any filings with the United States Securities and Exchange Commission to the extent required under all applicable laws and regulations, none of the Parties hereto shall issue a press release or make any public announcement with respect to any of the transactions contemplated in

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this Agreement without obtaining the prior written consent of the Company and the Lender; nor shall the name of the Lender or any of its Affiliate or the Company or any other Listco Group Member, as the case may be, be used in such press release or public announcement without obtaining in each instance the prior written consent of the Lender or the Company, as applicable.

SECTION 7

STAMP DUTIES; FEES AND EXPENSES

7.1	Expenses. Each Party shall bear its own costs with respect to the transactions contemplated by this Agreement and the Basic Documents.

7.2	Stamp Duties, Fees and Expenses. Any stamp duty, capital duty, fees or expenses payable in connection with the issuance and initial sale of the Note pursuant to this Agreement shall be borne by the Company.

SECTION 8

INDEMNIFICATION

8.1	Indemnification. The Warrantors (each, an “Indemnifying Party”) shall, jointly and severally, indemnify, defend and hold harmless the Lender, each of its Affiliates and their respective officers, directors, advisors, agents and employees (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, proceedings, judgments, fines, reasonable and documented costs and expenses (including the fees, disbursements and other charges of one firm of counsel for all Indemnified Parties) in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, in connection with any investigation or evaluation of a claim or otherwise) (collectively, “Losses”) resulting from or arising out of any breach by the Indemnifying Party of any Collective Warranty, covenant or agreement in this Agreement or any other Basic Document.

8.2	Expenses. Any indemnity as referred to in this Section 8 for breach of a Collective Warranty shall be such as to place the relevant Indemnified Party in the same position as it would have been in had there not been any breach of the Collective Warranty under which such Indemnified Party is to be indemnified. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such reasonable expenses as they are incurred by such Indemnified Party.

SECTION 9

TERMINATION

9.1	Effective Date; Termination. With respect to the Lender, this Agreement shall become effective upon execution and shall continue in force until terminated in accordance with Section 9.2.

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9.2	Events of Termination by the Lender. With respect to the Lender and the purchase of the Note, this Agreement may be terminated by the Lender prior to Completion:

(a)	if any one or more of the conditions to the obligation of the Lender set forth in Section 3.1 to complete has not been fulfilled (or expressly waived) on or prior to the date that is two (2) months after the Target Completion Date; or

(b)	if the Company or the Controlling Shareholders have breached any Collective Warranty or any other material covenant or agreement contained in this Agreement in any material aspect, which breach cannot be or is not cured within sixty (60) days after being notified in writing of the same.

9.3	Events of Termination by the Company. With respect to the Company and the issuance of its Note, this Agreement may be terminated by the Company prior to Completion:

(a)	if any one or more of the conditions to the obligation of the Company set forth in Section 3.2 to complete has not been fulfilled (or expressly waived) on or prior to the date that is two (2) months after the Target Completion Date; or

(b)	if the Lender has breached any Lender Warranty or any other material covenant or agreement contained in this Agreement in any material aspect, which breach cannot be or is not cured within sixty (60) days after being notified in writing of the same.

9.4	Survival. If this Agreement is terminated pursuant to Section 9.2 or Section 9.3, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of Section 6 (Confidentiality; Restriction on Announcements), Section 8 (Indemnification), this Section 9.4, Section 10 (Notices), Section 11 (Miscellaneous) and Section 12 (Governing Law and Dispute Resolution). Nothing in this Section 9.4 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

SECTION 10

NOTICES

10.1	Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number or email address set out below (or such other address, fax number or email address as the addressee has by five days’ prior written notice specified to the other Parties). Any notice, demand or other communication given or made by letter between countries shall be delivered by air mail. Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the

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delivering party; (b) if sent by post within the same country, on the fifth Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (c) if given or made by fax or email, upon dispatch and the receipt of a transmission report confirming dispatch.

10.2	Addresses and Fax Numbers. The initial address, facsimile and email for each Party for the purposes of this Agreement are:

Lender:	Forebright Capital Management Limited
Suite 3720, Jardine House, 1 Connaught Place,
Central, Hong Kong
Attention: Kiril Ip
Fax: 852 2520 5125
Email: Kiril.Ip@forebrightcapital.com

Company:	Beams Power Investment Limited
Dongluyuan 103, Tongzhou District, Beijing, PRC
Attention: Ms. MENG Xiuqing
Fax: 86-10-89593706
Email: sherrymeng728@163.com

Controlling Shareholders:	Mr. ZHANG Liang / Ms. MENG Xiuqing Attention: Mr. ZHANG Liang / Ms. MENG Xiuqing Fax: 86-10-89593706
Email: sherrymeng728@163.com

SECTION 11

MISCELLANEOUS

11.1	Enforcement Action. For the avoidance of doubt, any obligation on the part of the Lender to make the investment hereunder is made solely to the Company, and no Party (other than the Company) shall have any right to enforce such obligation against the Lender.

11.2	No Partnership. The Parties expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law. The Parties do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as shareholders of the Company.

11.3	Assignment. This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Parties. No Party may assign its rights or obligations under this Agreement without the prior written consent of each other Party, and any purported assignment without such consent shall be void and without effect, except that the Lender may assign this Agreement or any of its rights or duties hereunder to any of its Affiliates, if such assignment would not result in adverse tax consequences for any Party (other than the Lender) and the Lender shall notify the other Parties of such assignment.

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11.4	Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

11.5	Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

11.6	Entire Agreement. This Agreement (together with the other Basic Documents and any other documents referred to herein or therein) constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

11.7	Severability. Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of this Agreement as remain not so deleted.

11.8	Counterparts. This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

11.9	Consent to Specific Performance. The Parties acknowledge and agree that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations hereunder. Therefore, if any Party shall seek remedies of injunction, specific performance or other equitable relief, or any combination of these remedies, in addition to any other remedy to which it may be entitled at law or in equity, for any threatened or actual breach of the terms of this Agreement and no proof of special damages shall be necessary for the enforcement of the provisions hereof.

SECTION 12

GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; WAIVER

OF JURY TRIAL

12.1	Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND

15

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

12.2	Submission to Jurisdiction; Waiver of Venue. THE PARTIES AGREE AND CONSENT THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL COURT OF THE DISTRICT OF DELAWARE OR THE DELAWARE COURT OF CHANCERY. EACH PARTY IRREVOCABLY (I) WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.2; (II) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.2 OR TO THE PROCESS AGENT IN ACCORDANCE WITH SECTION 12.3; (III) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (II) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

12.3	Service of Process. Each of the Controlling Shareholders and the Company irrevocably appoints Listco as its agent for service of process in relation to any proceedings before the federal court of the District of Delaware or the Delaware Court of Chancery in connection with this Agreement and covenant to appoint a third party agent for service of process in Delaware if during the four (4) year period herefrom Listco ceases to exist as a Delaware corporation. The Lender irrevocably appoints Corporation Services Company as its agent for service of process in relation to any such proceedings. Each party hereto consents to the service of process relating to any such proceedings by a notice given in accordance with Section 12.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

12.4	Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY, THE CONTROLLING SHAREHOLDERS AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY, THE CONTROLLING SHAREHOLDERS AND THE LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH

16

LEGAL COUNSEL. TO THE FULLEST EXTENT PERMITTED BY LAW, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature pages follow]

17

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

FNOF SHARING ECONOMY LIMITED

By:	/s/ Ip Kun Wan
	Name:	Ip Kun Wan
	Title:	Director

[Signature Page to the Note Purchase Agreement]

BEAMS POWER INVESTMENT LIMITED

By:	/s/ MENG Xiuquing
	Name:	MENG Xiuquing
	Title:	Director

[Signature Page to the Note Purchase Agreement]

/s/ MENG Xiuquing
MENG Xiuquing

[Signature Page to the Note Purchase Agreement]

/s/ ZHANG Liang
ZHANG Liang

[Signature Page to the Note Purchase Agreement]

SCHEDULE 1

PARTICULARS OF THE COMPANY

Registered Company Name	:	Beams Power Investment Limited

Registered Address	:	Akara Building, 24 De Castro Street,
Wickhams Cay 1, Road Town, Tortola,
British Virgin Islands

Date of Incorporation	:	January 5, 2005 (re-registered on January 1, 2007)

Company Number	:	635643

Place of Incorporation	:	British Virgin Islands

Director(s)	:	Meng Xiuqing

Authorized Share Capital	:	US$50,000.00

Issued Share Capital	:	US$50,000.00

Financial Year End	:	March 31

Shareholder as of the Date hereof		Meng Xiuqing:

:

Registered Company Name	:	Beams Power Investment Limited

Registered Shareholder	Number of Shares	Type of Shares
Meng Xiuqing	50,000 Shares	Ordinary

SCHEDULE 2

COLLECTIVE WARRANTIES

Capitalized terms used in this Schedule 2 but not otherwise defined herein or in Appendix 1 attached to this Schedule 2 shall have the same meanings ascribed to them in the main body of this Agreement.

Section 1 Corporate Matters

(a)	Status.

(i) Each of the Company and the Listco Group Members are duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(ii) Listco is a corporation duly incorporated under the laws of Delaware and validly existing under the laws of its jurisdiction of incorporation and whose common stock is listed on The NASDAQ Global Select Market on the date of this Agreement.

(iii) Each of the Company and the Listco Group Members have the power to own its assets and carry on its business as they are being conducted.

(b)	Capitalization and Particulars of the Company and Listco Group Members.

(i) The particulars of the Company’s share capital set forth in Schedule 1 are a true, complete and correct description of the share capital of the Company.

(ii) As of date hereof, the Controlling Shareholders indirectly owned 63.50% of the issued share capital of Listco. The organization chart of Listco contained in Listco’s annual report filed on Form 10-K on June 12, 2015 contains a complete and accurate list of the Subsidiaries of Listco in the PRC.

(iii) The Company has no Subsidiaries other than the Listco Group Members.

(iv) The Company has not (a) engaged in any business activities or conducted any operations, or (b) taken any action that would cause it to have any obligation, loss, charge, indebtedness, indemnities or other liabilities, whether absolute or contingent, in each case other than (x) in connection with the transactions expressly contemplated or permitted by the Facility Agreement or any Basic Document, (y) any routine or administrative actions or (z) the take-private transactions announced by the Controlling Shareholders on or prior to the date of this Agreement.

(v) All of the outstanding capital stock or registered capital (as the case may be) of, or other equity or voting interest in, the Company (i) have been duly authorized, validly issued and are fully paid and non-assessable and (ii) are owned, directly or indirectly, by its shareholder Ms Meng Xiuqing, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation of the Company’s business as presently conducted.

(vi) All of the outstanding capital stock or registered capital (as the case may be) of, or other equity or voting interest in, Listco have been duly authorized, validly issued and are fully paid and nonassessable and (ii) up to 63.50% in the issued share capital of Listco is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation of the Listco’s business as presently conducted.

(vii) Except as set forth in Schedule 1 and except as disclosed in the Listco SEC Reports, as of the date hereof, there are (i) no authorized, issued or outstanding shares of, or other equity or voting interest in, the Company or Listco, (ii) (other than the Note to be issued on the Completion Date) no outstanding securities of the Company or any Listco Group Member convertible into or exchangeable for shares of, or other equity or voting interest in, the Company or Listco (as applicable), (iii) (other than the Note to be issued on the Completion Date) no outstanding subscriptions, options, warrants, rights or other commitments or agreements to acquire from the Company or Listco or that obligates the Company or Listco, to issue any shares of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of, or other equity or voting interest in, the Company or Listco, (iv) (other than the Note to be issued on the Completion Date) no obligations of the Company or Listco to grant, extend or enter into any subscription, option, warrant, right, convertible or exchangeable security or other commitment relating to any shares of, or other equity or voting interest (including any voting debt) in, the Company or such Listco Group Member (the items in clauses (i), (ii), (iii) and (iv), together with the shares of the Company or any Listco Group Member, being referred to collectively as “Group Securities”), and (v) no other obligations of the Company or any Listco Group Member to make any payments based on the price or value of any Group Securities. As of the date hereof, neither the Company nor any Listco Group Member is a party to any Contract which obligates the Company or such Listco Group Member to repurchase, redeem or otherwise acquire any Group Securities, except pursuant to the terms of the Basic Documents.

(viii) The issuance, grant or transfer of all of the outstanding capital stock or registered capital (as the case may be) of, or other equity or voting interest in, the Company or Listco have been properly authorized and documented and none of which is subject to any dispute or claim by any Person that is pending or, to the Knowledge of the Warrantors, threatened against the Company or Listco.

Section 2 Listco SEC Reports. Since April 1, 2012, Listco has filed or furnished, as applicable, all registration statements, prospectus, forms, reports, schedules, definitive proxy statements and documents with the SEC that have been required to be filed or furnished by it under applicable Laws (all such forms, reports and documents filed or furnished since April 1, 2012 and those filed or furnished subsequent to the date hereof, together with all exhibits and schedules and amendments thereto, the “Listco SEC Reports”). As of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing), (i) each Listco SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Listco SEC Report was filed, and (ii) each Listco SEC Report did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and correct copies of all Listco SEC Reports filed prior to the date hereof and prior to the Completion Date have been furnished to the Lender or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. None of the Listco Group Members (other than Listco) is required to file any forms, reports or other documents with the SEC. As of the date of this Agreement, none of the Listco SEC Reports is the subject of outstanding written SEC comments. There have been no material changes to the information contained in such SEC Reports, as of the date hereof or as of the Completion Date.

Section 3 Listco Financial Statements; Sarbanes-Oxley; Internal Accounting Controls.

(a) The audited and unaudited consolidated financial statements (including, in each case, any notes and schedules thereto) of Listco included (or incorporated by reference) in the Listco SEC Reports (i) have complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be expressly indicated in the notes thereto or in the case of the unaudited statements, the exclusion of certain notes in accordance with the published rules promulgated by the SEC), and (iii) fairly present, in all material respects the consolidated financial position of Listco as of the dates thereof and the consolidated results of operations, changes in shareholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments that were not, or will not be, material in the aggregate).

(b) Listco maintains a process of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Listco’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements of Listco for external purposes in accordance with GAAP. Neither Listco nor its independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, in each case which has not been subsequently remediated since April 1, 2012. There is no fraud, whether or not material, that involves the management of Listco or other employees who have a significant role in the internal controls over financial reporting utilized by Listco.

(c) Listco maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Listco’s disclosure controls and procedures are designed to ensure that material information relating to Listco, including its Subsidiaries, required to be included in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Listco’s chief executive officer and chief financial officer or other persons performing similar functions to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

Section 4 No Undisclosed Liabilities. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Listco Group Member has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or obligation, except for liabilities or obligations (i) as reflected or recorded on the Listco Balance Sheet or in the notes thereto, (ii) incurred pursuant to the Basic Documents or in connection with the transactions contemplated hereunder and thereunder, (iii) incurred since the Listco Balance Sheet Date in the ordinary course of business or (iv) incurred pursuant to the Facility Agreement and related finance documents.

Section 5 No Activities – Company and Listco. None of the following events has occurred (i) since April 1, 2014 with respect to the Company, or, (ii) since the Listco Balance Sheet Date with respect to Listco (other than as disclosed under the Listco SEC Reports):

(a) any declaration or payment of any dividend, or authorization or payment of any distribution upon or with respect to any class or series of its capital shares or any other equity interest;

(b) except for any indebtedness incurred in the ordinary course of business (including those incurred in connection with the transactions under the Facility Agreement), any incurrence of indebtedness for money borrowed or any other liabilities;

(c) any sale, exchange, assignment, or other disposition of any assets or rights (including any sale of any of the Listco Group Members or their respective Affiliates), other than any such sale, exchange, assignment, or other disposition in the ordinary course of its business, or creation of any encumbrance on any of its assets or rights;

(d) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets, properties, financial condition, operating results or business of the Company or Listco (as a whole) as presently conducted;

(e) any waiver of a valuable right or of a material debt owed to it;

(f) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation, except such satisfaction, discharge or payment that is not material to its assets, properties, financial condition, operating results or business;

(g) any material change or amendment to a material contract or arrangement by which the Company or any Listco Group Member is bound or subject;

(h) any material change in any compensation arrangement or agreement with any of its present Senior Managers or directors;

(i) except as would not reasonably be expected to result in a Material Adverse Effect, any resignation or termination of any of its directors or Senior Managers;

(j) any material interruption or alteration in the nature, scope or manner of the business conducted by the Company or Listco (as a whole);

(k) except as would not reasonably be expected to result in a Material Adverse Effect, any failure by the Controlling Shareholders, any Listco Group Member or the Company to pay their respective lenders or creditors when due as required under the relevant arrangements with them;

(l) any other event or condition of any character which would materially and adversely affect its assets, properties, financial condition, operating results or business of the Company or Listco, taken as a whole;

(m) the business of Listco (as a whole) has been conducted, in all material respects, in the ordinary course of business, and there has not been or occurred a Material Adverse Effect; or

(n) any agreement or commitment by the Company or Listco regarding any of the matters in this Section 5.

Section 6 Compliance with Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each Listco Group Member are in compliance in all respects with all Law and Orders applicable to the Company or any Listco Group Member.

Section 7 Litigation. As of the date hereof, except as would not reasonably be expected to result in a Material Adverse Effect, there is no Legal Proceeding pending or, to the Knowledge of the Warrantors or except as disclosed in the Listco SEC Reports, threatened against the Company, any of its Subsidiaries or any of the respective shares, security, equity interest, properties or assets of the Company or any of its Subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Effect or except as disclosed in the Listco SEC Reports, neither the Company nor any Listco Group Member nor any share, security, equity interest, property or assets of the Company or any Listco Group Member is subject to any outstanding Order of, settlement agreement or other similar written agreement with, or any investigation by any Governmental Authority that is pending or, to the Knowledge of the Warrantors, threatened against the Company or any Listco Group Member or any of their shares, securities, equity interests, properties or assets.

Section 8 Interested Party Transactions. To the Knowledge of the Warrantors and except as disclosed under the Listco SEC Reports, none of the directors or officers of the Company or any Listco Group Member, or Persons owning, directly or indirectly, an interest in the voting power of the Company or any Listco Group Member, that gives them significant influence over the Company or any Listco Group Member, or their respective Related Parties (collectively, the “Interested Parties”), has been since the Listco Balance Sheet Date, or is presently, a party to any transaction with the Company or any Listco Group Member which (i) would be required to be reported under Item 404 of Regulation S-K of the SEC (other than for services as officers or directors) or (ii) is otherwise material to a Listco Group Member or the Company (other than employment relationship or serving as a director or officer), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Interested Party other than for (a) payment of salary or fees for services rendered, (b) reimbursement for expenses incurred on behalf of a Listco Group Member or the Company and (c) other employee benefits, including share award agreements under any share incentive plan of any Listco Group Member.

Section 9 Solvency.

(a) Neither the Company nor any Listco Group Member has taken any steps to seek protection pursuant to any bankruptcy Law nor does any Warrantor have any Knowledge or reason to believe that any creditor of the Company or any Listco Group Member intends to initiate involuntary bankruptcy Legal Proceedings or any Knowledge of any fact which would reasonably lead a creditor to do so.

(b) Each of the Company and Listco, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at Completion, will not be, Insolvent.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Listco Group Member is in default in any respect with respect to any indebtedness for borrowed money.

Appendix 1

Definitions of Certain Terms used in Schedule 2

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including without limitation all rights in respect of Contracts, all Intellectual Property and Equipment.

“Contract” shall mean any written contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, permit, concession, franchise, right or other instrument.

“Equipment” means all the plant and machinery, tools and equipment, vehicles and office furniture, computer equipment and accessories and other tangible assets.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“GAAP” shall mean the accounting principles generally accepted in the United States of America.

“Insolvent” shall mean, with respect to any Person (i) the present fair saleable value of such Person’s consolidated assets is less than the amount required to pay such Person’s total consolidated indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts (on a consolidated basis) that would be beyond its ability to pay as such debts mature (on a consolidated basis) or (iv) such Person (on a consolidated basis) has unreasonably small capital with which to conduct the business as now conducted and is proposed to be conducted.

“Knowledge” of a Warrantor, with respect to any matter in question, shall mean the actual knowledge of such Warrantor (or, if the Warrantor is not a natural person, actual knowledge of any director of such Warrantor and its Subsidiaries) and the constructive knowledge as could have been obtained after due inquiry by any such individuals or the individuals who report directly to such individuals.

“Law” shall mean any and all applicable law, statute, constitution, principle of common law, ordinance, code, rule, regulation, directive, treaty provision, judgment, ruling, governmental guidelines, interpretations or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any lawsuit, litigation, claim, action, demand letter, hearing, investigation or other similarly legal proceeding brought by or pending before any Governmental Authority.

“Lien” shall mean any lien (including environmental and Tax liens), pledge, hypothecation, charge, mortgage, security interest, encumbrance, community property interest, violation, lease, license, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

i

“Listco Balance Sheet” shall mean any of the audited consolidated balance sheets of Listco for the Financial Years ending March 31, 2013 and 2014 and interim balance sheet of Listco for the nine month period ended December 31, 2015.

“Listco Balance Sheet Date” shall mean September 30, 2015.

“Material Adverse Effect” shall mean any change, effect, event, circumstance, condition or development (each a “Change”, and collectively, “Changes”), individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Listco or the Company and its Subsidiaries, taken as a whole; provided that no Change directly or indirectly resulting from, relating to or arising out of any of the following shall be deemed to be or constitute a “Material Adverse Effect”, or be taken into account when determining whether a Material Adverse Effect” has occurred or would reasonably be expected to occur:

(i) changes in general economic conditions in the United States, the PRC or any other country or region in the world in which Listco or the Company or any of its Subsidiaries operates or conducts business;

(ii) changes in general conditions in the securities markets, capital markets, credit markets or currency markets in the United States, the PRC or any other country or region in the world in which Listco, the Company or any of its Subsidiaries operates or conducts business, including changes in interest rates and changes in exchange rates for the currencies of the relevant countries;

(iii) changes in general conditions in the industries in which Listco, the Company and its Subsidiaries conduct business;

(iv) changes in general political conditions in the United States, the PRC or any other country or region in the world in which Listco the Company or any of its Subsidiaries operates or conducts business or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States, the PRC or any other country or region in the world in which Listco, the Company or any of its Subsidiaries operates or conducts business;

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters in the United States, the PRC or any other country or region in the world in which Listco, the Company or any of its Subsidiaries operates or conducts business;

(vi) changes in Law (or the interpretation or enforcement thereof) or changes in GAAP or other accounting standards (or, in each case, the interpretation thereof) applicable to or used by any Listco Group Member or the Company; or

(vii) any action taken by the Company or any of its Subsidiaries required by any Basic Document,

except to the extent such Changes directly or indirectly resulting from, arising out of, attributable to or related to the matters described in clauses (i) through (vi) above materially and disproportionately affect Listco Group Member and the Company, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which Listco, the Company and its Subsidiaries operate or conduct business (in which case, such Changes may be taken into account when determining whether a “Material Adverse Effect” has occurred, but only to the extent of such disproportionate effects (if any)).

“Order” shall mean any order, judgment, decision, decree, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, verdict or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Permitted Liens” shall mean any of the following: (i) Liens for Taxes or other governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of Listco and its Subsidiaries in accordance with GAAP as filed in the Listco SEC Reports prior to the date of this Agreement to the extent required; (ii) mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition or the property of the Company so encumbered and that are not resulting from a material breach, default or violation by the Company of any Contract or Law; (iii) Liens imposed by applicable Law (other than Tax Law) which are not currently violated in any material respect by the current use or occupancy of any real property or the operation of the business thereon; (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (v) easements, covenants and rights of way and other similar restrictions of record, and zoning, building and other similar codes or restrictions by any Governmental Authority of competent jurisdiction (to the extent that such codes or restrictions have not been violated in any material respect), in each case that do not adversely affect in any material respect the use of the applicable Owned Real Property or Leased Real Property; (vi) Liens securing indebtedness or liabilities the existence of which are disclosed in the notes to the consolidated financial statements of Listco included in Listco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015; (vii) Liens arising in connection with the VIE Agreement; (viii) agreements with respect to non-exclusive rights (including licenses, sublicenses, covenants not to sue, releases or immunities) in, under or to Intellectual Property in the ordinary course of business consistent with past practice and (ix) Liens created under the charges securing the obligations under the Facility Agreement.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Senior Manager” shall mean the Chief Executive Officer, the Chief Financial Officer, the Vice President of Operations, the Vice President of Administrations or other executives of the Listco who are equally or more senior.

“Tax” shall mean any and all PRC and non-PRC taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, stamp and property taxes, customs and other similar duties, and other obligations of the same or similar nature, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Law” shall mean any Law relating to Taxes.

“VIE Agreements” shall mean any Contract which (i) provides any Person with effective control over any entity in respect of which it does not, directly or indirectly, own a majority of the equity interests, (ii) provides any Person or any of its Subsidiaries the right or option to purchase the equity interests in any such entity, or (iii) transfers economic benefits from any such entity to any Subsidiary of a Person.

SCHEDULE 3

LENDER WARRANTIES

1.	Corporate Existence and Power. The Lender is a company duly incorporated and organized (as applicable) and validly existing in good standing (as applicable) under the laws of its place of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

2.	Corporate Authorization. The Lender has the full power and authority to enter into, execute and deliver this Agreement and the other Basic Documents to which it is a party and to perform the transactions contemplated hereby and thereby. The execution and delivery by the Lender of this Agreement and the other Basic Documents to which it is a party and the performance by the Lender of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action of the Lender. Assuming the due authorization, execution and delivery hereof by the other parties, this Agreement and each of the other Basic Documents to which it is a party constitutes the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

3.	Governmental Authorization. The execution and delivery by the Lender of this Agreement and the other Basic Documents to which it is a party and the performance by the Lender of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Authority.

4.	Non-contravention. The execution and delivery by the Lender of this Agreement and the other Basic Documents to which it is a party and the performance by the Lender of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of the Lender, (b) violate any applicable law, or (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Lender or to a loss of any benefit to which the Lender is entitled under any provision of any agreement or other instrument binding upon the Lender.

5.	Financing. The Lender has, or will have prior to the Completion, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the consideration for the Note and any other amounts to be paid by it hereunder. The funds used by the Lender to purchase the Note are legally obtained by the Lender.

6.	Purchase for Investment. The Lender is purchasing the Note for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Lender (either alone or together with its advisors)

has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note and is capable of bearing the economic risks of such investment.

7.	Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Lender threatened against or affecting, the Lender before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any other Basic Documents.

EXHIBIT A

FORM OF CONVERTIBLE EXCHANGEABLE NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

BEAMS POWER INVESTMENT LIMITED

CONVERTIBLE EXCHANGEABLE NOTE

No. [•]

US$60,000,000	March [•], 2016

FOR VALUE RECEIVED, the undersigned, BEAMS POWER INVESTMENT LIMITED, a company incorporated with limited liability and validly existing under the laws of the British Virgin Islands whose registered address is located at Akara Building, 24 De Castro St., Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Company”), hereby promises to pay, subject to the terms and conditions of this Convertible Exchangeable Note (this “Note”), to FNOF Sharing Economy Limited (together with any registered assignee, the “Holder”, and together with all other subsequent registered holders of the Note, the “Holders”), the principal amount of sixty million United States Dollars (US$60,000,000) (the “Principal Amount”).

This Note is issued pursuant to, and in accordance with, the Note Purchase Agreement, dated March 2, 2016 by and among the Company, the Controlling Shareholders and FNOF Sharing Economy Limited (as amended, supplemented or modified from time to time, the “Note Purchase Agreement”). The Holder is entitled to the benefits of this Note and the Note Purchase Agreement and, subject to the terms and conditions set forth herein and therein, may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.

Section 1

INTEREST

1.1	Interest. The Holder of this Note shall be entitled to interest that accrues at:

(a)	prior to the date of completion of a Going Private Transaction, the rate of ten percent (10.0%) per annum (the “Pre-Going Private Interest Rate”) on the outstanding principal amount of this Note, due and payable in cash by the Company in arrears on a quarterly basis from the Original Note Issuance Date (each quarterly payment date, an “Interest Payment Date”), to but excluding the date on which the entire principal amount of this Note has been redeemed, converted or exchanged in accordance with the terms hereof. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed; or

(b)	on and after the date of completion of a Going Private Transaction, zero percent (0%) (such 0%, together with the Pre-Going Private Transaction Rate, the “Interest Rate”).

The interest payable under this Section 1.1 is hereinafter referred to as “Interest”.

Section 2
redemption

2.1	Mandatory Redemption. On the third (3rd) anniversary of the Original Note Issuance Date (the “Maturity Date”), unless the entire principal amount of this Note has been redeemed, converted or exchanged in accordance with the terms hereof, including the exercise by the Holder of the right to convert or exchange, the Company shall redeem all of the remaining principal amount of this Note at a price equal to the remaining principal amount of this Note plus an amount that would yield an Internal Rate of Return of 18.0% on such principal amount (the “Redemption Price”). The Maturity Date may be extended upon mutual agreement between the Company and the Holder.

2.2	Optional Redemption. Upon the occurrence of an Event of Default, the Holder may elect to require the Company to redeem all or any portion of the outstanding principal amount of this Note at a price equal to the Redemption Price.

2.3	18-Month Redemption. If a Going Private Transaction has not been completed by the end of eighteen (18) months (i.e., by September [●], 2017) after the Original Note Issuance Date, the Holder shall have the right to require the Company to redeem all or any portion of the outstanding principal amount of this Note, and the Company shall have the right to redeem all of the outstanding principal amount of this Note, in each case at a price equal to the Redemption Price by delivering a written notice to the other Party within thirty (30) days after the end of such 18-month period pursuant to Section 2.4.

2.4	Redemption Notice. The Holder may exercise its redemption right under Sections 2.2 and 2.3 above by delivering a notice in writing (such notice to be in the form of Appendix A attached hereto, a “Holder Redemption Notice”) to the Company. The Company may exercise its redemption right under Sections 2.3 above by delivering a notice in writing (such notice to be in the form of Appendix B attached hereto, a “Company Redemption Notice”) to the Holder. The Company shall pay the Holder the applicable Redemption Price no later than twenty (20) Business Days (or such later date agreed to by the Holder and the Company) after delivery of a Holder Redemption Notice or Company Redemption Notice (as applicable).

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2.5	Default Interest. If any Interest or Redemption Price is not paid in full by the relevant due date under this Note, any unpaid amount shall accrue interest at the rate of 20.0% per annum commencing from (and including) such due date to (but excluding) the date such amount plus accrued interest thereon is paid in full.

Section 3
Conversion

3.1	Optional Conversion. (A) After the completion of a Going Private Transaction and on or prior to the Maturity Date, or (B) on the Maturity Date if a Going Private Transaction has not been completed, the Holder shall have the right (exercisable at any time on or prior to the Maturity Date, but in the case of an exercise under clause (B), effective only on the Maturity Date), but not the obligation, to convert all or any portion of the outstanding principal amount of this Note into such number of fully paid and non-assessable Ordinary Shares of the Company (rounded down to the nearest whole number) equal to the total number of Ordinary Shares of the Company then outstanding on a fully diluted basis multiplied by the product of: (x) the Total Percentage (clause (A)) (in the case of an exercise under clause (A) above) or the Total Percentage (clause (B)) (in the case of an exercise under clause (B) above), in each case, multiplied by (y) a percentage, the numerator of which is the principal amount of this Note being converted at such time and the denominator of which is the total outstanding principal amount of this Note issued under the Note Purchase Agreement on the Original Note Issuance Date; provided that any conversion under this Section 3.1 must be in a minimum principal amount of US$15,000,000 and an integral multiple of US$5,000,000 and such right shall be exercisable three (3) times only. Such right, once exercised, shall be irrevocable.

3.2	Conversion Procedures. Subject to Section 3.3, the conversion rights set forth in this Note shall be exercised by the surrender by the Holder on a Business Day of this Note at any time during usual business hours at the registered office of the Company at Akara Building, 24 De Castro St., Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (or such other office of the Company as the Company and the Holder may agree), accompanied by written notice (such notice to be in the form of Appendix C attached hereto, a “Conversion Notice”) specifying (a) that the Holder elects to convert the entire Note (or a portion thereof) and (b) the name or names (with address) in which a certificate or certificates for Ordinary Shares are to be issued. This Note shall be delivered to the Company (together with the Conversion Notice) for cancellation and shall be canceled by it. As soon as practicable after the delivery and effectiveness of the Conversion Notice, but in no event later than two (2) Business Days thereafter, the Company shall (i) take all actions and execute all documents necessary to effect the issuance of such Ordinary Shares (including giving all necessary instruction to the registered agent of the Company to effect such issuance and entry of the name(s) of the Holder and/or its nominees on the register of members of the Company as the registered holder(s) of the Ordinary Shares so converted) and (ii) deliver to the Holder a certificate or certificates representing the number of fully paid and non-

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assessable Ordinary Shares calculated in accordance with Section 3.1 above (and to the extent that only a portion of this Note is converted, a replacement Note reflecting the remaining outstanding principal amount of this Note). At the time of surrender of this Note, the Person in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion shall be deemed to be the holder of record of such Ordinary Shares on such date, notwithstanding that the register of members of the Company shall then be closed or that the certificates representing such Ordinary Shares shall not then be actually delivered to such Person.

3.3	Fractional Shares. No fractional Ordinary Shares shall be issued upon conversion of this Note. Any portion of the principal amount of this Note requested by the Holder to be converted into Ordinary Shares of the Company in accordance with Section 3.1 that would have resulted in a fractional share would not be utilized for conversion and shall be treated as the remaining outstanding principal amount of the Note.

3.4	Availability of Shares. The Company covenants that it will at all times reserve and maintain authority to issue, solely for the purpose of issue or delivery upon the conversion herein provided, the maximum number of Ordinary Shares issuable upon conversion of this Note. The Company covenants that all Ordinary Shares, when issued or delivered pursuant to Section 3.2 and in compliance with the provisions of the Articles, be duly and validly issued and fully paid, free and clear of all Encumbrances.

3.5	Reorganization, Reclassification. Subject to Section 5.2, in case of any merger, amalgamation, arrangement or consolidation of the Company or any capital reorganization, reclassification or other change of Company’s share capital (each, a “Transaction”), the Company shall execute and deliver to the Holders of this Note at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by a duly authorized officer of the Company, stating that the rights of the Holders under this Note shall continue to be recognized and not prejudiced by the Transaction and appropriate provision shall be made therefor in the agreement, if any, relating to such Transaction. The provisions of this Section 3.5 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

Section 4
EXCHANGE

4.1	Optional Exchange. If a Going Private Transaction has not been completed by the Maturity Date, the Holder of this Note shall have the right, but not the obligation, exercisable once on or prior to the Maturity Date but effective on the Maturity Date, to exchange the outstanding principal amount of this Note, in whole or in part, into such number of fully paid and non-assessable Synutra Shares (the “Exchange Shares”) as is equal to the quotient of (a) the outstanding principal amount of this Note (or such portion thereof), divided by (b) the then applicable Exchange Price. Such right, once exercised, shall be irrevocable.

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4.2	Exchange Price. The “Exchange Price” shall initially be US$5.91 minus the total amount of any cash dividends declared with respect to record dates prior to the date of completion of transfer of the applicable Exchange Shares to the Holder or its designee(s), subject to adjustment in accordance with this Section 4.

4.3	Exchange Procedures. The exchange rights set forth in Section 4.1 shall be exercised by the surrender by the Holder on a Business Day of this Note at any time during usual business hours at Akara Building, 24 De Castro St., Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (or such other office as the Company and the Holder may agree), accompanied by written notice (such notice to be in the form of Appendix D attached hereto, a “Exchange Notice”) specifying (i) that the Holder elects to exchange the entire Note or a specified portion thereof and (ii) the name or names (with address) in which the Synutra Shares are to be transferred, and the certificate or certificates for Synutra Shares are to be issued (if the Synutra Shares are to be issued in physical form). This Note shall be delivered to the Company together with the Exchange Notice for cancellation and shall be canceled by it. As soon as practicable after the delivery and effectiveness of the Exchange Notice, the Company shall, no later than three (3) Business Days thereafter, deliver a duly executed instrument of transfer (as seller) in respect of the relevant Exchange Shares to be delivered pursuant to the Exchange Notice to the Holder at such address as notified by the Holder to the Company in writing, and as soon as practicable after the receipt by the Company of the said instrument of transfer duly executed by the Holder as purchaser in respect of the Exchange Shares but in no event later than ten (10) Business Days thereafter (or such longer period as the Company and the Holder may agree), the Company shall take all actions and execute all documents necessary to effect the transfer and registration (if not previously registered) of such Exchange Shares (including giving all necessary instruction to the relevant share registry to effect such transfer and registration (if not previously registered)) to the Holder and deliver to the Holder certificate(s) representing the number of fully paid and non-assessable Exchange Shares calculated in accordance with Section 4.1.

To the extent that only a portion of this Note is exchanged, the Company shall deliver to the Holder a replacement Note reflecting the remaining portion of the principal amount of the Note along with the Exchange Shares. The Company shall, subject to all applicable laws and regulations, use commercially reasonable efforts to procure Synutra to obtain the approval of, and effect, the listing and registration with the NASDAQ Stock Market and the U.S. Securities and Exchange Commission the Synutra Shares into which this Note (or a portion hereof) may be exchanged so that such Synutra Shares will be freely transferrable on the relevant stock exchange, as soon as possible but in no event later than three (3) months (or such longer period as the Company and the Holder may agree) after such exchange.

4.4	Fractional Shares. No fractional Synutra Shares shall be transferred upon exchange of this Note. Any portion of the principal amount of this Note requested by the Holder to be exchanged into Synutra Shares in accordance

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with Section 4.1 that would have resulted in a fractional share would not be utilized for exchange and shall be treated as the remaining outstanding principal amount of the Note.

4.5	Availability of Shares. The Company covenants that it will maintain, solely for the purpose of transfer or delivery upon any exchange herein provided, the maximum number of Synutra Shares into which this Note is exchangeable. The Company represents and warrants that all Synutra Shares have been validly issued and fully paid and, after they are transferred and delivered to the Holder or its designee(s) pursuant to Section 4.3, the Holder or its designee(s), as applicable, shall have valid legal and beneficial ownership of such shares, free and clear of all encumbrances.

4.6	Anti-dilution Adjustments. The Exchange Price, and the number and type of securities to be received upon exchange of this Note, shall be subject to adjustment as follows:

(a)	Subdivision, Combination or Reclassification of Synutra Shares. In the event that Synutra shall at any time or from time to time (i) make a distribution of Synutra Shares (other than a scrip dividend out of current year’s profits, in connection with which the holders of Synutra Shares have the right to elect to receive cash or Synutra Shares) by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve fund), (ii) subdivide the outstanding Synutra Shares into a larger number of shares, (iii) combine the outstanding Synutra Shares into a smaller number of shares or (iv) issue any Synutra Share Equivalents in a reclassification of the Synutra Shares, then, and in each such case, the Exchange Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by Synutra) so that the Holder shall be entitled to receive the number of Synutra Shares or other securities of the Company that the Holder would have held or been entitled to receive upon or by reason of the relevant event described above had this Note been exchanged immediately prior to the occurrence of such event or (if earlier) the record date for shareholders of the Company entitled to participate in such distribution. An adjustment made pursuant to this Section 4.6 shall become effective retroactively (x) in the case of any such distribution, to a date immediately following the close of business on the record date for the determination of holders of Synutra Shares entitled to receive such distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(b)	Issuance of Synutra Shares or Synutra Share Equivalents below the Exchange Price. If Synutra shall, at any time or from time to time prior to an exchange of this Note (or any portion thereof), issue or sell any Synutra Shares or Synutra Share Equivalents, at a price per Synutra Share (the “New Issue Price”) that is less than the Exchange Price in effect as of the Issue Date (as defined below), treating the price per Synutra Share, in the case of the issuance of any Synutra

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Share Equivalent, as equal to (x) the sum of the price for such Synutra Share Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Synutra Share Equivalent divided by (y) the number of Synutra Shares initially underlying such Synutra Share Equivalent, then, and in each such case, the Exchange Price in effect immediately prior to such issuance shall be adjusted to equal the New Issue Price.

(c)	Mechanics for Adjustment for Issuance of Synutra Shares or Synutra Share Equivalents Below the Exchange Price.

(i)	The adjustments under Section 4.6(b) shall be made whenever such Synutra Shares or Synutra Share Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the shareholders of Synutra on a date immediately following the close of business on the record date for the determination of shareholders of Synutra entitled to receive such Synutra Shares or Synutra Share Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 4.6(c) shall be made upon the issuance of such Synutra Shares or Synutra Share Equivalents, and not upon the issuance of any securities into which the Synutra Share Equivalents are convertible or exchangeable or on which they may be exercised, and that no adjustment shall be made if the relevant issuance is terminated or fails to become unconditional.

(ii)	For the purposes of Section 4.6(b), in case at any time any Synutra Shares or Synutra Share Equivalents or any rights or options to purchase any Synutra Shares or Ordinary Share Equivalents shall be issued or sold (each, a “Future Subscription”) for cash, the consideration received therefor shall be deemed to be the amount received by Synutra therefor, net of any expenses reasonably incurred or any underwriting commissions reasonably paid by Synutra in connection therewith (collectively, “Expenses”). In case of a Future Subscription for a consideration other than cash, the amount of the consideration other than cash received by Synutra shall be deemed to be the fair market value of such consideration, net of Expenses reasonably incurred, as determined by the Board and the Majority Holders.

(d)	Other Changes. If Synutra at any time or from time to time, prior to the exchange of this Note, shall take any action affecting its Synutra Shares or share capital similar to or having an effect similar to any of the actions described in any of Section 4.6(a), Section 4.6(b) or Section 4.8 (but not including any action described in any such Section), then, and in each such case, the Exchange Price shall be

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adjusted in such manner as would be consistent with the intent of such Section.

(e)	Minor Adjustment. No adjustment of any Exchange Price will be made where such adjustment would result in less than 1% change in the Exchange Price then in effect; provided that, any adjustment that solely by reason of this Section 4.6(e) is not required to be made will be carried forward and taken into account (as if such adjustment had been made at the time when it would have been made but for the provision of this Section 4.6(e)) in determining any subsequent adjustment.

(f)	No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under Section 4.6(b) needs be made to the Exchange Price if the Holder notifies the Company that no such adjustment is required.

4.7	Certificate as to Adjustments. The Company shall, within a reasonable period (not to exceed ten (10) Business Days) following any event requiring an adjustment of the Exchange Price, deliver to the Holder a certificate, signed by a director of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exchange Price in effect following such adjustment.

4.8	Synutra Reorganization, Reclassification. In case of any merger, amalgamation, arrangement or consolidation of Synutra or any capital reorganization, reclassification or other change of outstanding Synutra Shares (each, a “Synutra Transaction”), the Company shall execute and deliver to the Holder, not later than the earlier of ten (10) Business Days prior to the completion of such Synutra Transaction and five (5) Business Days prior to the record date for shareholders of Synutra entitled to participate in such Synutra Transaction, a certificate, signed by a director of the Company, stating that the rights of the Holder under this Note shall continue to be recognized and not prejudiced by the Synutra Transaction and appropriate provision shall be made therefor in the agreement, if any, relating to such Synutra Transaction. Any certificate delivered pursuant to this Section 4.8 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4.6. The provisions of this Section 4.8 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

Section 5
Covenants

5.1	Covenants. The Company covenants to the Holder that, from the date hereof until (i) the entire principal amount of this Note and any other amounts payable in relation to this Note have been paid and received pursuant to Section 2 above, and/or (ii) all remaining outstanding principal amount of the Note and any other amounts payable in relation to this Note are converted pursuant to Section 3.1 or exchanged pursuant to Section 4.1 in full, the Company shall:

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(a)	punctually pay the principal and/or any interest payable on this Note, and any other amount due and payable under this Note in the manner specified in this Note;

(b)	give written notice to the Holder of any Event of Default (as defined below) promptly upon the occurrence thereof; and

(c)	execute and deliver, or cause to be executed and delivered, upon the request of the Majority Holders and at the Company’s expense, such additional documents, instruments and agreements as the Majority Holders may determine to be necessary to carry out the provisions of this Note and the Note Purchase Agreement and the transactions and actions contemplated hereunder and thereunder.

5.2	Other Corporate Actions. The Company shall not, without the affirmative consent or approval of the Majority Holders, take any actions with respect to any of the matters set forth below.

(a)	not issue, assume, incur, become subject to, guarantee, amend the terms of, or suffer to exist, any indebtedness, other than (i) the indebtedness or indemnity under the Basic Documents, and (ii) immediately prior to the termination of the Facility Agreement and the related finance documents, the indebtedness under the Facility Agreement and such finance documents and (iii) indebtedness incurred by the Company to finance a Going Private Transaction in a principal amount not exceeding US$150,000,000;

(b)	not suffer to exist, any Encumbrance on its assets, other than (i) such Encumbrance created under the Basic Documents, (ii) immediately prior to the termination of the Facility Agreement and the related finance documents, the Encumbrance under the Facility Agreement and such finance documents, (iii) any Encumbrance on its assets that may rank senior or pari passu to the Encumbrance created under the Basic Documents, under any indebtedness incurred by the Company to finance a Going Private Transaction in a principal amount not exceeding US$150,000,000, (iv) with respect to the Synutra Shares, (A) any tax lien which is being contested in good faith by appropriate proceedings and where adequate reserves with respect thereto are maintained on the books of the Company; and (B) any judgment lien, in each case in an amount which (when aggregated with all such tax liens and judgment liens that are outstanding) does not exceed US$100,000 and which, in each case is discharged within 30 days, (iv) any netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, (v) any tax lien which is being contested in good faith by appropriate proceedings and where adequate reserves with respect thereto are maintained on the books of the Company, (vi) any Encumbrance arising as a result of any disposal that is expressly permitted under this Note or (vii) any judgment lien in an amount which, when aggregated with all outstanding judgment liens, does not exceed US$100,000 at any time;

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(c)	except as reasonably incurred in connection with the Going Private Transaction, incur any capital expenditure, in one or a series of related transactions in excess of US$100,000 in the aggregate;

(d)	any investment in, or acquisition or disposal of, assets or business or entities, other than (i) the acquisition of Synutra Shares resulting from a distribution of Synutra Shares by Synutra generally to all shareholders of Synutra, (ii) any disposal made pursuant to the Basic Documents, (iii) any disposal of investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty for cash (or vice versa) or in exchange for similar short term investments, (iv) any disposal of any asset that arises as a direct result of any transaction permitted under Condition 5.2(a) and Condition 5.2(b), (v) any acquisition arising from a Going Private Transaction or (vi) any other investments, disposals or acquisitions, not in excess of US$10,000,000 individually or in the aggregate per year;

(e)	any issuance, recapitalization or repurchase or sale or transfer of equity securities of the Company, other than issuance of Ordinary Shares upon conversion of this Note;

(f)	other than a Going Private Transaction, any consolidation, reorganization, amalgamation or merger with or into any Person, or any other corporate reorganization or scheme of arrangement with similar effect;

(g)	any material amendment or restatement of the charter documents, except as permitted under the Securities Holders’ Agreement;

(h)	commencement or approval of or consent to liquidation, dissolution or winding up of the Company or filing of bankruptcy administration, preliminary administration or similar proceeding with respect to the Company;

(i)	any change in the business of the Group that results in the Group ceasing to produce, distribute and sell dairy based nutritional products as its principal business;

(j)	any change to the size or composition of the board of directors or any creation of committee under the board of directors, except as permitted under the Securities Holders’ Agreement;

(k)	other than a Going Private Transaction, entry into or amendment to any transaction with a Related Party other than the transactions contemplated under the Basic Documents;

(l)	any declaration and/or payment of dividends or other distributions; and

(m)	any agreement or commitment to do any of the foregoing.

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Section 6
EVENTS OF DEFAULT

6.1	Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)	the Company shall fail to pay any principal of or interest on this Note, or any other amount which is payable hereunder, when due in accordance with the terms hereof, unless the Company’s failure to pay is caused by administrative or technical error and payment is made within three (3) Business Days of its due date;

(b)	any Controlling Shareholder and/or the Company shall default in the observance or performance of any other covenant, condition or agreement contained in the Securities Holders’ Agreement or any other Basic Document; and such default having continued for thirty (30) days after being notified in writing of such default by the Majority Holders;

(c)	any other representation, warranty, certification or statement made by or on behalf of the Company or any Controlling Shareholder in the Note Purchase Agreement or any other Basic Document, or in any certificate or other document delivered pursuant thereto, shall have been incorrect, misleading or false in any material respect when made, which has had or could reasonably be expected to have a material adverse effect on the interest of the Holder in the Company; provided that no Event of Default under this Section 6.1(c) shall be deemed to have occurred if the misrepresentation is capable of remedy and is remedied within twenty (20) days after being notified in writing of such default by the Majority Holders;

(d)	any Group Member shall commence any case, proceeding or other action that would constitute a Liquidation Event and such Group Member, together with any other such Group Member, own assets that represent at least 5.0% of the total asset value of the Group as of the end of the immediately preceding Financial Year;

(e)	any Group Member shall default in making, or become unable to make, any payment of indebtedness (including any other note issued pursuant to the Note Purchase Agreement) on the scheduled or original due date thereof involving a liability in excess of US$10,000,000 and have commenced negotiation with one or more creditors so as to enter into any arrangement or to make any distribution to such creditors;

(f)	one or more judgments or decrees shall have been entered against any Controlling Shareholder or any Group Member involving a liability in excess of US$10,000,000 (to the extent not paid or fully covered by insurance), and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

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(g)	any obligation of the Controlling Shareholders or the Company under any of the Securities Holders’ Agreement, the Share Pledges or the Guarantee shall have become illegal, invalid, non-binding or unenforceable, or the Controlling Shareholders or the Company shall have taken any action to challenge the legality, validity and enforceability of any such obligation, which in each case would reasonably be expected to have a material adverse effect on the right or interest of the Holder in the Company; or

(h)	there is a Material Adverse Change since the Original Note Issuance Date.

6.2	Notice by the Company. Upon the occurrence of an Event of Default, the Company shall give all Holders of the Note then outstanding prompt notice of the occurrence of such Event of Default, except that if the Event of Default is a breach by the Company of Section 6.1(a) due to the failure of the Company to provide the requisite notice under this Section 6.2, no such notice by the Company is required.

6.3	Consequence of Event of Default. Upon the occurrence of an Event of Default, the Holder may, by notice in writing to the Company pursuant to Section 2.2, require the Company to redeem this Note in whole or in part.

Section 7
REGISTRATION, TRANSFER AND TERMINATION OF NOTE

7.1	Register. The Company shall keep a register in which the Company shall provide for any registration and transfer of this Note, in which the Company shall record the name and address of the Holder and the name and address of each subsequent Holder and prior owner of this Note. The Holder shall notify the Company of any change of name or address and promptly after receiving such notification the Company shall record such information in such register.

7.2	Transfer. This Note and all rights hereunder (or a portion thereof) may be transferred by the Holder (a) at any time to the Company, any Controlling Shareholder or any Affiliate of any Controlling Shareholder; (b) at any time to any Affiliate of the Holder or (c) to any person that is not an Affiliate of the Holder; provided that in the case of paragraph (c), prior to such transfer, the Holder shall have offered to transfer this Note and all such rights hereunder (or a portion thereof) to the Company or any Controlling Shareholder on the same terms and conditions as those offered to such person, and the Company or such Controlling Shareholder have declined, or failed to respond to, such offer in writing on or before five (5) Business Days after such offer has been made to the Company or such Controlling Shareholder. The Company shall complete any transfer of this Note within two (2) Business Days at the request of the Holder. A transfer of this Note may be effected by a surrender hereof to the Company and the issuance by the Company of a new Note or Notes in replacement thereof, which shall be registered by the Company in accordance with Section 7.1 hereof once an executed copy of the replacement note has been executed by the transferee.

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7.3	Termination of Rights. All rights under this Note shall terminate when (a) the entire principal amount of this Note and any other amounts payable in relation to this Note have been paid and received pursuant to Section 2 above; and/or (b) all remaining outstanding principal amount of the Note and any other amounts payable in relation to this Note are converted pursuant to Section 3.1 or exchanged pursuant to Section 4.1 in full; provided that nothing in this Section 7.3 shall be deemed to release any Party from any liability for any breach hereof prior to the effective date of such termination.

Section 8
Definitions

8.1	Definitions. Unless otherwise defined below, capitalized terms used in this Note shall have the same meaning ascribed to them in the Note Purchase Agreement or the Securities Holders’ Agreement, as applicable:

“Act” has the meaning set forth in Preamble.

“Articles” means, collectively, the Memorandum of Association and Articles of Association of the Company (as amended from time to time).

“Basic Documents” means this Note, the Note Purchase Agreement, the Securities Holders’ Agreement, the Share Pledges and the Guarantee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Beijing or HKSAR are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no.8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Company” has the meaning set forth in Preamble.

“Company Redemption Notice” has the meaning set forth in Section 2.4.

“Controlling Shareholders” means ZHANG Liang, a PRC citizen with PRC identity card number 110106196002130076 and MENG Xiuqing, a Hong Kong resident with Hong Kong identity card number R319134(5).

“Conversion Notice” has the meaning set forth in Section 3.2.

“Director” means a director of the Company (including any duly appointed alternate director).

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien (other than lien created by operation of law), hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement,

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easement or covenant granting a right of use or occupancy to any Person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer or refusal or transfer restriction in favor of any Person and (iv) any adverse claim as to title, possession or use.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Notice” has the meaning set forth in Section 4.3.

“Exchange Price” has the meaning set forth in Section 4.1.

“Exchange Shares” has the meaning set forth in Section 3.2.

“Expenses” has the meaning set forth in Section 4.6(c)(ii).

“Facility Agreement” means the US$55,000,000 facility agreement dated February 21, 2014 between, among others, the Company and Deutsche Bank AG, Hong Kong Branch (as such may be amended, supplemented or modified from time to time).

“Future Subscription” has the meaning set forth in Section 4.6(c)(ii).

“Going Private Transaction” means an acquisition by the Company of all of the outstanding Synutra Shares not owned by the Company.

“Group” means collectively the Company and all the Subsidiaries of the Company and “Group Member” means any of them.

“Guarantee” means the personal guarantee granted by the Controlling Shareholders in favor of the Holder in connection with the purchase of this Note.

“Holder Redemption Notice” has the meaning set forth in Section 2.4.

“Hong Kong” or “HKSAR” means the Hong Kong Special Administrative Region of the PRC.

“Holder” and “Holders” have the meaning set forth in Preamble.

“Interest” has the meaning set forth in Section 1.1.

“Interest Payment Date” has the meaning set forth in Section 1.1(a).

“Interest Rate” has the meaning set forth in Section 1.1(a).

“Internal Rate of Return” means, in respect of all or any portion of the principal amount of this Note, the annual rate based on a 365-day period used to discount each cash flow in respect of such principal amount of the Note (such cash flow to include the original purchase consideration paid for such principal amount of the Note as negative cash flow, and all interests, dividends and other distributions received on, and cash received from redemption of, such principal amount of the Note and the Ordinary Shares issued upon

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conversion thereof or the Synutra Shares transferred upon exchange thereof (as applicable)) to the Original Note Issuance Date such that the present value of the aggregate cash flow equals zero.  In connection with any payment required under this Note, the Internal Rate of Return will be calculated with reference to the period from the Original Note Issuance Date to the date on which such payment is due under this Note.

“Issue Date” has the meaning set forth in Section 4.6(c)(i).

“Liquidation Event” has the meaning ascribed to it in the Securities Holders’ Agreement.

“Majority Holders” at any time means Holders holding more than 50% of the outstanding principal amount of the Note at such time held by all the Holders.

“Material Adverse Change” means, as applicable, (a) a material adverse change in the assets, properties, business, prospects, conditions (financial or otherwise), liabilities or results of operation of the Group; or (b) any event or development that prevents or materially delays, or would reasonably be expected to prevent or materially delay, the performance by the Company of any of its obligations under this Note.

“Maturity Date” has the meaning set forth in Section 2.1.

“New Issue Price” has the meaning set forth in Section 4.6(b).

“Note” has the meaning set forth in Preamble.

“Note Purchase Agreement” has the meaning set forth in Preamble.

“Ordinary Shares” means the ordinary shares, par value US$1.00 per share, in the capital of the Company.

“Original Note Issuance Date” means March [•], 2016, the original date of issuance of the Note.

“PRC” means the People’s Republic of China.

“Principal Amount” has the meaning set forth in Preamble.

“Redemption Price” has the meaning set forth in Section 2.1.

“Securities Holders’ Agreement” means the Securities Holders’ Agreement dated March [●], 2016 entered into among, the Company, the Controlling Shareholders and FNOF Sharing Economy Limited in relation to the Company (as amended from time to time).

“Share Pledge” means each of (i) the share pledge granted by Ms. MENG Xiuqing in substantially the form attached to the Note Purchase Agreement in respect of the Ordinary Shares of the Company, and (ii) the share pledge granted by the Company in substantially the form attached to the Note

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Purchase Agreement in respect of certain Synutra Shares, in each case in favor of the Holder and dated on or before the Original Note Issuance Date.

“Synutra” means Synutra International, Inc., a Delaware corporation currently listed on the NASDAQ Global Select Stock Market.

“Synutra Shares” means any share of common stock in the capital of Synutra.

“Synutra Share Equivalent” means any security or obligation which is by its terms convertible into or exchangeable or exercisable for Synutra Shares or other share capital of Synutra, including the Note and any option, warrant or other subscription or purchase right with respect to the Synutra Shares or such other share capital.

“Synutra Transaction” has the meaning set forth in Section 4.8.

“Total Percentage (clause (A))” means, with respect to any exercise of the conversion right under Section 3.1(A),

A / B (expressed as a percentage), where:

A = US$60,000,000; and

B = US$60,000,000, plus the product of the price per Synutra Share that was paid in the Going Private Transaction, multiplied by 36,000,000, the number of Synutra Shares owned by the Company as of the date hereof.

“Total Percentage (clause (B))” means, with respect to any exercise of the conversion right under Section 3.1(B) (subject to such further adjustments as may be agreed between the Company and the Holder),

A / B (expressed as a percentage), where:

A = US$60,000,000; and

B = US$60,000,000, plus the product of US$5.91 (or the final price per Synutra Share set forth in a definitive agreement for a Going Private Transaction between the Company and Synutra, as approved by the special committee of the board of directors of Synutra formed in connection with the Going Private Transaction), multiplied by 36,000,000, the number of Synutra Shares owned by the Company as of the date hereof.

“Transaction” has the meaning set forth in Section 3.5.

8.2	Headings. Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

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Section 9
GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; Waiver of Jury Trial

9.1	Governing Law. THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

9.2	Submission to Jurisdiction; Waiver of Venue. THE PARTIES AGREE AND CONSENT THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL COURT OF THE DISTRICT OF DELAWARE OR THE DELAWARE COURT OF CHANCERY. EACH PARTY IRREVOCABLY (I) WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.2; (II) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS AS NOTIFIED BY IT TO THE OTHER PARTIES OR TO THE PROCESS AGENT IN ACCORDANCE WITH SECTION 9.3; (III) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (II) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

9.3	Service of Process. The Company irrevocably appoints Synutra as its agent for service of process in relation to any proceedings before the federal court of the district of Delaware or the Delaware Court of Chancery in connection with this Note, and covenants to appoint a third party agent for service of process in Delaware if during the six (6) year period herefrom Synutra ceases to exist as a Delaware corporation. The Holder irrevocably appoints Corporation Service Company as its agent for service of process in relation to any such proceedings. Notwithstanding anything herein to the contrary, if for any reason, an agent for services of process ceases to act as an agent for such purposes, the Party appointing such agent shall promptly appoint another Person to act as its agent for services of process in connection with this Note. Each party hereto consents to the service of process relating to any such proceedings by a notice given in writing and delivered to its address as it may have notified the other parties from time to time. Nothing in this Note will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

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9.4	Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND THE HOLDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10
Miscellaneous

10.1	Notices. Any notice or communication provided for by this Note shall be in writing and shall be delivered in accordance with Section 14 in the Note Purchase Agreement.

10.2	Payment. All payments required to be paid by the Company under this Note to the Holder shall be paid by wire transfer in United States Dollars in immediately available funds to a bank account notified by the Holder to the Company.

10.3	Waiver. The Company waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Company agrees that no omission or delay by the Holder in exercising any right under this Note shall operate as a waiver, and the single or partial exercise of any such right or rights shall not preclude any other further exercise of such right or rights.

10.4	Amendment. This Note may not be amended or modified except by a written agreement executed by the Company and the Majority Holders, and, if such amendment or modification negatively impacts the rights and privileges of a Holder in a manner different from all other Holders of the Note, such affected Holder.

10.5	Language. This Note is drawn up in the English language. If this Note is translated into any language other than English, the English language text shall prevail.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer or director thereunto duly authorized, on the date first above written.

BEAMS POWER INVESTMENT LIMITED

By:
Name:
Title:

AGREED AND ACCEPTED:

FNOF SHARING ECONOMY LIMITED

By:
Name:
Title:

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APPENDIX A

FORM OF HOLDER REDEMPTION NOTICE

[date]

To: Beams Power Investments Limited

Akara Building, 24 De Castro St., Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Re: Holder Redemption Notice in relation to the Convertible Exchangeable Note No. [•] of the Company (the “Note”), dated as of ___________, 2016 with an aggregate outstanding principal amount of US$60,000,000.

Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Note.

Dear Sirs:

We, the Holder of the Note, hereby deliver this Holder Redemption Notice pursuant to Sections [2.2/2.3] and 2.4 of the Note and hereby notify the Company of the exercise of the redemption right set forth in Section [2.2/2.3] of the Note to redeem [all of the outstanding principal amount of the Note] [such principal amount of the Note equal to US$ [                ]] [together with accrued and unpaid interest thereon] at a redemption price calculated pursuant to Section [2.2/2.3] (the “Redemption Price”).

Aggregate outstanding Principal Amount to be redeemed: US$ [           ]

Aggregate accrued but unpaid Interest with respect to the Principal Amount to be redeemed: US$ [           ]

Total Redemption Price: US$ [           ]

Please kindly transfer to us the Redemption Price in accordance with the provisions of Section 2.4 of the Note.

Very truly yours,

[Names of the Holder]

By: _____________________________

Name: __________________________

Title: __________________________

APPENDIX B

FORM OF COMPANY REDEMPTION NOTICE

[date]

To:	FNOF Sharing Economy Limited

PO Box 957 Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands

cc.:	Forebright Capital Management Limited

Suite 3720, Jardine House, 1 Connaught Place, Central, Hong Kong

Attention: Kiril Ip
Fax: 852 2520 5125

Email:Kiril.Ip@forebrightcapital.com

Re: Company Redemption Notice in relation to the Convertible Exchangeable Note No. [•] of the Company (the “Note”), dated as of ___________, 2016 with an aggregate outstanding principal amount of US$60,000,000.

Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Note.

Dear Sirs:

We, the issuer of the Note, hereby deliver this Company Redemption Notice pursuant to Sections 2.3 and 2.4 of the Note and hereby notify the Holder of the exercise of the redemption right set forth in Sections 2.3 of the Note to redeem [all of the outstanding principal amount of the Note] [such principal amount of the Note equal to US$ [           ]] [together with accrued and unpaid interest thereon] at a redemption price calculated pursuant to Section 2.3 (the “Redemption Price”).

Aggregate outstanding Principal Amount to be redeemed: US$ [           ]

Aggregate accrued but unpaid Interest with respect to the Principal Amount to be redeemed: US$ [           ]

Total Redemption Price: US$ [           ]

We will transfer to you the Redemption Price in accordance with the provisions of Section 2.4 of the Note.

Very truly yours,

BEAMS POWER INVESTMENT LIMITED

By: _____________________________

Name: __________________________

Title: __________________________

APPENDIX C

FORM OF CONVERSION NOTICE

[date]

To:	Beams Power Investments Limited

Akara Building, 24 De Castro St., Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Re: Conversion Notice in relation to the Convertible Exchangeable Note No. [•] of the Company (the “Note”), dated as of ___________, 2016 with an aggregate outstanding principal amount of US$60,000,000.

Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Note.

Dear Sirs:

We, holder of Note, hereby deliver this Conversion Notice pursuant to Section 3.2 of the Note and hereby notify the Company of the exercise of the conversion right set forth in Section 3.1 of the Note to convert [all of the outstanding principal amount of the Note] [such principal amount of the Note equal to US$ [          ]] pursuant to Section 3.1 of the Note.

Principal Amount to be converted: US$ [          ]

Total Ordinary Shares to be issued upon conversion: [          ]

Please kindly issue to us such number of Ordinary Shares issuable upon conversion of the Note in accordance with this Conversion Notice and with the provisions of Section 3.2 of the Note to the following entity(ies):

(1)	Name: [ ]

Address: [          ]

Number of Ordinary Shares to be issued: [          ]

(2)	[Repeat as necessary]

Very truly yours,

[Names of the Holder]

By: _____________________________

Name: __________________________

Title: __________________________

APPENDIX D

FORM OF EXCHANGE NOTICE

[date]

To: Beams Power Investments Limited (the “Company”)

Re: Exchange Notice in relation to the Convertible Exchangeable Note of No. [•] of the Company (the “Note”), dated as of ___________, 2016 with an aggregate outstanding Principal Amount of US$60,000,000.

Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Note.

Dear Sirs:

We, holder of Note, hereby deliver this Exchange Notice pursuant to Section 4.3 of the Note and hereby notify the Company of the exercise of the exchange right set forth in Section 4.1 of the Note to exchange [all of the outstanding Principal Amount of the Note] [a portion of the Principal Amount of the Note equal to US$[               ]] at the applicable Exchange Price.

Aggregate outstanding Principal Amount: US$[          ]

Aggregate outstanding Principal Amount to be exchanged: US$[          ]

Exchange Price: US$[               ] per Exchange Share.

Please kindly transfer to us such number of Exchange Shares transferrable by you upon exchange of the Note in accordance with this Exchange Notice and with the provisions of Section 4 of the Note to the following entity(ies):

(1)	Name: [ ]

Address: [          ]

Number of Exchange Shares to be issued: [          ]

(2)	[Repeat as necessary]

Very truly yours,

[_____]

By: _____________________________

Name:

Title:

EXHIBIT B

Dated March [•], 2016

______________________________

MR. LIANG ZHANG

and

MS. XIUQING MENG

as Guarantors

in favour of

FNOF SHARING ECONOMY LIMITED

as Lender

______________________________

GUARANTEE

______________________________

Contents

Clause		Page

INTERPRETATION		4

1	Definitions and interpretation	4

GUARANTEE		6

2	Guarantee and indemnity	6

3	Guarantee protections	7

REPRESENTATIONS AND WARRANTIES		9

4	Representations and warranties	9

MISCELLANEOUS		10

5	Set-off	10

6	Expenses, liability and indemnity	10

7	Payments	11

8	Remedies	11

9	Parties	11

10	Notices	11

11	Law and jurisdiction	12

Schedule 1 The Guarantors		14

Schedule 2 Initial administrative details of the parties		15

SIGNATORIES		16

Deed dated March [●], 2016

PARTIES

(1)	Guarantors	:	the individuals described in Schedule 1

(2)	Lender	:	FNOF Sharing Economy Limited

SUMMARY

Guarantors	the individuals described in Schedule 1

Lender	FNOF Sharing Economy Limited

Guaranteed	all liabilities of the Obligors under the Transaction Documents obligations

Law	Hong Kong law

IT IS AGREED as follows:

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INTERPRETATION

1	Dfinitions and interpretation Definitions

1.1	In this Deed:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Beijing or Hong Kong are required or authorised by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“BVI Deed of Share Charge” means the deed of share charge dated the same date hereof executed by the Guarantors in favour of the Lender, as it may from time to time be amended, restated, novated or replaced.

“Company” means Beams Power Investment Limited, a limited liability company incorporated and existing under the laws of the British Virgin Islands whose registered address is at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

“Guarantee” means, in relation to a Guarantor, the Obligations of that Guarantor under clause 2.1 (Guarantee and indemnity).

“Guarantor” means a person described in Schedule 1 (The Guarantors).

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Interest Rate” means the interest rate specified in Section 1.1 of the Note.

“Lender” means FNOF Sharing Economy Limited, a limited liability company organized and existing under the laws of the British Virgin Islands or its registered assignees.

“Listco Share Pledge” means the share pledge agreement dated the same date hereof executed by the Company in favour of the Lender, as it may from time to time be amended, restated, novated or replaced.

“Note” means the convertible and exchangeable note issued by the Company to the Lender on March [•] , 2016 pursuant to the Note Purchase Agreement, as such may from time to time be amended, restated, novated or replaced.

“Note Purchase Agreement” means the convertible exchangeable note purchase agreement dated March 2, 2016 between the Obligors and the Lender, as it may from time to time be amended, restated, novated or replaced.

“Obligations”, in relation to a person, means all obligations or liabilities of any kind of that person from time to time, whether they are:

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(a)	to pay money or to perform (or not to perform) any other act;

(b)	express or implied;

(c)	present, future or contingent;

(d)	joint or several;

(e)	incurred as a principal or surety or in any other manner; or

(f)	originally owing to the person claiming performance or acquired by that person from someone else.

“Obligors” means, collectively, the Company and the Guarantors, and each, an Obligor.

“Officer”, in relation to a person, means any officer, employee or agent of that person.

“Repeating Warranty” means each warranty contained in Sections 1 and 7 of the Collective Warranties referred to in Section 5.1 (Collective Warranties) of the Note Purchase Agreement and paragraphs (d), (f), (g), (h), (i), (j), (k) and (l) of Clause 4.1 hereof.

“Right” means any right, privilege, power or immunity, or any interest or remedy, of any kind, whether it is personal or proprietary.

“Securities Holders’ Agreement” means the securities holders’ agreement dated [•], 2016 among the Obligors and the Lender, as it may from time to time be amended, restated, novated or replaced.

“Transaction Documents” means:

(a)	the Note Purchase Agreement;

(b)	the Note;

(c)	the Securities Holders’ Agreement

(d)	the BVI Deed of Share Charge;

(e)	the Listco Share Pledge; and

(f)	this Deed.

“Warranties” means, with respect to each Guarantor, the representations and warranties given by him/her under Section 5.1 (Collective Warranties) of the Note Purchase Agreement.

Interpretation

1.2	In this Deed:

(a)	the table of contents, the summary and the headings are inserted for convenience only and do not affect the interpretation of this Deed;

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(b)	references to clauses and schedules are to clauses of, and schedules to, this Deed;

(c)	references to any Transaction Document or any other document are to that document as from time to time amended, restated, novated or replaced, however fundamentally;

(d)	references to a person include an individual, firm, company, corporation, unincorporated body of persons and any government entity;

(e)	references to a person include its successors in title, permitted assignees and permitted transferees;

(f)	words importing the plural include the singular and vice versa; and

(g)	references to any enactment include that enactment as amended or re-enacted.

1.3	The Obligations of the Guarantors under this Deed are joint and several.

1.4	This Deed may be executed in counterparts.

GUARANTEE

2	Guarantee and indemnity

2.1	Each Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender the punctual payment, due observation, performance and discharge of all Obligations from time to time incurred by each Obligor under or in connection with the Transaction Documents;

(b)	undertakes with the Lender that, whenever any Obligor does not pay, observe, perform, or discharge any of those Obligations when they become due for payment, observation, performance or discharge, such Guarantor will within five (5) Business Days of demand do so himself/herself, as if he/she were the principal obligor; and

(c)	agrees with the Lender that such Guarantor will, within five (5) Business Days of demand, indemnify the Lender against any cost, loss or liability suffered by the Lender if any of those Obligations is or becomes unenforceable, invalid or illegal for any reason (whether or not any Obligor or the Lender was aware of it); and the amount of the cost, loss or liability will be equal to the amount which the Lender would otherwise have been entitled to recover.

2.2	Each Guarantee is given with the benefit of clause 3 (Guarantee Protections) and the other provisions of this Deed.

2.3	If a Guarantor fails to make a payment as required under this Deed, such Guarantor will pay interest on each amount demanded of him/her under his/her Guarantee from the date of demand until payment (after as well as before judgment) at the applicable Interest Rate at such time in accordance with Section 1 of the Note (without double counting).

2.4	Without prejudice to the generality of the provisions of clause 2.1 to clause 2.3, each Guarantor unconditionally and irrevocably guarantees and undertakes to procure, at his/her

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own costs and expenses, the due and punctual performance by each of the Obligors of all its/his Obligations pursuant to or in connection with the Transaction Documents.

3	Guarantee protections Continuing guarantee

3.1	Each Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Obligor, and full performance by each Obligor of all of its other Obligations, in each case under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

Reinstatement

3.2	If any payment or performance by any Obligor or any discharge given by the Lender (whether in respect of the Obligations of such Obligor or any security for those Obligations or otherwise), in each case under the Transaction Documents, is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Guarantor under this Deed shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Lender shall be entitled to recover the value or amount of that security or payment from each Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

Waiver of defences

3.3	The Obligations of each Guarantor under his/her Guarantee will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of his/her Obligations under his/her Guarantee (without limitation and whether or not known to him/her or to the Lender), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Transaction Document or any other document or security;

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(f)	any unenforceability, illegality or invalidity of any Obligation of any person under any Transaction Document or any other document or security;

(g)	any bankruptcy, insolvency or similar proceedings; or

(h)	the death, insanity or any mental or other incapacity of any Guarantor.

Immediate recourse

3.4	Each Guarantor waives any right he/she may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under his/her Guarantee. This waiver applies irrespective of any law or any provision of a Transaction Document to the contrary.

Appropriations

3.5	Until all amounts which may be or become payable by any Obligor, and all other Obligations which may be performed by any Obligor, in each case under the Transaction Documents have been irrevocably and unconditionally discharged in full, the Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other money, security or Rights held or received by it (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in the manner and order it thinks fit (whether against those amounts or otherwise) and no Guarantor will be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any money received from any Guarantor or on account of any Guarantor’s liability under his/her Guarantee.

Deferral of Guarantors’ rights

3.6	Until all amounts which may be or become payable by any Obligor, and all other Obligations which may be performed by any Obligor, in each case under the Transaction Documents have been irrevocably and unconditionally discharged in full and unless the Lender otherwise directs, no Guarantor will exercise any Rights (including rights of set-off) which he/she may have by reason of performance by him/her of his/her Obligations under the Transaction Documents:

(a)	to be indemnified or reimbursed by any Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s Obligations under the Transaction Documents; or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Transaction Documents or of any other guarantee or security taken under, or in connection with, the Transaction Documents by the Lender.

Additional security

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3.7	Each Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

REPRESENTATIONS AND WARRANTIES

4	Representations and warranties

4.1	Each Guarantor hereby represents and warrants to the Lender as follows:

(a)	such Guarantor hereby repeats to the Lender his/her Warranties as if they were set forth under this Deed;

(b)	such Guarantor has approved the form and substance of all the Transaction Documents;

(c)	it is not required by any existing law to make any deduction or withholding from any payment which it may make under this Deed, except for such deduction or withholding that is required under PRC laws;

(d)	such Guarantor has power to enter into this Deed, to exercise his/her rights and to perform the Obligations expressed to be assumed by him/her herein;

(e)	all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) (a) to enable him/her lawfully to enter into, exercise his/her rights and perform and comply with his/her Obligations under this Deed and (b) subject to any general principles of law limiting his/her Obligations which are specifically referred to in any legal opinion delivered under the Transaction Documents, to make this Deed admissible in evidence in the courts of Hong Kong have been taken, fulfilled and done, except for any registration, filing or approval referred to in Section 5.7 of the Note Purchase Agreement, or as expressly contemplated under the relevant Transaction Document;

(f)	his/her entry into, exercise of his/her rights and/or performance of or compliance with his/her Obligations under this Deed do not and will not violate, or exceed any law to which he/she is subject;

(g)	his/her Obligations under this Deed are valid, binding and enforceable in accordance with their respective terms, subject to any general principles of law limiting his/her Obligations which are specifically referred to in any legal opinion delivered under the Transaction Documents;

(h)	his/her entry into, exercise of his/her rights and/or performance of or compliance with his/her Obligations under this Deed do not and will not (a) violate any agreement to which he/she is a party or which is binding on him/her or his/her assets, or (b) result in the creation or oblige it to create any security over those assets;

(i)	no Event of Default (as defined under the Note) or potential Event of Default has occurred or will occur as a result of his/her entry into this Deed, and he/she is not in breach of or default under any agreement to an extent or in a manner which has or could have a material adverse effect on him/her;

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(j)	he/she is not in breach of or default under any agreement to which he/she is a party or by which he/she or his/her assets may be bound or any law or regulation and as at the date of this Deed, no condition, event or act exists or has occurred which, with the lapse of time or the giving of notice or both or the fulfillment of any other condition would constitute such a default or breach;

(k)	no action or proceeding in or before any court or authority has been commenced or (to the best knowledge and belief of such Guarantor) is threatened against him/her or any of his/her assets which might have a material adverse effect on him/her or his/her ability to perform his/her Obligations under this Deed; and

(l)	he/she has not taken any action nor have any steps been taken or legal proceedings been started or (to the best of his/her knowledge and belief) is threatened for his/her bankruptcy or insolvency.

4.2	Each Guarantor further represents and warrants to the Lender that until the date of satisfaction of all of his/her Obligations hereunder or the date that this Deed has been terminated by the Lender, each Repeating Warranty will be correct and complied with in all respects as if repeated on each day with reference to the then existing circumstances.

MISCELLANEOUS

5	Set-off

5.1	After an Event of Default that is continuing has occurred, the Lender may set off any matured Obligation due from a Guarantor (to the extent beneficially owned by the Lender) against any matured Obligation owed by the Lender to the Guarantor, regardless of the place of payment, booking branch or currency of either Obligation.

5.2	If the Obligations are in different currencies, the Lender may convert either Obligation at a market rate of exchange in its usual course of trading for the purpose of the set-off.

6	Expenses, liability and indemnity

6.1	Each Guarantor will, on demand, pay all legal and other costs and expenses incurred by the Lender in connection with the Guarantees. This includes any costs and expenses relating to the enforcement of the Guarantees.

6.2	Neither the Lender nor any Officer of the Lender will be in any way liable or responsible to the Guarantors for any loss or liability of any kind arising from any act or omission by it of any kind in relation to the Guarantees, except to the extent caused by its own negligence or wilful misconduct.

6.3	Each Guarantor will, on demand, indemnify the Lender and each Officer of the Lender in respect of all costs, expenses, losses or liabilities of any kind which it incurs or suffers in connection with:

(a)	a claim of any kind made against it which would not have arisen if Guarantees had not been given and which was not caused by the Lender and/or its Officer’s negligence or wilful misconduct; or

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(b)	any breach by that Guarantor of the Transaction Documents to which he or she is a party.

7	Payments

7.1	All payments by a Guarantor under this Deed will be made in full, without any set-off or other deduction; provided that if any tax or other sum must be deducted from any amount payable by a Guarantor under this Deed, the Guarantor concerned will not be obligated to pay such additional amounts as are necessary to ensure that the recipient receives a net amount equal to the full amount it would have received before such deductions.

7.2	If a Guarantor fails to make a payment to a person under this Deed, he/she will pay interest to that person on the amount concerned at the applicable Interest Rate as determined under the Note (without double counting) from the date he/she should have made the payment until the date of payment (after, as well as before, judgment).

7.3	No payment by a Guarantor (whether under a court order or otherwise) will discharge the Obligation of that Guarantor unless and until the Lender has received payment in full in the currency in which the Obligation is denominated. If, on conversion into that currency, the amount of the payment falls short of the amount of the Obligation concerned, the Lender will have a separate cause of action against such Guarantor for the shortfall.

7.4	Any certification or determination by the Lender of an amount payable by a Guarantor under this Deed is, in the absence of manifest error, conclusive evidence of that amount.

8	Remedies

8.1	The Rights created by this Deed are in addition to any other Rights of the Lender against the Guarantors under any other documentation, the general law or otherwise. They will not merge with or limit those other Rights, and are not limited by them.

8.2	No failure by the Lender to exercise any Right under this Deed will operate as a waiver of that Right. Nor will a single or partial exercise of a Right by the Lender preclude its further exercise.

8.3	If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

9	Parties

9.1	Each Guarantor which executes this Deed will be bound by it even if other intended Guarantors do not do so or are not effectively bound by it.

10	Notices

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10.1	Any notice or other communication to a party to this Deed must be in writing. It must be addressed for the attention of such person, and sent to such address or fax number as that party may from time to time notify to the other parties.

10.2	It will be deemed to have been received by the relevant party on receipt at that address or fax number.

10.3	The initial administrative details of the parties are contained in Schedule 2 (Initial administrative details of the parties) but a party may amend its own details at any time by notice to the other parties.

11	Law and jurisdiction

11.1	This Deed is governed by Hong Kong law.

11.2	Arbitration.

(a)	Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement (including the existence, interpretation, performance, breach, termination or validity thereof) shall be referred to and finally resolved through arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Arbitration Rules in force at the time of when the notice of arbitration (the “Arbitration Notice”) is submitted in accordance with these Rules. A dispute may be submitted to arbitration upon the request of any Party with written notice to the other Parties.

(b)	The seat of arbitration shall be Hong Kong and the arbitration shall be conducted in Hong Kong.

(c)	There shall be three (3) arbitrators. The claimants to the dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator, within thirty (30) days after the delivery of the Arbitration Notice by the claimants to the other Parties. Both arbitrators shall agree on the third arbitrator within thirty (30) days of their appointment. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the HKIAC. The arbitration shall be conducted in the English.

(d)	Each Party shall cooperate with the other Parties in making full disclosure of and providing complete access to all information and documents requested by such other Parties in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(e)	When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(f)	The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

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(g)	By agreeing to arbitration, the Parties shall not be precluded from seeking injunctive relief and/ or interim or provisional remedies from a court of competent jurisdiction in aid of arbitration, or pending the establishment of the arbitral tribunal or the arbitral tribunal’s determination of the dispute.

(h)	This arbitration agreement shall be governed by the laws of Hong Kong.

This Deed has been executed as a deed, and it has been delivered on the date stated at the beginning of this Deed.

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Schedule 1

The Guarantors

	Name	ID number
1	Liang ZHANG	PRC identity card number 110106196002130076
2	Xiuqing MENG	Hong Kong identity card number R319134(5)

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Schedule 2

Initial administrative details of the parties

Party	Address	Email	Attention
Liang ZHANG	Dongluyuan 103, Tongzhou District, Beijing, PRC	sherrymeng728@163.com	Liang ZHANG
Xiuqing MENG	Dongluyuan 103, Tongzhou District, Beijing, PRC	sherrymeng728@163.com	Xiuqing MENG
Lender	FNOF Sharing Economy Limited PO Box 957 Offshore Incorporation Centre, Road Town, Tortola, BVI	kiril.ip@forebrightcapital.com	Kiril Ip

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SIGNATORIES

The Guarantors

SIGNED, SEALED and DELIVERED
by Liang ZHANG

SIGNED, SEALED and DELIVERED
by Xiuqing MENG:

The COMMON SEAL of
Director
FNOF Sharing Economy Limited

Was affixed in the presence of:
[Director/Secretary]

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EXHIBIT C

DEED OF SHARE CHARGE

by

XIUQING MENG

in favour of

FNOF SHARING ECONOMY LIMITED

________________________________

Dated _____________ 2016

________________________________

SCHEDULE A	FORM OF SHARE TRANSFER

SCHEDULE B	FORM OF LETTER OF RESIGNATION

SCHEDULE C	FORM OF WRITTEN RESOLUTION

SCHEDULE D	FORM OF LETTER OF AUTHORITY

SCHEDULE E	FORM OF UNDERTAKING

SCHEDULE F	FORM OF LETTER TO REGISTERED AGENT

SCHEDULE G	FORM OF CONSENT

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THE DEED OF SHARE CHARGE (this “Deed”) is made on _____________ 2016

BY:

(1)	MENG Xiuqing, a Hong Kong resident with Hong Kong identity card number R319134(5) (the “Chargor”); and

(2)	BEAMS POWER INVESTMENT LIMITED, a business company incorporated under the laws of the British Virgin Islands with registered number 635643 and with its registered office at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, the British Virgin Islands (the “Company”).

IN FAVOUR OF:

(3)	FNOF Sharing Economy Limited, a limited liability company organised and existing under the laws of the British Virgin Islands with its registered office at PO Box 957 Offshore Incorporations Centre, Road Town, Tortola, BVI (including the successor and permitted assign of its rights and obligations hereunder, the “Secured Party”).

RECITALS:

(A)	Ms. Meng Xiuqing owns 100% of the issued ordinary share capital of the Company.

(B)	By a Note Purchase Agreement dated 2 March 2016 (the “NPA”) entered into by, among others, (i) the Company as the issuer, (ii) the Secured Party as the purchaser, and (iii) the Chargor, the Secured Party has agreed to purchase a convertible exchangeable note to be issued by the Company (the “Note”) on and subject to the terms therein stated. The rights and obligations of the Secured Party as a holder of the Note issued by the Company shall be regulated by a Securities Holders’ Agreement entered into by, among others, the Company, the Secured Party and the Chargor as of [•] March 2016 (the “Securities Holders’ Agreement”).

(C)	It is a condition to the purchase of the Note by the Secured Party under the NPA that the Chargor and the Company shall enter into this Deed with the Secured Party.

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of the terms hereof, it is agreed as follows:

SECTION 1

DEFINITIONS

1.1	In this Deed, unless the context otherwise requires, the following words and expressions have the following meanings:

“Act” means the Conveyancing and Law of Property Act 1961 (Chapter 220 of Revised Laws of the Virgin Islands, 1991) of the laws of the British Virgin Islands.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Beijing or HKSAR are required or authorised by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Charge” means the charge of the Charged Shares granted by the Chargor in favour of the Secured Party pursuant to Section 2.

“Charged Property” means the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable in kind or in cash after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares.

“Charged Shares” means all of the Ordinary Shares issued by the Company owned by the Chargor or held by any nominee on her behalf.

“Companies Act” means the BVI Business Companies Act (No 16 of 2004) of the laws of the British Virgin Islands, as amended.

“Deed of Guarantee” means the deed of guarantee dated [•] March 2016 executed by the Chargor in favour of the Secured Party, as it may from time to time be amended, restated, novated or replaced.

“Delaware Share Pledge” the Share Pledge Agreement dated [•] March 2016 executed by the Company in favour of the Secured Party, as it may from time to time be amended, restated, novated or replaced.

“Equity Securities” means, with respect to any Person, such Person’s shares, capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such shares, capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“HKSAR ” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Insolvency Act” means the Insolvency Act (No 5 of 2004) of the laws of the British Virgin Islands, as amended.

“Lien” means any lien, charge, mortgage, deed of trust, security interest, claim, lease, license, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

“Obligors” means the Chargor and the Company.

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“Ordinary Shares” means ordinary shares of the Company, par value US$1.00 per share.

“Person” means any natural person, firm, company, government authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“PRC” means the People’s Republic of China.

“Registered Agent” means the registered agent of the Company under section 91 of the Companies Act.

“Secured Obligations” means all present and future obligations and liabilities of the Obligors to the Secured Party under the relevant Transaction Documents.

“Transaction Documents” means the NPA, the Note, the Securities Holders’ Agreement, the Deed of Guarantee, the Delaware Share Pledge and this Deed.

1.2	The following terms are also defined in this Deed as follows:

Term	Where defined
“Chargor”	Preamble
“Claim Notice”	Section 2.5(a)
“Claimed Shares”	Section 2.5(a)
“Company”	Preamble
“Deed”	Preamble
“Dispute”	Section 10.2
“Note”	Recitals
“Notices”	Section 8.1
“NPA”	Recitals
“Resigning Directors”	Section 2.3(c)
“Secured Party”	Preamble
“Securities Holders’ Agreement”	Recitals

1.3	(a) Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(b)	Headings are included for convenience only and shall not affect the construction of any provision of this Deed.

(c)	“Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(d)	References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, securities exchange or other self regulating body, including any common or customary law, constitution, code,

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ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(e)	References to this Deed include the Schedule, which forms an integral part hereof. A reference to any Section or Schedule is, unless otherwise specified, to such Section of, or Schedule to, this Deed. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Deed as a whole and not to any particular Section hereof or Schedule hereto. A reference to any document (including this Deed) is to that document as amended, consolidated, supplemented, renovated or replaced from time to time.

(f)	Unless the context otherwise requires, a time of day is a reference to Beijing/Hong Kong time. If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(g)	This Deed is drawn up in the English language. If this Deed is translated into any language other than English, the English language text shall prevail.

(h)	The Act shall not apply to this Deed to the extent that it is inconsistent with the provisions of this Deed.

SECTION 2

SHARE CHARGE

2.1	The Chargor and the Company each hereby covenants with the Secured Party to pay on demand and to fully comply with, as principal and not merely as surety, all of the Secured Obligations.

2.2	The Chargor hereby charges by way of first fixed equitable charge all of the Charged Property, including all benefits, present and future, actual and contingent accruing in respect of the Charged Property, to the Secured Party as security for the full and punctual performance of the Secured Obligations by the Obligors.

2.3	The Chargor represents and warrants that she is the legal and beneficial owner of all the Charged Property. Simultaneously with the execution of this Deed, the Chargor shall deliver or procure the delivery of the following documents to the Secured Party:

(a)	all share certificates representing or evidencing the Charged Shares (if any) and a certified copy of the original register of members of the Company showing Ms. Meng Xiuqing as the registered owner of the Charged Shares;

(b)	duly completed but undated executed instruments of transfer in the form of Schedule A hereto or in such other form and substance reasonable satisfactory to the Secured Party, which shall take effect only upon demand by the Secured Party pursuant to Section 2.5;

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(c)	signed undated letters of resignation from each director of the Company (the “Resigning Directors”) in the form of Schedule B hereto, which shall take effect only upon delivery by the Secured Party pursuant to Section 2.5;

(d)	signed undated written resolutions of all the directors of the Company in the form of Schedule C approving the resignation of each Resigning Director of the Company, appointing such Persons as the Secured Party may nominate as directors and approving the share transfers of the Charged Shares upon enforcement of this Deed, which shall take effect only upon delivery by the Secured Party pursuant to Section 2.5;

(e)	signed letters of authority to complete, date and put into effect the letters of resignation and board resolutions respectively referred to in paragraphs (c) and (d) above in the form of Schedule D signed by all the directors of the Company;

(f)	signed undertaking in respect of the transfer of the Charged Shares executed by the Company in favour of the Secured Party in the form set out in Schedule E;

(g)	an executed irrevocable letter of instruction from the Company to its Registered Agent in the form set out in Schedule F, which executed letter shall be delivered by, or on behalf of, the Company to the Registered Agent immediately after execution of this Charge; and

(h)	signed consent from each of the Chargor and the Company in the form set out in Schedule G consenting to the Secured Party exercising any power to vote the Charged Shares which may arise under this Deed to change the Registered Agent of the Company to another Registered Agent of its choosing in accordance with the terms of such consent.

2.4	The Chargor and the Company each covenants and undertakes to the Secured Party that:

(a)	upon execution of this Deed, the Company shall enter the following annotations on the register of members of the Company:

“[Description of Charged Shares] issued as fully paid up and registered in the name of Meng Xiuqing are charged in favour of FNOF Sharing Economy Limited pursuant to a deed of share charge dated [•] 2016, as amended from time to time;”

(b)	the Company shall maintain a single original share register at its registered office in the British Virgin Islands during the period when this Deed is in force and, to the extent that such original share register is not currently maintained at its registered office in the British Virgin Islands, the Company shall pass such resolutions as the Secured Party may reasonably require to change the location of its original share register;

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(c)	the Company shall promptly register any transfer of title to the Charged Shares pursuant to any enforcement by the Secured Party of its rights under this Deed;

(d)	upon execution of this Deed, the Chargor shall procure the delivery to the Secured Party a certified copy from the Company's Registered Agent of the register of members of the Company containing the annotation referred to in (a) above, and shall file such register of members at the registered office of the Company in the British Virgin Islands; and

(e)	except as required in connection with the Transaction Documents, the Company shall not file a copy of its share register with the Registry of Corporate Affairs whilst this Deed remains in force and shall instruct its Registered Agent to file a notice with the Registry of Corporate Affairs discontinuing filing of the share register.

2.5	(a)	After an Event of Default (as defined in the Note) that has occurred and is continuing, the Secured Party may deliver to the Chargor a written claim notice signed by its authorised representative (the “Claim Notice”) specifying in reasonable details the applicable Event of Default, including the number of Charged Shares against which the Charge shall be enforced, which shall be determined by the Secured Party at its sole discretion (the “Claimed Shares”). Any Charged Shares not being Claimed Shares shall remain subject to the Charge pursuant to the terms hereof.

(b)	The Charge shall become enforceable with respect to the Claimed Shares upon demand in writing to the Chargor by the Secured Party after a Claim Notice is issued.

(c)	The power of sale and other powers conferred by Section 38 of the Act, as amended by this Deed, will be immediately exercisable at any time after the Charge has become enforceable.

(d)	Section 40 of the Act (restricting the power of sale) and section 35 of the Act (restricting the right of consolidation) do not apply to this Deed.

(e)	Thereafter, the Secured Party may at its discretion take such action and/or institute such proceedings pursuant to Section 2.6 as it may think fit to enforce the Charge, subject to the provisions above in this Section 2.5.

2.6	(a)	At any time after the Charge becomes enforceable in accordance with Section 2.5, upon five (5) days written notice to the Chargor, the Secured Party shall have the right either in its own name or in the name of the Chargor or any nominee of the Chargor and in such manner and upon such terms and conditions as the Secured Party thinks fit:

(i)	to exercise the voting rights attached to the Claimed Shares;

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(ii)	subject to Section 2.5(a), to dispose of or realise the Claimed Shares, to any Person for such consideration (whether comprising cash or other property, obligations or other consideration of any nature) with reference to the then prevailing market condition; provided that the Secured Party shall use commercially reasonable best efforts to realise the fair market value of the Charged Shares in arm’s length transactions;

(iii)	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating to the Charge;

(iv)	to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charge;

(v)	to redeem any security (whether or not having priority of the Charge) over the Claimed Shares;

(vi)	to appoint any qualified person (meaning a person eligible to be appointed as a receiver in respect of the Chargor under the Insolvency Act) to be a receiver of all or any part of the Charged Property; any restriction imposed by law on the right of a mortgagee to appoint a receiver (including under section 46 of the Act) does not apply to this Deed; and

(vii)	to do all such other acts and things it may consider necessary or expedient for the enforcement of the Charge with respect to the Claimed Shares.

Each of the rights specified in the subparagraphs of this Section 2.6(a) shall (except as otherwise provided) be distinct and shall not be in any way limited by reference to any other subparagraph or by the order in which they appear.

(b)	In the exercise of its powers under Section 2.6(a), the Secured Party and any receiver appointed by the Secured Party shall be the agent of the Chargor for all purposes and shall be deemed to be in the same position as a receiver duly appointed by a mortgagee under the Act and, subject to the law of any applicable jurisdiction, the Chargor alone shall be responsible for those contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred absent gross negligence or willful misconduct by the Secured Party in the exercise of such powers.

(c)	The Secured Party may whenever it thinks fit delegate by power of attorney or otherwise to any Person or Persons (whether being a joint trustee hereof or not), all or any of the trusts, powers, authorities and discretions vested in the Secured Party by this Deed or in connection with the Charge and such delegation may be made upon such regulations as the Secured Party may think fit and the Secured Party shall not be bound to supervise the proceedings or be responsible for any loss incurred by reason of any misconduct or default on

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the part of any such delegate or sub-delegate provided that the Secured Party shall have exercised reasonable care in the selection of such delegate and such delegate agrees to be bound by the terms hereof.

(d)	All proceeds derived by any disposition or realisation of the Claimed Shares pursuant to the terms hereof shall be applied in the following order of priority:

(i)	first, in or towards payment of any unpaid fees, costs and expenses of any receiver, or attorney or agent appointed in connection with the enforcement of the Charge;

(ii)	secondly, in or towards payment of any other sum due but unpaid under the Transaction Documents to the Secured Party; and

(iii)	thirdly, any surplus shall be paid to the Chargor.

(e)	In the case of any disposition or realisation of the Claimed Shares pursuant to the terms hereof, the Secured Party shall (i) provide notice to the Chargor no less than 10 days (or such longer period agreed by the Chargor and the Secured Party) prior to the time of the proposed disposition or realisation, specifying the time, place, manner and other material terms of such disposition or realisation, and (ii) account to the Chargor for any surplus with reasonable details and specificity, and pay such surplus to the Chargor, with reasonable promptness after such disposition or realisation.

2.7	(a)	Any receiver appointed by the Secured Party shall have all powers conferred upon a receiver by the Act, the Companies Act, the common law and the provisions of this Deed and, in relation to an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act.

(b)	The Secured Party may by notice in writing remove any receiver appointed by it.

(c)	The Secured Party may fix the remuneration of any receiver appointed by it and the maximum rate specified in section 46 of the Act will not apply.

2.8	Until the Charge becomes enforceable in accordance with Section 2.5, the Chargor shall be entitled to exercise or direct the exercise of the voting rights attached to any of the Charged Shares in such manner as the Chargor see fit except in any manner which is inconsistent with or which prejudices or is likely to prejudice the interests of the Secured Party under this Deed.

2.9	After the Charge has become enforceable in accordance with Section 2.5, the Secured Party shall be entitled to exercise or direct the exercise of the voting rights attached to any of the Claimed Shares in such manner as it sees fit, and the Chargor shall after such time comply or procure the compliance with any directions of the Secured Party in respect of the exercise of those voting rights. With respect to the Charged Shares in excess of the Claimed Shares, the Chargor shall continue to

8

exercise all rights and enjoy all benefits attached to such Charged Shares, including the right to vote such Charged Shares (subject to the restrictions set forth in Section2.8).

2.10	Except as otherwise provided in this Section 2, the Chargor, prior to the Charge becoming enforceable, and the Secured Party, after the Charge becoming enforceable, shall be entitled to and shall exercise or direct the exercise of all other rights from time to time attaching to or connected with any of the Charged Shares, provided that the Chargor shall not exercise or direct the exercise of such rights in any manner which is inconsistent with or would otherwise prejudice or affect the interests of the Secured Party under this Deed in any material respect.

SECTION 3

FURTHER UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

3.1	As of the date hereof, the Chargor represents and warrants to the Secured Party as follows:

(a)	The Chargor has the full legal right, power and authority required to enter into this Deed and to perform fully her obligations hereunder. This Deed has been duly executed and delivered by the Chargor and constitutes the valid and binding obligation of the Chargor enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

(b)	The execution, delivery and performance of this Deed by the Chargor does not and will not violate the provisions of (i) any applicable laws or regulations, (ii) any relevant governmental approval or authorisation or (iii) any agreement or other instrument binding on the Chargor or her assets, except in the case of (iii) as would not materially prejudice such Chargor’s ability to perform under the Transaction Documents. All consents, licenses, approvals and authorisations required in connection with the execution, delivery and performance of this Deed have been obtained and are in full force and effect.

(c)	No litigation, administrative, governmental or arbitral proceeding affecting the Chargor or the Company which would reasonably be expected to materially and adversely affect the financial condition of the Chargor or the enforceability of the Charge, is presently pending, nor, to the knowledge of the Chargor, is there any such litigation, administrative, governmental or arbitral proceeding presently threatened against the Chargor, the Company or any of their assets.

(d)	She has not taken any action and no other steps have been taken or legal proceedings been started or are (to the best of her knowledge and belief) threatened against her for her bankruptcy, or against relevant parties for the winding-up (whether voluntary or by the courts of its jurisdiction of

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incorporation), liquidation, dissolution, strike off, administration, reorganisation (by way of voluntary arrangement, creditors’ arrangement, scheme of arrangement or otherwise), composition, compromise, assignment or arrangement with any creditor or for the appointment of a liquidator, provisional liquidator, receiver, administrator, administrative receiver or other similar officer of any or all of her assets or revenues.

(e)	The Chargor is and will, at all times during the subsistence of the security hereby constituted, be the lawful and beneficial owner of all the Charged Property free from any Lien (other than the Lien created under this Deed).

(f)	Except in accordance with the provisions of this Deed giving rise to the Secured Obligations or the Securities Holders’ Agreement, the Charged Shares are freely transferable and the Chargor has not sold or granted any rights of pre-emption over or agreed to sell or grant any right of pre-emption over or otherwise disposed of or agreed to dispose of, the benefit or all or any of her rights, titles and interest in and to the Charged Shares or any part thereof.

(g)	The Charged Shares have been fully paid or credited as fully paid, and no calls have been, or can be, made in respect of the Charged Shares.

(h)	The Company is not entitled to exercise any rights of lien or forfeiture against the Charged Shares.

(i)	Subject to applicable law, the directors of the Company are not entitled to refuse to register the Charged Shares in the name of the Secured Party or its nominee.

(j)	The Chargor has not received any notice of any adverse claim by any Person in respect of the ownership of the Charged Shares or any interest in them, nor has any acknowledgement been given to any Person in respect of the Charged Shares.

3.2	As of the date hereof, the Company represents and warrants to the Secured Party as follows:

(a)	The Chargor is the lawful and beneficial owner of all the Charged Property free from any Lien (other than the Lien created under this Deed).

(b)	Except in accordance with the provisions of this Deed giving rise to the Secured Obligations or the Securities Holders’ Agreement, the Charged Shares are freely transferable and the Chargor has not sold or granted any rights of pre-emption over or agreed to sell or grant any right of pre-emption over or otherwise disposed of or agreed to dispose of, the benefit or all or any of their rights, titles and interest in and to the Charged Shares or any part thereof.

(c)	The Charged Shares have been fully paid or credited as fully paid, and no calls have been, or can be, made in respect of the Charged Shares.

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(d)	The Company is not entitled to exercise any rights of lien or forfeiture against the Charged Shares.

(e)	Subject to applicable law, the directors of the Company are not entitled to refuse to register the Charged Shares in the name of the Secured Party or its nominee.

(f)	The Company has not received any notice of any adverse claim by any Person in respect of the ownership of the Charged Shares or any interest in them, nor has any acknowledgement been given to any Person in respect of the Charged Shares.

3.3	Except with the consent in writing of the Secured Party, the Chargor shall not (a) create, effect or permit to subsist any Lien on, over or with respect to the Charged Property except for the Charge or (b) dispose of, attempt to dispose of or otherwise deal in any way with any of the Charged Property except in such manner as may be permitted under this Deed.

3.4	The Chargor shall promptly pay all calls, installments or other payments which from time to time become due in respect of any of the Charged Shares, and the Secured Party will not in any circumstances incur any liability in respect of them.

3.5	The Chargor shall promptly notify the Secured Party of:

(a)	her acquisition of, or agreement to acquire, any shares in the Company; and

(b)	the declaration, payment, allotment, offer or issue of any dividend by the Company.

3.6	The Chargor shall not convene a meeting of the Company with a view to passing a resolution that the Company be wound up or execute any written resolution to such effect.

3.7	The Chargor shall take all steps as are necessary to preserve the value and transferability of the Charged Property.

3.8	The Chargor shall promptly provide to the Secured Party:

(a)	such information about the Charged Property;

(b)	such information about the extent to which she has complied with her obligations under this Deed; and

(c)	copies of such documents which create, evidence or relate to her Charged Property,

as the Secured Party may from time to time reasonably request.

3.9	The Chargor undertakes to and agrees with the Secured Party that, in the event the Secured Party acquires legal and beneficial ownership of the Charged Shares to

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which it becomes entitled in accordance with this Deed, the Chargor shall have no claim of any kind against the Secured Party in respect of the exercise by the Secured Party of its security rights under the terms of this Deed, except for any claims arising under any provisions of this Deed.

3.10	The Chargor further undertakes to the Secured Party that, prior to the release of the Charged Shares in accordance with Section 6.3, she will, unless the Secured Party otherwise agrees in writing, immediately upon the appointment of any new director who is nominated by the Chargor to the Company, deliver or cause to be delivered to the Secured Party (a) a signed undated letter of resignation executed by such director and (b) the counterpart signature of such director to the resolution referred to in Section 2.3(d) above.

3.11	The Company:

(a)	irrevocably waives:

(i)	any first and paramount lien; and

(ii)	any rights of forfeiture,

which it may have, now or in the future, under its constitutional documents, in relation to the Charged Property;

(b)	irrevocably consents to the transfer of the Charged Shares pursuant to the enforcement by the Secured Party of any of its rights under this Deed; and

(c)	undertakes that whilst this Deed remains in force it shall not:

(i)	register the transfer of any Charged Share to any other person;

(ii)	amend its memorandum of association or articles of association; or

(iii)	change its Registered Agent,

without the prior written consent of the Secured Party.

3.12	The Chargor and the Company each agree and undertake that they will not take or allow the taking of any action on their behalf which may result in the rights attaching to any of the Charged Shares being altered, or any further Equity Securities of the Company being issued, other than Ordinary Shares issuable to the Secured Party upon conversion of the Note in accordance with the terms of the Note.

SECTION 4

POWER OF ATTORNEY

4.1	The Chargor hereby by way of security for her obligations hereunder irrevocably appoints the Secured Party and any duly authorised officer or agent of the Secured Party as her attorney, on the Chargor’s behalf and in her name or otherwise, upon

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the security created pursuant to this Deed becoming enforceable, at such time and such manner as the attorney may think fit:

(a)	to do anything which the Chargor is obliged to do under this Deed and which the Chargor fails to do;

(b)	where required in accordance with this Deed, to vote at meetings of the shareholders of the Company in respect of any Charged Shares registered in the name of the Chargor;

(c)	where required in accordance with this Deed, to sign written resolutions of the Company in respect of any Charged Shares;

(d)	where required in accordance with this Deed, to complete and date any instrument of transfer in respect of any Charged Shares executed by the Chargor and, where so required, to procure the registration of the transferee as the holder of such Charged Shares; and

(e)	generally in the name and on her behalf to exercise all or any of the rights conferred on the Secured Party in relation to the Charged Shares under this Deed.

4.2	The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of the power of attorney in Section 4.1.

SECTION 5

EXPENSES, STAMP DUTY AND INTEREST

5.1	The Company shall on demand of the Secured Party pay to the Secured Party (on a full indemnity basis) all reasonable costs, charges, losses, liabilities and expenses expended, paid, incurred or debited in account by the Secured Party or its agent (whether before or after the Charge becomes enforceable), including any stamp, documentary, registration or similar tax thereon and professional fees, in connection with this Deed, any breach of the covenants or undertakings herein by the Chargor or the exercise of any rights exercisable under it or the recovery of any of the Secured Obligations by the Secured Party or its agent including, without limitation, any remuneration and other sums at any time payable to any agent and all reasonable costs, charges, losses liabilities and expenses connected with the protection, realisation, enforcement or release of any provision of this Deed or the Charge; provided that the Company shall not have any liability for any actions arising out of any breach by the Secured Party of terms of this Deed or any willful misconduct or gross negligence of the Secured Party.

5.2	The Chargor shall pay promptly any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance or enforcement of this Deed or in order to render it admissible in evidence and shall indemnify the Secured Party against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

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SECTION 6

DISCHARGE OF SECURITY

6.1	Subject to this Section 6, the Charge shall remain in full force and effect by way of continuing security and shall not be affected in any way by other matter or thing whatsoever.

6.2	Without prejudice to the generality of sub-clause (a) of this Section 6.2, except as otherwise provided in this Deed, neither the Charge nor the amounts thereby secured shall be affected in any way by:

(a)	any other security, guarantee or indemnity now or hereafter held by the Secured Party or any other Person in respect of the Secured Obligations or any other liabilities;

(b)	the release of any security, guarantee or indemnity (including, except to the extent of the relevant release, the Charge);

(c)	any amendment to any security, guarantee or indemnity (including, except to the extent of the relevant amendment, the Charge);

(d)	the enforcement or absence of enforcement of any security, guarantee or indemnity (including the Charge);

(e)	any time, indulgence, waiver or consent given to the Chargor or any other Person whether by the Secured Party, the Chargor or any other Person;

(f)	the making or absence of any demand for payment of any liabilities made on the Chargor, or any other Person whether by the Secured Party, or any other Person;

(g)	the winding-up or the commencement of the winding-up of any Person;

(h)	the illegality, invalidity or unenforceability of, or any defect in, any provision of any documents relating to the Charged Shares or any security, guarantees or indemnities (including the Charge) or any of the rights or obligations of any of the parties under or in connection with any such document or any security, guarantee or indemnity (including the Charge), whether on the grounds of ultra vires, not being in the interests of the relevant Person or not having been duly authorised, executed or delivered by any Person or for any other reason whatsoever; or

(i)	any agreement, security, guarantee, indemnity, payment or other transaction which is capable of being avoided under or affected by any law relating to bankruptcy, insolvency or winding-up or any release, settlement or discharge given or made by the Secured Party on the faith of any such agreement, security, guarantees, indemnities, payment or other transaction, and any such releases, settlement or discharge shall be deemed to be limited accordingly.

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6.3	(a)	Only upon the due payment or satisfaction in full of the Secured Obligations of the Obligors or with the consent of the Secured Party, the Secured Party will at the request and expense of the Chargor take such necessary action as the Chargor may request to release the Charged Shares from the Charge and (subject to Section 6.3(b) below) return the documents referred to in Section 2.3 (if any) of this Deed to the Chargor. All documents which are necessary in connection with the release of the Charged Shares or the transfer of the Charged Shares back to the Chargor shall be in such form as the Secured Party shall reasonably require. In the event that some of the Charged Shares have been enforced pursuant to Section 2.5, upon such release, the Secured Party shall return to the Chargor all the remaining Charged Shares and/or the remaining portion of cash or securities received by it from the disposal of the Charged Shares in connection with such enforcement.

(b)	For those Shares forming part of the Charged Shares which have been transferred and registered under the name of the Secured Party or its nominee, or otherwise released, the Secured Party shall only be obliged to return the share certificates then representing the Ordinary Shares that remain charged in favour of the Secured Party (but not the original share certificates originally delivered by the Chargor to the Secured Party) and blank transfer forms thereof duly executed in favour of the Chargor.

(c)	No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, winding up and no release, settlement, discharge or arrangement given or made by the Secured Party on the faith of any such assurance, security, guarantee or payment, shall prejudice or affect the rights of the Secured Party to enforce the Charge to the full extent pursuant to Section 2. The Chargor agrees that in such circumstances the Charge shall be deemed to have remained in full force and effect notwithstanding any such assurance, security, guarantee, payment, release, settlement, discharge or arrangement. Without prejudice to the foregoing, the Secured Party shall be entitled to retain this Deed and shall not be obliged to release the Charged Shares from the Charge until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the Secured Obligations shall have been discharged in full. If at any time within such period:

(i)	a petition shall be presented to a competent court for an order for the winding up of any party which has given the relevant assurance, security, guarantee or payment; or

(ii)	any relevant party shall pass a resolution for or with a view to its winding up,

the Secured Party may continue to retain this Deed and not to release the Charged Shares from the Charge for and during such further period as the Secured Party in its absolute discretion shall determine.

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SECTION 7

RIGHTS, AMENDMENTS, WAIVERS AND CONSENTS

7.1	The rights conferred by this Deed shall be in addition to and not in substitution for the rights conferred on mortgagees or receivers by law, which shall apply to the Charge except in so far (if at all) as they are expressly excluded. Each receiver and the Secured Party is entitled to all of the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that section 40 of the Act does not apply.

7.2	Except as otherwise provided in this Deed, all rights of the Secured Party hereunder may be exercised at any time and from time to time at the absolute discretion of the Secured Party. No failure on the part of the Secured Party to exercise, and no delay on its part in exercising, any right under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

7.3	So long as the Charge continues in force:

(a)	Any rights of the Chargor, by reason of the performance of any of her obligations under this Deed, the enforcement of any of the Charged Shares or any action taken pursuant to any rights conferred by or in connection with this Deed, to be indemnified by any Person, to prove in respect of any liability in the winding up of any person or to take the benefit of or enforce any security, guarantees or indemnities, shall be exercised and enforced only in such manner and on such terms, as the Secured Party may reasonably require; and

(b)	Any amount received or recovered by the Chargor (i) as a result of any exercise of any such rights or (ii) in the winding up of any Person shall be held in trust for and immediately paid to the Secured Party.

SECTION 8

NOTICES

8.1	Notices Addresses and Method of Delivery. Each notice, demand or other communication given or made under this Deed shall be in writing in both English and Chinese and delivered or sent to the relevant Party at its/her/his address or fax number or email address set out below (or such other address, fax number or email address as the addressee has by five days’ prior written notice specified to the other Parties). Any notice, demand or other communication given or made by letter between countries shall be delivered by air mail. Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third day following posting, and if sent by post to another country, on the seventh day following posting; and (c) if given or made by fax or email, upon dispatch and the receipt of a transmission report confirming dispatch.

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8.2	Addresses and Fax Numbers. The initial address, facsimile and email for each Party for the purposes of this Agreement are:

if to the Chargor:	Dongluyuan 103, Tongzhou District, Beijing, PRC
Attention: Ms. Meng Xiuqing
Email: sherrymeng728@163.com

if to the Company:	Dongluyuan 103, Tongzhou District, Beijing, PRC
Attention: Ms. Meng Xiuqing
Email: sherrymeng728@163.com

if to Secured Party:	FNOF Sharing Economy Limited
PO Box 957 Offshore Incorporations Centre, Road Town, Tortola, BVI
Attention: Kiril Ip
Facsimile No.: 852 2520 5125
Email: Kiril.Ip@forebrightcapital.com

SECTION 9

MISCELLANEOUS

9.1	This Deed may not be amended, modified or supplemented except by a written instrument executed by each of the parties.

9.2	No waiver of any provision of this Deed shall be effective unless set forth in a written instrument signed by the party waiving such provision. No failure or delay by a party in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a party of any breach by any other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

9.3	This Deed constitutes the whole agreement between the parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

9.4	Each and every obligation under this Deed shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming invalid, illegal or unenforceable in whole or in part. To the extent that any provision or provisions of this Deed are unenforceable the Chargor and the Secured Party shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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9.5	Termination of this Deed for any cause shall not release the Chargor from any liability which at the time of termination had already accrued to him/her or which thereafter may accrue in respect of any act or omission prior to such termination.

9.6	The Chargor shall cooperate with the Secured Party and shall at any time and from time to time, upon the reasonable request of the Secured Party, take such further action and execute, acknowledge, and deliver all such instruments as may be reasonably necessary to carry out the provisions, purposes, and intent of this Deed.

9.7	This Deed shall be binding upon and inure to the benefit of the Chargor, the Secured Party and its respective successors and assigns, except that the Chargor shall not have the right to assign her rights or delegate her duties hereunder without the prior written consent of the Secured Party; provided, however, that the Secured Party may assign its rights hereunder to its transferees of the Note or shares of the Company or Synutra issued upon conversion or exchange of the Note and the Secured Party may assign its rights hereunder to an Affiliate (as defined in the NPA) of the Secured Party without the consent of the Chargor. The rights and benefits of the Secured Party under this Deed shall accrue to all future holders of the Charged Shares.

9.8	This Deed may be executed in one or more counterparts including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

9.9	The parties hereto declare that it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

SECTION 10

GOVERNING LAW AND DISPUTE RESOLUTION

10.1	THIS DEED SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE BRITISH VIRGIN ISLANDS.

10.2	Jurisdiction

(a)	The courts of the British Virgin Islands shall have non-exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of, or connected with this Deed (including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity).

(b)	The parties hereto agree that the courts of the British Virgin Islands are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

(c)	This Section 10.2 (Jurisdiction) is for the benefit of the Secured Party only. As a result and notwithstanding Section 10.2(a), nothing herein shall prevent

18

the Secured Party from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Secured Party may take concurrent proceedings in any number of jurisdictions.

(d)	Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(i) irrevocably appoints the Company as her agent for service of process in relation to any proceedings before the courts of the British Virgin Islands in connection with this Deed; and

(ii) agrees that failure by a process agent to notify the Chargor of any process will not invalidate the proceedings concerned.

(e)	The Company irrevocably consents to and agrees to act as both Chargor’ agent for service of process in the British Virgin Islands throughout the period that this Deed remains in force.

(f)	To the extent that either the Chargor or the Company may, in any suit, action or proceeding brought in a court in any jurisdiction arising out of or in connection with this Deed be entitled to the benefit of any provision of law requiring the Secured Party in such suit, action or proceeding to post security for the costs of the Chargor or the Company, or to post a bond or take similar action, the Chargor and the Company each hereby irrevocably waive any such benefit, in each case to the fullest extent now or hereafter permitted under the laws of such jurisdiction.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

CHARGOR:

Signed, sealed and delivered as a Deed by	)

)
By: Xiuqing MENG	)
in the presence of:	)

COMPANY:

Executed as a Deed by	)
)
BEAMS POWER INVESTMENT LIMITED)

By: _____________________	)
in the presence of:	)

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SECURED PARTY:

Executed as a Deed by	)
)
for and on behalf of	)
FNOF SHARING ECONOMY LIMITED	)

By: _____________________	)
in the presence of:	)

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Schedule A

Form of Share Transfer

BEAMS POWER INVESTMENT LIMITED

(Company No. 635643)

a BVI Business Company

(the Company)

SHARE TRANSFER

MENG Xiuqing, a Hong Kong resident with Hong Kong identity card number R319134(5) (the Transferor) DOES HEREBY TRANSFER TO ______________________________ of _________________________________________ (the Transferee) ________ shares of ______ par value standing in my name in the share register of the Company. This Share Transfer is governed by British Virgin Islands law. As witness the hand of a duly authorised director of the Transferor this ______ day of _______________ 20_____.

……………………………………………

(Transferor)

Sch. A

Schedule B

Form of Letter of Resignation

To:	The Board of Directors of

BEAMS POWER INVESTMENT LIMITED (the “Company”)

I, , hereby resign my position as a director of the Company with immediate effect and confirm that I have no claims to fees or compensation in connection with my resignation, or my directorship with the Company or otherwise however arising but, to the extent that I have any such claims, I hereby irrevocably and unconditionally waive the same.

Dated this                          day of                       20____

Yours faithfully

……………………………………………

Sch. B

Schedule C

Form of Written Resolution

BEAMS POWER INVESTMENT LIMITED

(a company incorporated and existing under the laws of British Virgin Islands)

(the “Company”)

Written Resolutions of all the Directors of the Company dated the ______ day of _________20____

We, the undersigned, being all the Directors of the Company, hereby resolve:

1.	Appointment of Directors

That the following be appointed additional Directors of the Company with immediate effect:

2.	Resignation of Directors

The Letter of Resignation signed by be accepted and that the same shall take effect forthwith.

3.	Transfer of Shares

That the transfer of the following shares with par value _____ each in the share capital of the Company from the transferor to the transferee specified below be and are hereby approved:

Transferor	Transferee	Number of Shares

Xiuqing Meng

_______________________

Xiuqing Meng

Sch. C

Schedule D

Form of Letter of Authority

Date: __________ 20___

To:	FNOF Sharing Economy Limited

Dear Sirs,

Re:	Share Charge among Xiuqing MENG (the “Chargor”), BEAMS POWER INVESTMENT LIMITED and you dated [•] 2016 (the “Share Charge”)

We refer to the Share Charge. Terms used herein shall have the same meanings ascribed thereto in the Share Charge.

We hereby, irrevocably and unconditionally, authorise you to complete, date and put into effect pursuant to Section 2.5 of the Share Charge:

(a) the letters of resignation and/or the board resolutions referred to in Section 2.3(c) and Section 2.3(d) of the Share Charge; and

(b) such other undated resignations or board resolutions which the Chargor from time to time deliver or cause to deliver to you pursuant to the terms of the Share Charge.

With such date and in any manner as you, in your sole discretion, deem appropriate. And for doing so, this shall be your good and sufficient authority.

We confirm that you may delegate the authority conferred by this letter to any of your successors or assigns as Secured Party under the Share Charge.

Yours faithfully,

_______________________

_______________________

Sch. D

Schedule E

Form of Undertaking

To:	FNOF Sharing Economy Limited

Fax:	852 2520 5125

Attention:	Kiril Ip

This Undertaking is given pursuant to the deed of share charge (the “Share Charge”) dated_______ 2016 among Xiuqing MENG, BEAMS POWER INVESTMENT LIMITED and yourself, and any capitalised terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Share Charge.

We, BEAMS POWER INVESTMENT LIMITED (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with you to register all transfers of Charged Shares submitted to the Company for registration by you, your nominee or any purchaser from you, as soon as practical following the submission of such transfers.

This undertaking is governed by the laws of the British Virgin Islands.

Executed as a Deed by	)
)
BEAMS POWER INVESTMENT LIMITED )
By:
)
in the presence of:	)

Sch. E

Schedule F

FORM OF LETTER OF INSTRUCTIONS from BEAMS POWER INVESTMENT LIMITED TO REGISTERED AGENT

BEAMS POWER INVESTMENT LIMITED

[ date ]

____________________________

____________________________

____________________________

____________________________

Dear Sirs

Irrevocable letter of instruction – equitable charge over all of the shares issued by BEAMS POWER INVESTMENT LIMITED (the “Company”)

1.	You are the Registered Agent of the Company.

2.	Please find enclosed a copy of a share charge dated _______________ (the “Share Charge”) executed by Xiuqing MENG (the “Chargor”) and the Company in favour of FNOF Sharing Economy Limited (the “Secured Party”) over all of the shares issued by the Company. Capitalised terms defined in the Share Charge have the same meaning in this letter.

3.	Pursuant to the terms of the Share Charge, the Company is prohibited from:

(a)	amending its memorandum and articles of association;

(b)	changing its Registered Agent; or

(c)	registering any transfer of Shares,

without the prior written consent of the Secured Party.

4.	Pursuant to the Share Charge, the Company is required to maintain its original share register at its registered office in the British Virgin Islands at all times.

5.	We hereby irrevocably authorise and direct you that, so long as the Share Charge remains in force:

(a)	the share register of the Company shall remain at the registered office under your control;

Sch. F

(b)	you may not accept instructions to amend the share register of the Company except with the prior written consent of the Secured Party;

(c)	you shall, if instructed to do so by the Secured Party, register the transfer of Shares either to the Secured Party (or its nominee), or to any third party pursuant to the power of sale conferred upon the Secured Party under the Share Charge.

6.	We authorise you to accept any payment of fees from the Secured Party in relation to any steps required to be taken by you in relation to enforcement of the Share Charge.

7.	This letter of instruction shall remain in force until the Secured Party notifies you in writing that the Share Charge has been released.

8.	This letter is governed by British Virgin Islands law.

Yours faithfully

……………………………………………

Xiuqing MENG

for and on behalf of

BEAMS POWER INVESTMENT LIMITED

cc:	FNOF Sharing Economy Limited

Sch. F

Schedule G

FORM OF CONSENT TO CHANGE OF REGISTERED AGENT

This consent is given pursuant to the deed of share charge (the “Share Charge”) dated _____________ 2016 among (1) Xiuqing MENG (the “Chargor”), (2) BEAMS POWER INVESTMENT LIMITED (the “Company”), (3) FNOF Sharing Economy Limited (the “Secured Party”), and any capitalised terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Share Charge.

The Chargor and the Company hereby irrevocably consent to the Secured Party exercising its powers under the Share Charge (including the security power of attorney granted by the Chargor under the Share Charge) to vote the Ordinary Shares to change the registered agent of the Company to a new registered agent nominated by the Secured Party upon the Share Charge becoming enforceable.

This consent is governed by the laws of the British Virgin Islands.

CHARGOR:

Executed as a Deed by	)
Xiuqing MENG	) )
By:	)
in the presence of:	)

COMPANY:

Executed as a Deed by	)
)
BEAMS POWER INVESTMENT LIMITED)
By:	)
in the presence of:	)

Sch. G

EXHIBIT D

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is dated as of March [●], 2016 and entered into by and among BEAMS POWER INVESTMENT LIMITED (the “Pledgor”), a British Virgin Islands Business Company with limited liability registered under the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “BVI Act”) and FNOF SHARING ECONOMY LIMITED, a limited liability company organized and existing under the laws of the British Virgin Islands (the “Lender”) (as hereinafter defined).

PRELIMINARY STATEMENTS

A.      Pledgor directly owns, and is the sole legal and beneficial owner of, certain shares of stock and other equity interests in Synutra International, Inc. (the “Issuer”);

B.      The Pledgor, as borrower, the Lender and Ms. MENG Xiuqing and Mr. ZHANG Liang (together, the “Controlling Shareholders”) are parties to a Note Purchase Agreement dated March 2, 2016(as amended, modified, renewed or extended from time to time, the “Note Purchase Agreement”), pursuant to which the Lender has agreed to purchase a convertible exchangeable note (the “Note”) from the Pledgor on the terms and conditions set forth therein. It is a condition precedent to the issuance of the Note pursuant to the Note Purchase Agreement that the Pledgor enters into this Agreement with the Lender and pledges to the Lender certain shares of the capital stock of the Issuer, to secure the obligations of the Pledgor under the Note.

C.      Prior to crediting any Financial Assets consisting of Equity Interests in the Issuer to the Account (as defined below), the parties hereto and the Account Securities Intermediary (as defined below) shall execute and deliver a control agreement among the Pledgor, the Account Securities Intermediary and the Lender in the form substantially attached hereto (the “Account Control Agreement”).

D.      The Pledgor, the Controlling Shareholders and the Lender are parties to a Securities’ Holders Agreement dated as of the date hereof (as amended, modified, renewed or extended from time to time) (the “Securities’ Holders Agreement”) setting forth among other things the key corporate governance matters and certain rights and obligations of the parties thereto.

E.      The permitted assigns and transferees of the Lender under the Note and other Basic Documents are referred to herein as a “Beneficiary”; and

The Company and the Controlling Shareholders are sometimes referred to herein as an “Obligor” or the “Obligors”.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Basic Documents, and in order to induce the Lender to enter into the transactions contemplated by the Note Purchase Agreement, Pledgor hereby agrees with the Lender as follows:

SECTION 1. Definitions and Interpretation. Unless otherwise defined herein, terms used herein and defined in the Note Purchase Agreement shall have the meanings ascribed to such terms in the Note Purchase Agreement. Terms defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”), which are not otherwise defined in this Agreement or the Note Purchase Agreement, are used herein as defined in the UCC (and if defined in more than one article of the UCC, such terms shall have the meaning specified in article 9 thereof). The rules of construction set forth in Section 1.3 (Interpretation) of the Note Purchase Agreement shall be equally applicable to this Agreement, and all references to “Agreement”, “herein”, “hereunder” and like terms in such Section shall be deemed to be references to this Agreement. This Agreement shall not be construed more strictly against the Lender by virtue of the fact that the same has been prepared by counsel to the Lenders, it being recognized that each party to this Agreement have contributed substantially and materially to the preparation of this Agreement, and each party to this Agreement acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other party hereto to entering into this Agreement.

SECTION 2. Pledge of Security. Pledgor hereby pledges and assigns to the Lender, and hereby grants to the Lender a security interest in, all of Pledgor’s right, title and interest in and to the following property, whether now or hereafter owned by Pledgor (the “Pledged Collateral”):

(a)      all shares, securities and other ownership interests in the Issuer (collectively, the “Equity Interests”), including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any Equity Interest, in each case, whether now or hereafter owned by Pledgor, including, without limitation, all shares of capital stock of the Issuer described in Part 2 of Schedule I hereto, all additional Equity Interests issued to Pledgor pursuant to Section 6(b) hereof, the certificates or other instruments representing any of the foregoing and any interest of Pledgor in the entries on the books of any Securities Intermediary pertaining thereto (all of the foregoing, collectively, the “Pledged Equity”), and all distributions, dividends, and other property received, receivable or otherwise distributed in respect of or in exchange therefor;

(b)      the Securities Account described in Part 1 of Schedule I hereto and any other Securities Account maintained by the Pledgor with the Account Securities Intermediary to which any Pledged Collateral is, or is to be, credited (the “Account”), and the following property (the “Account Property”): all Security Entitlements with respect to Financial Assets on deposit in or credited to each Securities Account, all Investment Property, Financial Assets, Instruments, funds, credit balances, and other property held in or credited to each Securities Account, all property of any kind delivered to a designated Securities Intermediary in respect of the Account (the “Account Securities Intermediary”) which, on the date hereof, shall be Morgan Stanley Smith Barney LLC) or otherwise in the possession or control of Account Securities Intermediary, under this Agreement, or of any other Securities Intermediary at any time in respect of any Securities Account, and all dividends, distributions, interest, gain, profits, income and proceeds received in respect of any of the foregoing;

(c)      all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(d)     to the extent not covered by clauses (a) through (c) above, all Proceeds of any or all of the foregoing Pledged Collateral, and all Deposit Accounts into which any such Proceeds or other Pledged Collateral are deposited and held.

SECTION 3. Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of, all obligations and liabilities of every nature of any Obligor now or hereafter existing under or arising out of or in connection with the Note Purchase Agreement and the other Basic Documents, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations, whether or not a claim is allowed against Pledgor for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Lender or any other Beneficiary as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of the Obligors being the “Secured Obligations”).

SECTION 4. Delivery and Control of Pledged Collateral.

(a)     Delivery of Pledged Collateral.

(i)     All certificates representing or evidencing any Pledged Collateral that constitutes a Certificated Security, and all Instruments representing or evidencing any Pledged Collateral (in each case, other than any such Pledged Collateral credited to the Account and registered in the name of Cede & Co.), shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Upon the occurrence and during the continuation of an Event of Default (as defined in the Note), the Lender shall have the right, without notice to Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral. In addition, the Lender shall have the right at any time upon the occurrence and during the continuation of an Event of Default to exchange certificates or Instruments representing or evidencing Pledged Collateral for certificates or Instruments of smaller or larger denominations.

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(ii)     Pledgor hereby represents and warrants that as of the date hereof it has delivered to the Lender (or as directed by the Lender) in the State of New York all original certificates representing or evidencing any Pledged Collateral that constitutes a Certificated Security, and all original Instruments evidencing or representing any Pledged Collateral (in each case, other than any such Pledged Collateral credited to the Account and registered in the name of Cede & Co.), in each case, existing on the date of this Agreement.

(iii)     If at any time any Pledged Equity shall consist of any Uncertificated Securities that are not credited to the Account, Pledgor shall promptly cause such Pledged Equity to become Certificated Securities and deliver the certificates representing or evidencing such Certificated Securities to the Lender in accordance with paragraph (a)(i) above.

(iv)     Pledgor hereby represents and warrants that (x) the original stock certificates for shares issued to Pledgor by Issuer, having certificate numbers SII-04599, SII-04600, SII-04627, SII-04628, SII-04630, SII-04631, SII-04632, SII-04633, and SII-04634 (the “Cancelled Certificates”), have been duly surrendered to and cancelled by Issuer prior to the date hereof and (y) as of the date hereof, all such shares and other Equity Interests in Issuer previously represented by the Cancelled Certificates (prior to the date such certificates were surrendered and cancelled) are held by the Account Securities Intermediary in the Account as Financial Assets.

(b)     Control of Pledged Collateral; Securities Accounts. Pledgor shall not at any time hold, establish or otherwise maintain any Securities Account, other than the Account, without the prior written consent of the Lender. If any additional Securities Account is established after the date hereof, Pledgor shall (i) as soon as possible, and in any event within five (5) days of acquiring any such additional Securities Account (or such other period of time as may be approved by the Lender in its sole discretion), cause the Securities Intermediary holding and maintaining such Securities Account to enter into a customary control agreement, in form and substance reasonably satisfactory to the Lender, establishing the Lender’s “control”, as such term is defined in Section 8-106 of the UCC (“Control”), over such Securities Account; provided that, if Pledgor is unable to cause such Securities Intermediary to enter into such control agreement within such period, the Lender may request the closure of such additional Securities Account, and, upon the Lender’s instruction therefor, Pledgor shall promptly close such Securities Account and cause all cash, Investment Property and other assets held in or credited to such Securities Account to be immediately transferred to the Account.

SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:

(a)      Due Authorization, etc. of Pledged Collateral. All of the Pledged Equity described on Schedule I has been duly authorized and validly issued and is fully paid and non-assessable.

(b)     Description of Pledged Collateral.

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(i)      Schedule I sets forth a complete and accurate list of all of the Pledged Equity as of the date hereof. As of the date hereof, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereinafter convertible into, or that requires the issuance or sale of, any capital stock of the Issuer.

(ii)     As of the date hereof, there are no certificates representing or evidencing any Pledged Collateral constituting Certificated Securities (other than any Pledged Collateral credited to the Account and registered in the name of Cede & Co.), except as set forth in lines (1) through (13) of Part 2 of Schedule I.

(iii)    As of the date hereof, Pledgor does not hold, maintain or have any interest in any Securities Accounts other the Account.

(c)      Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral and its interests in the Pledged Collateral are free and clear of any Encumbrance (as defined in the Note) other than (x) any Encumbrance permitted pursuant to Clause 5.2(b) of the Note and (y) any normal and customary rights of setoff and other liens on any Account Property deposited in or credited to the Account in favor of the Account Securities Intermediary arising as a matter of law or under customary general terms and conditions governing such Account Property (the “MS Lien”).

(d)     Governmental Authorizations. No authorisation by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by the Lender of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally, or in connection with disclosure of the pledge of the Pledged Collateral by Pledgor to the Securities and Exchange Commission or other regulatory authority).

(e)     Perfection. Upon (i) the filing of a UCC financing statement naming Pledgor as “debtor”, naming the Lender as “secured party” and indicating the Pledged Collateral in the filing office listed on Schedule II, (ii) registration of the particulars of this Agreement with the Registrar of Corporate Affairs of the British Virgin Islands as required pursuant to Section 6(d)(ii) of this Agreement, (iii) in the case of Pledged Collateral consisting of Certificated Securities or evidenced by Instruments, in addition to filing such financing statements and entering such particulars in its register of charges, delivery of the certificates representing such Certificated Securities and delivery of such Instruments to the Lender, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank and, (iv) in the case of (x) the Account, the Security Entitlements related thereto, and Financial Assets and other Account Property held therein, the execution of this Agreement and (y) any other Pledged Collateral constituting a Security Entitlement or a Securities Account, and Financial Assets and other Account Property held in such account or constituting a Deposit Account, the execution and delivery to the Lender of an agreement providing for “control” (within the meaning of Section 8-106 or Section 9-104 of the UCC, as applicable) by the Lender of such Securities Account or Deposit Account, the security interests

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in the Pledged Collateral, granted to the Lender for the ratable benefit of the Lender as Beneficiary, will constitute perfected security interests therein prior to all other Encumbrance, securing the payment of the Secured Obligations.

(f)      Office Locations; Type and Jurisdiction of Organization. As of the date of this Agreement, Pledgor’s name as it appears in official filings in its jurisdiction of organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where Pledgor keeps its records regarding the Pledged Collateral, and organization number provided by the applicable Governmental Authority of the jurisdiction of organization are set forth on Schedule III annexed hereto.

(g)      Names. Pledgor (or predecessor by merger or otherwise of Pledgor) has not, within the five (5) year period preceding the date hereof, had a different name from the name of Pledgor listed on the signature pages hereof, except the names set forth on Schedule III annexed hereto.

(h)      Location of Chief Executive Office. Pledgor has not changed the location of its chief executive office from that set forth on Schedule III annexed hereto within the past five (5) years.

(i)      Margin Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

(j)     Other Information. All information heretofore, herein or hereafter supplied to the Lender by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects.

The representations and warranties of Pledgor in this Section 5, and the representations and warranties as to the information set forth in Schedules referred to herein, are made as of the date hereof. The representations and warranties of Pledgor in paragraphs (c) and (d) of this Section 5 are also made and repeated by Pledgor on each Interest Payment Date (as defined in the Note), by reference to the facts and circumstances then existing.

SECTION 6. Covenants. Pledgor shall:

(a)      except for a Going Private Transaction and any additional Encumbrance over the Pledged Collateral that may be created under any indebtedness not exceeding US$150,000,000 to finance a Going Private Transaction (as defined in the Note) and that may rank senior or pari passu with the Encumbrance created hereunder, not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Encumbrance upon or with respect to any of the Pledged Collateral, other than the MS Lien, or (iii) permit the Issuer to merge or consolidate;

(b)      cause the Issuer not to issue any Equity Interests in addition to or in substitution for the Pledged Equity, except to the extent the issuance of such additional Equity

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Interests is made solely to Pledgor or on a pro rata basis to all shareholders of the Issuer, and would not at any time cause the percentage of ownership by Pledgor in the Issuer (represented by the fraction, the numerator of which is the total Equity Interests constituting Pledged Equity, and the denominator of which is the total Equity Interests of the Issuer outstanding) to be less than the “Total Percentage of Shares in Issuer owned by Pledgor” set forth on Schedule I hereto;

(c)       give the Lender at least ten (10) Business Days’ prior written notice (or such other period of time as may be approved by the Lender in its sole discretion) of any (i) change in Pledgor’s name, identity or corporate structure and (ii) reincorporation, reorganization or other action that results in a change of the jurisdiction of organization or chief executive office of Pledgor;

(d)      promptly following execution of this Agreement:

(i)       enter particulars of the security interests created under this Agreement in its register of charges, as required by the BVI Act, and immediately after entry of such particulars has been made, provide the Lender with a certified true copy of its updated register of charges; and

(ii)      effect registration of this Agreement with the Registrar of Corporate Affairs of the British Virgin Islands pursuant to Section 163 of the BVI Act by making the required filing in the approved form, and provide written confirmation to the Lender that such filing has been made; and

(e)     not permit any of its creditors (other than the Lender and, with respect to the Account, the Account Securities Intermediary) to obtain Control over (1) any Pledged Collateral constituting Uncertificated Securities or (2) the Account or any other Securities Account, and any Account Property.

SECTION 7. Further Assurances; Pledge Supplements.

(a)      Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, and cause to be executed and delivered, at the reasonable request of the Lender, all further instruments, agreements and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at the Lender’s request, appear in and defend any action or proceeding that may affect Pledgor’s title to or the Lender’s security interest in all or any part of the Pledged Collateral. Pledgor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral.

(b)     Pledgor further agrees that it will, upon obtaining any additional Equity Interests after the date of this Agreement (“Additional Pledged Equity”), promptly deliver to

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the Lender a Pledge Supplement, duly executed by Pledgor in substantially the form of Schedule IV annexed hereto (a “Pledge Supplement”), in respect of such Additional Pledged Equity; provided that, the failure of Pledgor to execute a Pledge Supplement with respect to any Additional Pledged Equity shall not impair the security interest of the Lender therein or otherwise adversely affect the rights and remedies of the Lender hereunder with respect thereto. Upon each acquisition of Additional Pledged Equity, the representations and warranties contained in Section 5 hereof shall be deemed to have been made by Pledgor as to the Additional Pledged Equity described in each such Pledge Supplement.

(c)      Pledgor hereby irrevocably authorizes the Lender to amend Schedule I hereto to reflect any Additional Pledged Equity and agrees and acknowledges that all Additional Pledged Equity, whether or not listed on Schedule I hereto, shall for all purposes hereunder be considered Pledged Collateral.

SECTION 8. Voting Rights; Dividends; Etc.

(a)     So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note Purchase Agreement and the other Basic Documents; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if the Lender shall have notified Pledgor that, in the Lender’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(b)     Upon the occurrence of an Event of Default that is continuing, upon written request from the Lender to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a) shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights.

(c)      Pledgor shall direct the Issuer (or any other relevant Person) to make all payments of dividends and other distributions into the Securities Account or other account as agreed to by the Lender in writing. Upon the occurrence of an Event of Default that is continuing, all rights of Pledgor to receive any and all dividends, other distributions and interest paid in respect of the Pledged Collateral (including, without limitation, any instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral) shall be vested in the Lender, who shall have the sole right to receive and hold as Pledged Collateral such dividends, other distributions and interest.

(d)      All dividends, principal, interest payments and other distributions that are received by Pledgor contrary to the provisions of Section 8(c) above shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Pledgor, and shall be forthwith delivered and paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).

(e)      In order to permit the Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(b) and to receive all dividends and other distributions which it is entitled to receive under Section 8(c) or Section 8(d), (i)

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Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all such proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to the Lender an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default that is continuing and which proxy shall only terminate upon the irrevocable and indefeasible payment in full of the Secured Obligations.

SECTION 9. The Lender Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints the Lender as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, the Lender or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)      to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

(b)      upon the occurrence of an Event of Default that is continuing, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(c)       upon the occurrence of an Event of Default that is continuing, to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(d)       upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Lender with respect to any of the Pledged Collateral;

(e)        upon the occurrence of an Event of Default that is continuing, to pay or discharge taxes or Encumbrance (other than Encumbrance permitted under this Agreement, the Account Control Agreement or other Basic Documents) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its reasonable discretion, any such payments made by the Lender to become obligations of Pledgor to the Lender, due and payable immediately without demand; and

(f)         upon the occurrence of an Event of Default that is continuing, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the

8

Pledged Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Pledgor’s expense, at any time or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon the Pledged Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

SECTION 10. The Lender May Perform; No Assumption.

(a)      If Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Pledgor under Section 14.

(b)      Anything contained herein to the contrary notwithstanding, (i) Pledgor shall remain liable under any agreements included in or related to the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under any such agreements, and (iii) the Lender shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 11. Standard of Care of the Lender. The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral, it being understood that the Lender shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property consisting of negotiable securities.

SECTION 12. Remedies.

(a)      If any Event of Default shall have occurred and be continuing, the Lender may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and the Lender may also in its sole discretion, without notice except as

9

specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Lender or any other Beneficiary may be the purchaser of any or all of the Pledged Collateral at any such sale to the fullest extent permitted by law, and the Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by the Lender to collect such deficiency.

(b)      Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended from time to time (the “Securities Act”), and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that the Lender shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(c)     If the Lender determines to exercise its right to sell any or all of the Pledged Collateral after the occurrence of an Event of Default that is continuing, upon written

10

request, Pledgor shall and shall cause the Issuer from time to time to furnish to the Lender all such information as the Lender may request in order to determine the amount of Pledged Collateral that may be sold by the Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 13. Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collateral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied in the following order of priority:

(a)      first, in or towards the payment of, or provision for, all costs and expenses incurred by any Securities Intermediary in connection with this Agreement or the Account Control Agreement;

(b)      second, in or towards payment of any other sum due but unpaid under the Basic Documents to the Lender; and

(c)       third, in payment of the surplus to Pledgor.

SECTION 14. Indemnity and Expenses.

(a)      Section 8.1 (Indemnification) of the Note Purchase Agreement and Section 14.2 (Indemnification) of the Securities Holders’ Agreement are hereby incorporated by reference as if fully set out in this Agreement. Each reference in such provisions of the Note Purchase Agreement or Securities Holders’ Agreement, as applicable, to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Agreement.

(b)      The obligations of Pledgor in this Section 14 shall survive the termination of this Agreement and the discharge of Pledgor’s other obligations under this Agreement, the Note and the other Basic Documents.

SECTION 15. Continuing Security Interest; Termination; Release.

(a)       This Agreement shall create a continuing security interest in the Pledged Collateral. This Agreement shall remain in full force and effect until the irrevocable and indefeasible payment in full of all Secured Obligations (other than any Unasserted Claims). Upon the unconditional and irrevocable payment and discharge in full of all Secured Obligations (other than any Unasserted Claims), the Lender shall as soon as reasonably practicable, at the request and cost of Pledgor, take whatever action is reasonably necessary to release the Pledged Collateral from the security interests granted hereunder, and to terminate this Agreement. Upon any such termination the Lender will, at Pledgor’s expense, promptly execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. For purposes of this Agreement, “Unasserted Claims” shall mean the obligations for costs, indemnifications and other liabilities (except for the principal of and interest on, and fees relating to, the Note) in respect of which no claim or demand for payment has been made.

11

(b)      In addition, upon the proposed sale, transfer or other disposition of any Pledged Collateral by Pledgor in accordance with the Basic Documents for which Pledgor desires to obtain a security interest release from the Lender, a security interest release may be obtained pursuant to the provisions of the Basic Documents.

(c)      If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of Pledgor or any other Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, Pledgor or any other Obligor or any of their respective properties), any payment of a Secured Obligation is rescinded or avoided or must otherwise be restored or returned, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement, and the security interests created hereby (including any Encumbrance released pursuant to the foregoing paragraphs), shall continue to be effective or be reinstated and regranted, if necessary, as if that payment had not been made and, in the case of any release of security, such release of security had not been effected.

SECTION 16. Successors and Assigns; Changes to Parties.

(a)      Pledgor may not assign, delegate or transfer any of its rights or obligations under this Agreement, and any purported assignment, delegation or transfer in violation of such Clause shall be void and of no effect.

(b)      This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Pledgor and the Lender. Without limiting the generality of the foregoing, but subject to the provisions of the Basic Documents, the Lender may assign or otherwise transfer the Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise.

SECTION 17. Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 18. Notices. Any notice or other communication herein required or permitted to be given shall be given, and shall be deemed effective, in the manner described in Section 30 (Notices) of the Note Purchase Agreement.

SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12

SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 22. Governing Law; Terms. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, without giving effect to the conflicts of law principles thereof, AND EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, THE “SECURITIES INTERMEDIARY’S JURISDICTION” (WITHIN THE MEANING OF SECTION 8-110(E) OF THE UCC) OF THE ACCOUNT SECURITIES INTERMEDIARY WITH RESPECT TO THE ACCOUNT IS THE STATE OF NEW YORK. FOR UCC PURPOSES, THE ACCOUNT, AND ALL AGREEMENTS BETWEEN ACCOUNT SECURITIES INTERMEDIARY AND PLEDGOR WITH RESPECT TO THE ACCOUNT, SHALL BE GOVERNED AT ALL TIMES BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 23. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18 OR TO THE PROCESS AGENT IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 23 RELATING TO JURISDICTION AND

13

VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK LAW.

SECTION 24. Service of Process.

(a)      Pledgor irrevocably appoints National Corporate Research, Ltd., located at 10 E. 40th Street, 10th Floor, New York, New York 10016 as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with this Agreement;

(b)      Pledgor agrees to maintain an agent for service of process in the State of New York until the termination of this Agreement or until all Secured Obligations (other than any Unasserted Claims) have been unconditionally and irrevocably paid and discharged in full.

(c)      Pledgor agrees that failure by a process agent to notify Pledgor of the process will not invalidate the proceedings concerned.

(d)      Pledgor consents to the service of process relating to any proceedings by a notice given in accordance with Section 18.

(e)      If the appointment of any person mentioned in paragraph (a) above ceases to be effective, Pledgor must immediately appoint a further person in the State of New York to accept service of process on its behalf in the State of New York and, if Pledgor does not appoint a process agent within fifteen days, Pledgor authorizes the Lender to appoint a process agent for Pledgor.

SECTION 25. Waiver of Jury Trial. PLEDGOR AND LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR PLEDGOR AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT PLEDGOR AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. PLEDGOR AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS

14

AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                                SECTION 26. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

(Remainder of page left intentionally blank.)

15

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

FNOF SHARING ECONOMY LIMITED,

By:
Title:

BEAMS POWER INVESTMENT LIMITED,

By:
Title:

[Signature Page to the Listco Pledge Agreement])

_____________________________________________

16

SCHEDULE I

PLEDGED EQUITY INTERESTS

Attached to and forming a part of the Pledge Agreement dated as of March [●], 2016 among BEAMS POWER INVESTMENT LIMITED, as Pledgor and FNOF Sharing Economy Limited, as the Lender, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

Part 1: Securities Account

Securities account, with account number [●] and account name Beams Power Investment Limited (Ref: Listco Share Account), held and maintained by Pledgor with the Account Securities Intermediary (including any renewal or redesignation thereof).

Part 2: Pledged Shares

No.	Issuer	Class of Equity Interest	Certificate Nos.	Number of Shares	Total Percentage of Shares owned by Pledgor	Total Percentage of Shares in Issuer owned by Pledgor
1	Synutra International, Inc.	Common Stock	SII-04592	1,000,000	100%	63.50%
2	Synutra International, Inc.	Common Stock	SII-04593	1,000,000
3	Synutra International, Inc.	Common Stock	SII-04594	1,000,000
4	Synutra International, Inc.	Common Stock	SII-04595	1,000,000
5	Synutra International, Inc.	Common Stock	SII-04596	1,000,000
6	Synutra International, Inc.	Common Stock	SII-04597	967,000
7	Synutra International, Inc.	Common Stock	SII-04621	3,000,000
8	Synutra International, Inc.	Common Stock	SII-04622	3,000,000

SCHEDULE I-1

9	Synutra International, Inc.	Common Stock	SII-04623	3,000,000
10	Synutra International, Inc.	Common Stock	SII-04624	2,000,000
11	Synutra International, Inc.	Common Stock	SII-04625	2,000,000
12	Synutra International, Inc.	Common Stock	SII-04626	2,000,000
13	Synutra International, Inc.	Common Stock	SII-04629	1,000,000
14	Synutra International, Inc.	Common Stock	N/A	14,033,000[1]

Part 3: Other

None

____________________

1 Shares are held in the securities account described in Part 1 of this Schedule I.

SCHEDULE I-2

SCHEDULE II

FILING OFFICES

Pledgor	Filing Offices

Beams Power Investment Limited	District of Columbia

SCHEDULE II-1

SCHEDULE III

INFORMATION ABOUT PLEDGOR

I. Office Locations, Type and Jurisdiction of Organization

Name of Pledgor	Type of Organization	Chief Executive Office	Jurisdiction of Organization	Organization Number

Beams Power Investment Limited	British Virgin Islands Business Company with limited liability	Dongluyuan 103, Tongzhou District, Beijing, China	British Virgin Islands	N/A

II. Names of Pledgor Used in Past Five Years

NONE.

SCHEDULE III-1

SCHEDULE IV

PLEDGE SUPPLEMENT

This Pledge Supplement, dated _________________, ____, is delivered pursuant to Section 7(b) of the Pledge Agreement referred to below. The undersigned hereby agrees and confirms that this Pledge Supplement may be attached to the Pledge Agreement dated March [●], 2016, among BEAMS POWER INVESTMENT LIMITED, as Pledgor, and FNOF Sharing Economy Limited, as the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”, capitalized terms defined therein being used herein as therein defined), and that the Pledged Equity listed on this Pledge Supplement is and shall be deemed to be part of the Pledged Equity, and is and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

BEAMS POWER INVESTMENT LIMITED

By:
Title:

Issuer	Class of Equity Interest	Certificate Nos.	Number of Shares	Securities Account details (if applicable)	Total Percentage of Shares owned by Pledgor	Total Percentage of Shares in Issuer owned by Pledgor	Other

SCHEDULE IV-1

Exhibit F

SECURITIES HOLDERS' AGREEMENT

AMONG

BEAMS POWER INVESTMENT LIMITED

MR. ZHANG LIANG

MS. MENG XIUQING

AND

FNOF SHARING ECONOMY LIMITED

________________________________

Dated March [●], 2016

________________________________

i

SCHEDULE

SCHEDULE 1	RESERVED MATTERS

EXHIBIT

EXHIBIT A	FORM OF DEED OF ADHERENCE

ii

SECURITIES HOLDERS' AGREEMENT (this "Agreement") is made on March [●], 2016

AMONG:

(1)	BEAMS POWER INVESTMENT LIMITED, a company incorporated with limited liability and validly existing under the laws of the British Virgin Islands whose registered address is located at Akara Building, 24 De Castro St., Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the "Company");

(2)	MR. ZHANG Liang , holder of the PRC ID Card no. 110106196002130076 with his residential address at 103 Dong Lu Yuan, Tongzhou District, Beijing 101101, PRC (the "Founder");

(3)	MS. MENG Xiuqing, spouse of the Founder and holder of the Hong Kong ID Card no. R319134(5) with her residential address at 103 Dong Lu Yuan, Tongzhou District, Beijing 101101, PRC ("Ms. Meng", together with the Founder, each a "Controlling Shareholder" and collectively the "Controlling Shareholders", including the successors and permitted assigns of their rights and obligations hereunder); and

(4)	FNOF Sharing Economy Limited, a limited liability company organized and validly existing under the laws of the British Virgin Islands whose registered address is located at PO Box 957 Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands (including the successors and permitted assigns of its rights and obligations hereunder, the "Lender")

(together the "Parties" and each a "Party").

RECITALS:

(A)	The Company is a limited liability company organized and existing under the laws of the British Virgin Islands.

(B)	The Company owns 63.5% of the issued share capital of Synutra International, Inc. ("Synutra"), a Delaware corporation currently listed on the NASDAQ Global Select Stock Market.

(C)	Ms. Meng owns the entire issued share capital of the Company.

(D)	The Company has agreed to sell to the Lender, and the Lender has agreed to purchase from the Company, a convertible exchangeable note in the principal amount of US$60,000,000 (the "Note") pursuant to that certain Note Purchase Agreement (the "Note Purchase Agreement") dated March 2, 2016 and entered into by and among the Company, the Lender and the Controlling Shareholders.

(E)	The Parties wish to provide for certain matters relating to the rights and obligations of the Securities Holders (as defined hereafter) of the Company upon completion of the purchase of the Note.

AGREEMENT:

SECTION 1

INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

"Act" means the BVI Business Companies Act, 2004, as amended, modified or re-enacted from time to time.

"Affiliate" of a Person (the "Subject Person") means (i) in the case of the Subject Person being a Person other than a natural person, any other Person that directly or indirectly Controls, is directly or indirectly Controlled by or is directly or indirectly under common Control with the Subject Person and (ii) in the case of the Subject Person being a natural person, any other Person that is a Relative of the Subject Person or is directly or indirectly Controlled by the Subject Person. In the case of the Lender that is a special purpose vehicle owned by an investment fund, an "Affiliate" of the Lender includes (a) such investment fund, (b) any of such investment fund's general partners or limited partners, (c) the fund manager managing such investment fund (and general partners, limited partners and officers thereof), (d) trusts Controlled by or for the benefit of any such individuals referred to in (b) and (c), (e) another special purpose vehicle owned by such investment fund, (f) any other investment fund managed by the fund manager referred to in (c) or its management team, and (g) an entity owned or managed by the management team of the fund manager referred to in (c), and (h) any Affiliate of such entity referred to in (a) through (g).

"Articles" means the Articles of Association of the Company, as amended from time to time pursuant to the terms of this Agreement.

"Basic Documents" means this Agreement, the Note Purchase Agreement, the Note, the Share Pledges and the Guarantee.

"Board" means the board of directors of the Company.

"Business Day" means any day other than a Saturday, Sunday, public holiday or other day on which commercial banks in Beijing or Hong Kong are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a "black" rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

"China" or the "PRC" means the People's Republic of China.

"Completion" means the completion of the purchase of the Note. "Completion Date" means the date upon which the Completion occurs.

"Control" of a Person means, directly or indirectly, (a) ownership of more than 50% of the shares in issue, registered capital or other equity interest of such Person or (b) the power to direct the management or policies of such Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

"Director" means a director of the Company (including any duly appointed alternate director).

"Encumbrance" means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (d) any adverse claim as to title, possession or use.

"Equity Securities" means, with respect to any Person, such Person's capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

"Financial Year" means the financial year of the Company as approved by the Board from time to time.

"Going Private Transaction" means an acquisition by the Company of all of the outstanding Synutra Shares not owned by the Company.

"Government Authority" means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange.

"Group" means collectively the Company and all the Subsidiaries of the Company and "Group Member" means any of them.

"Guarantee" means the personal guarantee granted by the Controlling Shareholders in favor of the Lender in connection with the Note Purchase.

"Hong Kong" or "HKSAR" means the Hong Kong Special Administrative Region of the PRC.

"Internal Rate of Return" means, in respect of the Lender's original purchase price paid to the Company for the applicable principal amount of the Note converted into Shares or exchanged into Synutra Shares (as applicable) (the "Investment Cost"), the annual rate based on a 365 -day period used to discount each cash flow in respect of such principal amount of the Note or the Shares issued upon conversion thereof or the Synutra Shares transferred upon exchange thereof (such cash flow to include the Investment Cost as negative cash flow, and interests, dividends and other distributions received on, and cash received from sale or redemption of, such principal amount of the Note and the Shares issued upon conversion thereof or the Synutra Shares transferred upon exchange thereof (as applicable)) to the original date of issuance of the Note such that the present value of the aggregate cash flow equals zero. In connection with any payment required under this Agreement, the Internal Rate of Return will be calculated with reference to the period from the original date of issuance of the Note to the date on which such payment is made in full.

"Lender's Pro Rata Share " means the proportion that the number of Shares held by the Lender bears to the aggregate number of Shares outstanding, in each case on an as-converted basis.

"Major Subsidiary" means a Subsidiary of the Company which either represents 15% or more in the total asset value of the Group or contributes 15% or more of the revenue or net profit of the Group, in each case during the Financial Year ended March 31, 2016.

“on an as-converted basis” means assuming the conversion, exercise and exchange of all securities, directly or indirectly, convertible, exercisable or exchangeable into or for Shares, including without limitation the Note.

"Person" means any natural person, firm, company, Government Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

"PRC GAAP" means the generally accepted accounting principles of the PRC.

"Qualified IPO" means an initial public offering of shares of one or more Group Members and listing of such shares on a major stock exchange approved by the Lender at a valuation approved by the Lender (such approvals not to be unreasonably withheld or delayed) that results in the listing of businesses of the Group that collectively represent substantially all of the aggregate revenue of the Group in the Financial Year immediately preceding such offering.

"Regulatory Approvals" means all approvals, permissions, authorizations, consents and notifications from and with any Government Authority.

"Relative" of a natural Person means his or her spouse or any parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such Person or his or her spouse.

"RMB" means Renminbi, the lawful currency of the PRC.

"Securities Holders" means (a) the Lender, (b) Ms. Meng and (c) any other Person who becomes a holder of Equity Securities of the Company and becomes party to this Agreement by executing a Deed of Adherence substantially in the form attached hereto as Exhibit A, in each case for so long as such Person remains a holder of Equity Securities of the Company, and in the case of any Securities Holder that is a natural Person shall be deemed to include the estate of such Securities Holder and the executor, conservator, committee or other similar legal representative of such Securities Holder or such Securities Holder's estate following the death or incapacitation of such Securities Holder.

"Shares" means the ordinary shares, par value US$1 per share, in the capital of the Company.

"Shareholders" means (a) any holder of Shares and (b) any other Person who becomes a holder of Shares of the Company and a party to this Agreement by executing a Deed of Adherence substantially in the form attached hereto as Exhibit A, in each case for so long as such Person remains a holder of Shares of the Company, and in the case of any Shareholder that is a natural Person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder's estate following the death or incapacitation of such Shareholder.

"Share Pledge" means each of (i) the share pledge granted by Ms. Meng in substantially the form attached to the Note Purchase Agreement in respect of her Shares in the Company, and (ii) the share pledge granted by the Company in substantially the form attached to the Note Purchase Agreement in respect of certain shares of common stock of Synutra, in each case in favor of the Lender on or before the Completion Date.

"Subsidiaries" means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person; provided that for the avoidance of doubt, the Subsidiaries of the Company shall be deemed to include any variable interest entity directly or indirectly Controlled by the Company and all the Persons Controlled by such entity.

"Synutra Shares" means any share of common stock in the capital of Synutra.

"US$" means United States Dollars, the lawful currency of the United States of America.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

"Acceptance Notice"	Section 2.4(b)
"Agreement"	Preamble
"Company"	Preamble
"Confidential Information"	Section 11.1(a)
"Controlling Shareholder Transfer"	Section 2.2
"Controlling Shareholder" and	Preamble
"Controlling Shareholders"
"Founder"	Preamble
"Going Private Transaction "	Recital (E)
"Indemnified Person"	Section 14.2(a)
"Lender"	Preamble
"Lender Director"	Section 4.2(a)
"Lender Transferee"	Section 14.12
"Liquidation Event"	Section 8.1
"Liquidation Preference"	Section 8.1
"Losses"	Section 14.2(a)
"Ms. Meng"	Preamble
"New Holdco"	Section 9.1
"Note"	Recital (D)
"Note Purchase Agreement"	Recital (D)
"Notices"	Section 13.1
"Offer Period"	Section 2.4
"Offer Price"	Section 2.3
"Offered Shares"	Section 2.3
"Party" or the "Parties"	Preamble
"Permitted Transferee"	Section 2.1
"Proceeding"	Section 14.2(d)
"Proposed Issuance"	Section 3.2
"Proposed Recipient"	Section 3.1
"Put Notice"	Section 7.1(b)
"Put Price"	Section 7.1(a)
"Put Right"	Section 7.1(a)
"Put Shares"	Section 7.1(a)
"Right of First Refusal"	Section 2.4(a)
"Right of First Sale"	Section 2.5(a)
"Shareholders Meeting"	Section 4.1
"Synutra"	Recital (B)
"Transfer"	Section 2.1
"Transfer Notice"	Section 2.3
"Transferee"	Section 2.3
"Transferring Shareholder"	Section 2.3
"Trigger Event"	Section 7.1(a)

1.3	Interpretation.

(a)	Directly or Indirectly. The phrase "directly or indirectly" means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and "direct or indirect" has the correlative meaning.

(b)	Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. "Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

(e)	Law. References to "law" shall include all applicable laws, regulations, rules and orders of any Government Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and "lawful" shall be construed accordingly.

(f)	References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words "hereof," "hereunder" and "hereto," and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)	Time. Unless the context otherwise requires, a time of day is a reference to Beijing/Hong Kong time. If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(h)	Language. This Agreement is drawn up in the English language. If this Agreement is translated into any language other than English, the English language text shall prevail.

SECTION 2

RESTRICTIONS ON TRANSFER

2.1	Controlling Shareholder Lock-up. Without the prior written consent of the Lender, the granting of which shall be in the sole discretion of the Lender except for the Encumbrance created by the Share Pledge, neither Controlling Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (including through swap or similar arrangements), or suffer to exist (whether by operation of law or otherwise) any Encumbrance on ("Transfer"), any Shares or any right , title or interest therein or thereto, except for any Transfer to (i) any natural person by will or the laws of descent and distribution, (ii) any of his/her spouse or children as gift without consideration, or (iii) a trust that is exclusively for his/her or his/her spouse or children's benefit (each, a "Permitted Transferee"), provided that (a) each Permitted Transferee shall remain subject to the restrictions set forth in this Agreement, (b) such Controlling Shareholder shall retain the voting and disposition rights of such shares or other interest (in respect of clause (ii) above) or over the management of such trust (in respect of clause (iii) above), and (c) if a transferee of shares or other interest pursuant to this Section 2.1 at any time ceases to be a Permitted Transferee, then the transferee shall, prior to its ceasing to be a Permitted Transferee, transfer such share or interest back to such Controlling Shareholder or another Permitted Transferee. Any attempt to Transfer any Shares in violation of this Section 2 shall be null and void ab initio, and the Company shall not register any such Transfer.

2.2	Transfers Subject to Right of First Refusal and Right of First Sale. If any Controlling Shareholder proposes to Transfer any Share in the Company held by him/her (in each case subject to Section 2.1) (a "Controlling Shareholder Transfer"), the Lender shall have a Right of First Refusal (as defined hereafter) and a Right of First Sale (as defined hereafter) with respect to such Transfer as provided in Section 2.4 and Section 2.5, respectively.

2.3	Controlling Shareholder Transfer Notice. If a Controlling Shareholder (the "Transferring Shareholder") receives a bona fide offer to acquire Shares and the Transferring Shareholder proposes to accept such offer, the Transferring Shareholder shall send written notice (the "Transfer Notice") to the Lender, which notice shall state (i) the name of the Transferring Shareholder, (ii) the name and address of the proposed transferee (the "Transferee"), (iii) the number of Shares to be Transferred (the "Offered Shares"), (iv) the amount and form of the proposed consideration for the Transfer, (v) the expected date of consummation of the proposed Transfer, (vi) a representation that the proposed Transferee has been informed of the Right of First Refusal and Right of First Sale provided for in Section 2.4 and Section 2.5 and has further agreed to purchase all Shares required to be purchased in accordance with the terms of Section 2.5, (vii) a representation that no consideration, tangible or intangible, is being provided to such Controlling Shareholder that is not reflected in the price to be paid to the Lender exercising its Right of First Sale, and (viii) the other material terms and conditions of the proposed Transfer. Such Transfer Notice shall be accompanied by a copy of any written proposal, term sheet or letter of intent or other similar agreement relating to the proposed Transfer. In the event that the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation. The total value of the consideration for the proposed Transfer is referred to herein as the "Offer Price".

2.4	Right of First Refusal.

(a)	Right of First Refusal. For a period of thirty (30) days after delivery of a Transfer Notice (the "Offer Period"), the Lender shall have the right ("Right of First Refusal"), exercisable by the Lender through the delivery of an Acceptance Notice as provided in Section 2.4(b), to purchase in aggregate all or part of the Offered Shares at a per share purchase price equal to the per share Offer Price and substantially upon the other terms and conditions set forth in the Transfer Notice. The Lender may assign upon written notice to the Company to its Affiliate(s) its right to acquire Offered Shares pursuant to this Section 2.4.

(b)	Exercise of Right. The Right of First Refusal of the Lender under Section 2.4 shall be exercisable by delivering written notice of exercise (an "Acceptance Notice") within the Offer Period to the Transferring Shareholder, with a copy to the Company. An Acceptance Notice shall include a statement of the number of Offered Shares (up to the total number of Offered Shares) that the Lender is willing to purchase. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the Lender to purchase such number of Offered Shares as specified in the Acceptance Notice. The failure of the Lender to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of its Right of First Refusal.

(c)	Sale to Third Party Purchaser. If the Lender do not elect to purchase all of the Offered Shares, the Transferring Shareholder may Transfer all of the remaining Offered Shares to the Transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Shareholder than those set forth in the Transfer Notice and (iii) the Transfer is made within ninety (90) days after the giving of the Transfer Notice. If such a Transfer does not occur within such 90-day period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Shares may be made by the Transferring Shareholder thereafter without again making an offer to the Lender in accordance with this Section 2.4.

(d)	Closing. The closing of any purchase of Offered Shares by the Lender shall be held at the principal office of the Company at 11:00 a.m. local time on the 45th day after the giving of the Transfer Notice or at such other time and place as the parties to the transaction may agree. Such 45-day period shall be extended for an additional period, such period to be mutually agreed to by the Transferring Shareholder and the Lender, if necessary to obtain any Regulatory Approvals required for such purchase and payment. At such closing, the Transferring Shareholder shall deliver certificates representing the Offered Shares, accompanied by duly executed instruments of transfer and the Transferring Shareholder's portion of unpaid requisite transfer taxes, if any. Such Offered Shares shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by the Lender), and the Transferring Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and registered owner of such Offered Shares. The Lender shall deliver at such closing payment in full of the purchase price for the Offered Shares it has elected to purchase. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Shares to the Lender, and the Company shall update the register of members to reflect the transfer and sale of the Offered Shares.

2.5	Right of First Sale.

(a)	Right of First Sale. In addition to the Lender's rights under Section 2.4 and subject to Section 2.1, if any Transferring Shareholder proposes to make a Controlling Shareholder Transfer, the Lender shall have the right (the "Right of First Sale") but not the obligation to require the Transferee in a Controlling Shareholder Transfer to purchase from the Lender, for the same consideration per Share and upon substantially the same terms and conditions as to be paid and given to the Controlling Shareholders, up to the total number of Shares then held by the Lender (or as the case may be, up to the total principal amount of the Note then held by the Lender).

(b)	Exercise of Right. Within thirty (30) days following the delivery of a Transfer Notice by a Controlling Shareholder, if the Lender elects to exercise its Right of First Sale, it shall deliver a written notice of such election to such Controlling Shareholder with a copy to the Company, specifying the number of Shares or the principal amount of the Note with respect to which it has elected to exercise its Right of First Sale. Such notice shall constitute a binding agreement by the Lender to transfer such Shares or principal amount of the Note on substantially the same terms and conditions set forth in the Transfer Notice. The Lender who elects to exercise its Right of First Sale shall only be required to make representations and warranties on its ownership of and authority to sell the Shares or the principal amount of the Note it elects to Transfer.

(a)	Closing. Where the Lender has properly elected to exercise its Right of First Sale and the proposed Transferee in a Controlling Shareholder Transfer fails to purchase the Shares or the principal amount of the Note elected to be transferred by the Lender, the Controlling Shareholders shall not make the proposed Transfer, and if purported to be made, such Transfer shall be void. In the event that the total number of Shares proposed to be transferred under the Controlling Shareholder Transfer and those elected by the Lender to be transferred under its Right of First Sale exceeds the maximum number of Shares the proposed Transferee is willing to purchase, the number of Shares to be transferred to the proposed Transferee by the Controlling Shareholders shall be reduced so that the total number of Shares to be transferred equals to the maximum number of Shares the proposed Transferee is willing to purchase, in each case assuming the applicable principal amount of the Note is converted into Shares.

2.6	Transfers in Compliance with Law. Notwithstanding any other provision of this Agreement, no Transfer may be made by a Controlling Shareholder unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit A, (b) the Transfer complies in all respects with the other applicable provisions of this Agreement and (c) the Transfer complies in all respects with applicable securities laws.

2.7	Avoidance of Restrictions. The Parties agree that the Transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Shares indirectly through a company or other entity that can itself be sold in order to dispose of an interest in Shares free of such restrictions. Any Transfer or other disposal of any Equity Securities (or other interest) in any direct or indirect holding company set up to hold Shares by the Controlling Shareholders shall be treated as being a Transfer of the Shares held by the Controlling Shareholders, and the provisions of this Agreement that apply in respect of the Transfer of Shares shall apply in respect of the Equity Securities so held.

2.8	Notice of Transfer. Within five (5) Business Days after recording any Transfer of Shares on its register of members, the Company shall send a notice to each Securities Holder stating that such Transfer has taken place and setting forth the name of the transferor, the name of the transferee and the number and class of Shares involved.

2.9	Lender Transfers. Shares and all rights hereunder (or a portion thereof) may be transferred by the Lender (a) at any time to the Company or any Controlling Shareholder; (b) at any time to any Affiliate of the Lender or (c) to any Person that is not an Affiliate of the Lender; provided that in the case of clause (c), prior to such transfer, the Lender shall have offered to transfer such Shares to the Company or any Controlling Shareholder on the same terms and conditions as those offered to such Person, and the Company or such Controlling Shareholder have declined, or failed to respond to, such offer in writing within five (5) Business Days after such offer has been made to the Company or such Controlling Shareholder.

2.10	Termination of Restrictions on Transfers. The provisions of this Section 2 shall terminate and be of no further force or effect upon the earlier of (i) consummation of a Qualified IPO, (ii) the date on which the Lender ceases to hold any principal amount of the Note or any Shares issued upon conversion thereof or Synutra Shares transferred upon exchange therefrom, and (iii) thirty (30) days after the fourth (4th) anniversary of the issuance of the Note; provided that nothing in this Section 2.10 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination.

SECTION 3

PREEMPTIVE RIGHTS

3.1	Restrictions. The Company shall not issue any Equity Securities of any type or class to any Person (the "Proposed Recipient") unless the Company has offered the Lender in accordance with the provisions of this Section 3 the right to purchase the Lender's Pro Rata Share of such issuance for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise substantially on the same terms and conditions as are offered to the Proposed Recipient; provided, that the foregoing restriction shall not apply to any of the following issuances:

(a)	issuance of Shares upon the conversion, exercise or exchange of the Note;

(b)	issuance of options, warrants or convertible securities in accordance with the terms hereof or in connection with any bona fide arm's-length acquisition of an entity pursuant to a consolidation, merger, purchase of all or substantially all the assets of such entity, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such entity or fifty percent (50%) or more of the equity ownership in such entity and any issuance of Shares upon the conversion, exercise or exchange thereof;

(c)	issuance of employee stock options in excess of five percent (5%) in the aggregate in the total share capital of the Company pursuant to an employee stock option plan or other incentive or profit sharing program;

(d)	issuances of Shares, or warrants or options to purchase Shares, in a Qualified IPO, or to effect any capital or other corporate restructuring to facilitate a Qualified IPO; or

(e)	issuance of Shares issued pursuant to share dividends, share splits or similar transactions.

3.2	Notice. Not less than thirty (30) days before a proposed issuance of securities other than in connection with an issuance permitted under Section 3.1 (a "Proposed Issuance"), the Company shall deliver to the Lender written notice of the Proposed Issuance setting forth (a) the number, type and material terms of the securities to be issued, (b) the consideration to be received by the Company in connection with the Proposed Issuance and (c) the identity of the Proposed Recipients.

3.3	Exercise of Right. Within twenty (20) days following delivery of the notice referred to in Section 3.2, if the Lender elects to exercise its rights under this Section 3 it shall give written notice to the Company specifying the number of securities to be purchased by the Lender and the calculation by the Lender of the Lender's Pro Rata Share, which calculation shall be subject to approval by the Company (not to be unreasonably withheld or delayed). Should there be a dispute between the Company and the Lender regarding such calculation, they shall endeavor to reach agreement first through good faith negotiations. Except as provided in the next succeeding sentence, failure by any Lender to give such notice within such twenty (20) day period shall be deemed a waiver by the Lender of its rights under this Section 3 with respect to such Proposed Issuance. If the Lender fails to give the notice required under this Section 3.3 solely because of the Company's failure to comply with the notice provisions of Section 3.2, then the Company shall not issue securities pursuant to this Section 3 and if purported to be issued, such issuance of securities shall be void.

3.4	Termination of Preemptive Rights. The provisions of this Section 3 shall terminate and be of no further force or effect upon the earlier of (i) consummation of a Qualified IPO and (ii) the date on which the Lender ceases to hold any principal amount the Note or any Shares of the Company issued upon conversion thereof; provided that nothing in this Section 3.4 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination.

SECTION 4

CORPORATE GOVERNANCE

4.1	General. From and after the date hereof, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders (a "Shareholders Meeting"), and shall take all other actions necessary, to give effect to the provisions of this Agreement and to include in the Articles the applicable rights and privileges of the Securities Holders included in this Agreement. In addition, each Shareholder shall vote its Shares at any Shareholders Meeting, upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote, in conformity with the terms and provisions of this Agreement.

4.2	Board of Directors.

(a)	Number and Composition. The number of Directors constituting the entire Board shall be two (2) as of the date hereof, consisting of two (2) nominees of the Controlling Shareholders. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, and for so long as the Lender continues to hold at least five percent (5)% of the outstanding Shares of the Company (on an as-converted basis), the number of Directors constituting the entire board shall be three (3) and each Shareholder shall vote his/her/its Shares at any Shareholders Meeting called for the purpose of filling the positions on the Board or in any written consent of Shareholders executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the Board of one (1) nominee of the Lender (the "Lender Director").

(b)	Removal and Replacement of Directors.

(i)	A Director shall be removed from the Board, with or without cause, upon, and only upon, the affirmative vote of the Shareholders in accordance with this Section 4.2(b) and the provisions of the Act. Each Shareholder shall vote its Shares for the removal of a Director upon the request of the Securities Holder that nominated such Director. Otherwise, no Shareholder shall vote for the removal of a Director.

(ii)	In the event any Director resigns or is removed in accordance with Section 4.2(b)(i), the Securities Holder that nominated such Director will have the right to nominate such Director's successor or replacement, and such successor or replacement Director shall be nominated and elected on or as soon as practicable after the date of such resignation or removal. If it is a Lender Director that resigns or is removed, unless the Lender shall have failed to nominate a successor or replacement Director within ten (10) Business Days after such resignation or removal, the Shareholders shall not, and the Shareholders shall procure that their nominated Directors shall not, transact any business until the Shareholders have elected the successor or replacement Director nominated by the Lender.

(iii)	The provisions of this Section 4.2(b) shall only apply for so long as the Lender is entitled to have a Lender Director appointed to the Board pursuant to Section 4.2(a).

(c)	Chairman of the Board. The Chairman of the Board shall be selected by a majority vote of the Directors. The Chairman shall not have a casting vote.

4.3	Board Meetings.

(a)	Frequency and Location. For so long as the Lender is entitled to have a Lender Director appointed to the Board pursuant to Section 4.2(a), meetings of the Board shall take place at least once in every quarter. Meetings shall be held in a location approved by a majority of the Directors.

(b)	Notice. A meeting may be called by the Chairman of the Board or any Director giving notice in writing to the Company Secretary specifying the date, time and agenda for such meeting. The Company Secretary shall upon receipt of such notice give a copy of such notice to all Directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than five (5) days' notice shall be given to all Directors; provided, however, that such notice period may be reduced with the written consent of all of the Directors.

(c)	Quorum. For so long as the Lender is entitled to have a Lender Director appointed to the Board pursuant to Section 4.2(a), all meetings of the Board shall require a quorum of at least two (2) Directors, which shall include the Lender Director. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be adjourned to the fifth (5th) Business Day thereafter at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Directors present shall be a quorum.

(d)	Voting. At any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Company Secretary, authorize another Person to attend and vote by proxy for such Director at any Board meeting. The adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly constituted meeting of the Board. The Board shall not at any meeting adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all Directors are present at such meeting and vote in favor of such resolution.

(e)	Participation. Directors may participate in Board meetings by telephone or video conference, and such participation shall constitute presence for purposes of the quorum provisions of Section 4.3(c).

(f)	Expenses. The reasonable costs of attendance of Directors at Board meetings shall be borne by the Company.

(g)	Action by Written Consent. Any action that may be taken by the Directors at a meeting may be taken by a written resolution signed by all of the Directors.

4.4	Board Committees. Following the date of this Agreement and subject to Section 4.5, the Board may establish any committee as it deems appropriate to advise and assist the Board in overseeing the matters within its areas of oversight, and recommend such matters for approval by the Board. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Lender shall have the right to appoint one representative to each Board committee so established for so long as the Lender is entitled to have a Lender Director appointed to the Board pursuant to Section 4.2(a).

4.5	Reserved Matters. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, subject to any additional requirements imposed by the Act and the Articles and for so long as the Lender is entitled to have a Lender Director appointed to the Board pursuant to Section 4.2(a), the Company shall not, and shall cause the other Group Members not to, without the affirmative consent or approval of at least a majority of the Directors (including the Lender Director), take any actions with respect to any of the matters set forth in Schedule 1.

SECTION 5

COVENANTS OF THE COMPANY AND CONTROLLING SHAREHOLDERS

5.1	Books and Records. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall, and shall cause each Group Member to, keep proper, complete and accurate books of account in US$ and, in the case of each Subsidiary incorporated in the PRC, in RMB, in each case in accordance with the International Financial Reporting Standards (IFRS) or PRC GAAP, as approved by the Board. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall have the Group's consolidated accounts audited annually in accordance with such standards by a reputable firm of international accountants appointed by the Board pursuant to the terms hereof.

5.2	Reports. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall provide to the Lender and the Lender Director:

(a)	within twenty (20) days after the end of each month, the unaudited consolidated monthly financial statements of each Subsidiary of the Company incorporated in the PRC, including a balance sheet and an income statement, and the notes thereto (if any), for such month;

(b)	within thirty (30) days after the end of each quarter, the unaudited consolidated quarterly financial statements of the Group, including a balance sheet, an income statement and a cash flow statement, and the notes and schedules thereto, for such quarter;

(c)	within forty-five (45) days after the end of each Financial Year, the unaudited consolidated annual financial statements of the Group for such Financial Year;

(d)	within four (4) months after the end of each Financial Year, the audited consolidated annual financial statements of the Group for such Financial Year;

(e)	prior to the first Board meeting of each Financial Year, the annual operating and capital budget and business plan of the Group for such Financial Year for approval by the Board; and

(f)	without undue interruption to the Group's ordinary course of business, other operational and financial information of the Group as requested by the Lender and the Lender Director in connection with their review of the operations and financial condition of the Group.

5.3	Financial Records and Access. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall allow the Lender and its nominated Lender Director (for so long as the Lender is entitled to have a Lender Director appointed to the Board pursuant to Section 4.2(a)) and other authorized representatives (subject to the reasonable approval of the Company) the right during normal business hours with reasonable advance notice to inspect its books and accounting records and those of the other Group Members, to make extracts and copies therefrom at their own expense and to have full access to all of the Company's and each other Group Member's property and assets, provided that the Company shall not be obligated pursuant to this Section 5.3 to provide access to any information which it reasonably considers to be a trade secret.

5.4	Securities Filings. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall provide to the Lender, promptly after the filing by any Group Member thereof, copies of any registration statement, preliminary prospectus, final prospectus, application for listing or other document filed with any securities regulatory authority or securities exchange in any jurisdiction, provided that the Company shall not be required to provide copies of such documents that are filed with the U.S. Securities and Exchange Commission on its Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

5.5	Budgets and Business Plans. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall prepare proposed annual operating and capital budgets and business plans of the Group, which shall be submitted to all Directors not less than one (1) month prior to the commencement of each Financial Year. Subject to Section 4.5, the Board shall adopt budgets and business plans of the Group for such Financial Year within sixty (60) days after the commencement of the Financial Year.

5.6	Director and Officer Insurance. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, the Company shall purchase and maintain director and officer insurance with terms and conditions and the amount of coverage mutually approved by the Company and the Lender for Directors and key officers of the Company.

5.7	Availability of Authorized Shares. The Company covenants that it will at all times reserve and maintain authority to issue, solely for the purpose of issue or delivery upon any conversion provided under the Basic Documents, the maximum number of Shares issuable upon conversion of the Note held by the Lender. The Company covenants that all such Shares, when issued or delivered upon such conversion, shall be duly and validly issued and fully paid, free and clear of all Encumbrances.

5.8	Controlling Shareholder Covenants. The Controlling Shareholders jointly and severally undertake with the Lender that, after the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, except with the prior written consent of the Lender:

(a)	the Founder will manage the affairs of the Group as the president of the Group on a full time basis and be fully devoted to developing and operating the business of the Group and will not pursue any other business or investment interests, provided that the foregoing shall not prohibit the Founder's involvement in any business or affairs of the Company's Affiliates which have been disclosed in Synutra's reports filed with the United States Securities and Exchange Commission; and

(b)	he/she will not receive any compensation or derive any benefits from any of the Group Members other than (i) any dividend he/she is entitled to as a registered owner of the Shares of Company, (ii) any salary and reasonable benefits he/she is currently entitled to as an executive of the Group, which, for the Founder, as of the date hereof includes an annual salary of RMB2,400,000 plus benefits substantially similar to those provided to other officers of Synutra and which shall include annual increases in salary of no more than 5% as may be approved by the board of directors of the relevant Group Company and/or the compensation committee thereof (if applicable), or (iii) compensation and benefits otherwise approved by the Lender; and

(c)	he/she will not engage in any activity (whether through the holding of any Equity Securities in any Person or the providing of commercial or professional advice to any Person or otherwise, and whether with or without compensation of any form) which, directly or indirectly, competes with the business of the Group, provided that this shall not prohibit (x) the holding (directly or through nominees) of Equity Securities listed on any stock exchange solely for investment purposes as long as not more than five percent (5%) of the issued shares or stock of any class of the relevant company shall be so held, or (y) any holding of Equity Securities in any Group Member or in any Affiliate of the Company which has been disclosed in Synutra's reports filed with the United States Securities and Exchange Commission.

5.9	Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force or effect upon the earlier of (i) consummation of a Qualified IPO and (ii) the date on which the Lender ceases to hold at least 20% of the principal amount of the Note or Shares issued upon conversion thereof or Synutra Shares transferred upon exchange therefrom; provided that nothing in this Section 5.9 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination.

SECTION 6

RIGHTS AND OBLIGATIONS OF THE SECURITIES HOLDERS AND THE
COMPANY IN RELATION TO EACH MAJOR SUBSIDIARY

6.1	Promptly after the completion of a Going Private Transaction, the Company shall:

(a)	cause the board of directors of each Major Subsidiary, to the extent permitted by applicable law, to be the same size as the Board and to include directors nominated by the Securities Holders of the Company in the same proportion as each such Securities Holder is represented on the Board, unless otherwise agreed to by the Lender. The right of nomination by each Securities Holder shall also carry the right to remove or replace the director so nominated, and if a nominating Securities Holder ceases to be a Securities Holder, such Securities Holder shall immediately cause the directors on the board of each Major Subsidiary appointed by such Securities Holder to resign or be removed; and

(b)	cause the quorum and voting arrangements and other procedures with respect to the board of directors of each Major Subsidiary, as well as other corporate governance matters, to the extent permitted by applicable law, to be the same as those set forth in Section 4 with respect to the Board and the Company unless otherwise agreed to by the Lender.

6.2	Termination. The provisions of this Section 6 shall terminate and be of no further force or effect upon the earlier of (i) consummation of a Qualified IPO, and (ii) the date on which the Lender ceases to hold at least 20% of the principal amount of the Note or Shares issued upon conversion thereof; provided that nothing in this Section 6.2 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination.

SECTION 7

LIQUIDITY RIGHTS

7.1	Put Right.

(a)	Without limiting any other rights that the Lender may have hereunder, should any of the following events occur (each a "Trigger Event"), the Lender shall have the right (the "Put Right"), but not the obligation, to require the Controlling Shareholders (on a joint and several basis) to purchase all or a portion of the Shares or the Synutra Shares (as applicable) then held by the Lender, in either case issued or transferred upon conversion or exchange of the Note (collectively, the "Put Shares"), at a price (the "Put Price") equal to an amount that would yield an Internal Rate of Return of 15% per annum to the Lender on the Investment Cost paid for the applicable principal amount of the Note converted or exchanged into the Put Shares:

(i)	the Group fails to complete a Qualified IPO within four (4) years from the Completion;

(ii)	the Controlling Shareholders cease to Control the Group or the Founder ceases to devote a substantial portion of his working time to the management of the business of the Group;

(iii)	any Group Member shall default in making, or become unable to make, any payment of indebtedness on the scheduled or original due date thereof involving a liability in excess of US$10,000,000 and such default or failure has not been cured or otherwise resolved by such Group Member with the relevant lender within sixty (60) days after such lender has taken any acceleration or enforcement actions;

(iv)	a bankruptcy, insolvency, winding up or similar proceeding has been initiated by or filed against a Group Member or any Controlling Shareholder and is not dismissed within sixty (60) days after the relevant proceeding is initiated or filed, and such proceeding results in a material adverse effect on the Group, taken as a whole;

(v)	a material portion of the assets or business of the Group has been placed into receivership or is being confiscated or restricted (by foreclosure or similar actions) in a manner that results in a material adverse effect on the Group, taken as a whole; or

(vi)	any Controlling Shareholder and/or the Company shall default in the observance or performance of any covenant, condition or agreement contained in any Basic Document, and such default having continued for thirty (30) days after being notified in writing of such default by the Lender.

(b)	The Put Right shall be exercisable by the Lender by delivering a written notice (the "Put Notice") to the Controlling Shareholders and the Company. In respect of the Trigger Event set forth in Section 7.1(a)(i), the Put Notice shall be delivered within thirty (30) days after the fourth (4th) anniversary of the Completion; in respect of any Trigger Event set forth in Section 7.1(a)(ii) to Section 7.1(a)(v), the Put Notice shall be delivered within sixty (60) days after the Lender becomes actually aware of such event (which shall be satisfied by delivery of written notice to the Lender), and in respect of any Trigger Event set forth in Section 7.1(a)(vi), the Put Notice shall be delivered within sixty (60) days after the expiration of the 30-day cure period as set forth therein. The Put Price shall be payable in US dollars outside of the PRC in immediately available funds. The Controlling Shareholders shall complete such purchase within thirty (30) days after the date on which such written notice is delivered by the Lender, provided that such 30-day period shall be extended for an additional period, such period to be mutually agreed to by the Controlling Shareholders and the Lender, if necessary to obtain any Regulatory Approvals required for such purchase and payment.

7.2	Covenants on Put Right.

(a)	The Controlling Shareholders shall use their commercially reasonable efforts to effect the transactions contemplated under Section 7.1 as soon as possible, including using commercially reasonable efforts to obtain all the necessary Regulatory Approvals for any of the actions contemplated under Section 7.1 and requested by the Lender, obtaining necessary financing and disposing of assets to raise funds.

(b)	The Controlling Shareholders shall cause the Company to, (x) use commercially reasonable efforts to effect the transactions contemplated under Section 7.1 as soon as possible, including using commercially reasonable efforts to obtain all the necessary Regulatory Approvals for any of the actions contemplated under Section 7.1 and requested by the Lender, and (y) if the Put Price is not paid in full within the 30-day period prescribed under Section 7.1, to take all commercially reasonable actions in order to obtain sufficient funds and distribute such funds to the Controlling Shareholders for them to pay any outstanding amount of the Put Price, including borrowing funds, selling assets, distributing available dividends, applying for and obtaining approval for reduction of capital of any Group Company or liquidating any Group Company and making liquidation distributions, and/or causing any Group Company to do any of the foregoing.

(c)	Only upon payment in full of the Put Price by the Controlling Shareholders to the Lender, shall the Lender be required to release or transfer any of such Put Shares.

7.3	Termination of Put Right. The provisions of this Section 7 shall terminate and be of no further force or effect upon the earlier of (i) the expiration of any lock-up period applicable to the Put Shares held by the Lender following consummation of a Qualified IPO, (ii) the date on which the Lender ceases to hold any principal amount of the Note or any Put Shares, and (iii) thirty (30) days after the fourth (4th) anniversary of the issuance of the Note, provided that nothing in this Section 7 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination, and the provisions of this Section 7 shall continue to be in full force and effect with respect to any exercise of the right under this Section 7 prior to the effective date of such termination. Each of the Share Pledges shall be terminated and the share pledge thereunder released upon termination of the Put Right in accordance with this Section 7.3, provided that in the event that the Put Right has been exercised prior to the termination of the Put Right, the Share Pledges shall continue to be in full force and effect until the due payment and satisfaction in full of the Secured Obligations thereunder.

SECTION 8

LIQUIDATION PREFERENCE

8.1	Liquidation Event. Other than in connection with a Reorganization, to the extent the Lender holds any Shares of the Company issued upon conversion of any principal amount of the Note, the Lender shall be entitled to preferential distribution ("Liquidation Preference") pursuant to Sections 8.2 and 8.3 and the Controlling Shareholders and the Company shall take all actions necessary to give effect to such Liquidation Preference (through transfer of proceeds received by the Controlling Shareholders in the relevant distribution to the Lender or otherwise), if any of the following events occurs (each, a "Liquidation Event"):

(a)	any liquidation, dissolution or winding up of a Group Member,

(b)	any merger, consolidation or similar transaction of any Group Member, any transfer of Equity Securities of any such Group Member or any other transaction of any such Group Member, in one or a series of related transactions, as a result of which the Shareholders of the Company immediately prior to such transactions will cease to own, directly or indirectly, a majority of the Equity Securities or voting power of such Group Member or the surviving entity immediately following the consummation of such transactions, or

(c)	the sale of all or substantially all of the assets of the Group, including by selling a Group Member that owns or controls, directly or indirectly, all or substantially all of the assets of the Group.

8.2	Liquidation Preference. The Liquidation Preference shall be calculated as an amount (in the case of Section 8.1(a) above, pro-rated based on the value of such Group Member, and in the case of Section 8.1(b) above, pro-rated based on the percentage of the Equity Securities in such Group Member acquired by such unaffiliated third parties) equal to the original purchase price paid for the applicable principal amount of the Note converted into the Shares then held by the Lender plus all declared but not distributed dividends attached to such Shares.

8.3	Remaining Assets. The remaining assets (or any proceeds thereof) of the relevant Group Member (with respect to Section 8.1(a) above) or the Group (with respect to Section 8.1(c) above), and the remaining payments from the relevant purchasers (with respect to 8.1(b) above) shall be distributed or made to all the Shareholders pursuant to their respective equity ownership percentages in the Company on an as-converted basis.

8.4	Termination of Liquidation Right. The provisions of this Section 8 shall terminate and be of no further force or effect upon the earlier of (i) consummation of a Qualified IPO, (ii) the date on which the Lender ceases to hold any principal amount of the Note or any Shares issued upon conversion thereof, and (iii) the fourth (4th) anniversary of the issuance of the Note; provided that nothing in this Section 8.4 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination.

SECTION 9

REORGANIZATION

9.1	In the event of a reorganization of the Group approved by the Lender after the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed through which a new company ("New Holdco") becomes the holding entity and proposed listing entity of the Group that owns, directly or indirectly, the principal business and assets of the Group (a "Reorganization"), at the written demand of the Lender, the Company and the Controlling Shareholders shall cause New Holdco to issue a convertible note with substantially the same terms as the Note (including substantially the same conversion right and the Liquidation Preference) to the Lender in exchange for cancellation of the Note, amend the charter documents of New Holdco to include the material terms of this Agreement, terminate this Agreement and execute a new securities holders' agreement relating to New Holdco to give similar effect to the terms hereof, and amend and execute other documents as may be requested by the Lender to give effect to the rights of the Lender under the Basic Documents.

9.2	If the preferential distribution upon a Liquidation Event to the Lender is not permitted under the law of the jurisdiction of incorporation of New Holdco, the Controlling Shareholders shall transfer such amount of payments it receives from any applicable distribution following a Liquidation Event to the Lender in order to give effect to such terms of Section 8 (Liquidation Preference) of this Agreement.

9.3	Termination. The provisions of this Section 9 shall terminate and be of no further force or effect upon the earlier of (i) consummation of a Qualified IPO, (ii) the date on which the Lender ceases to hold any principal amount of the Note or any Shares issued upon conversion thereof and (iii) the fourth (4th) anniversary of the issuance of the Note; provided that nothing in this Section 9.3 shall be deemed to release any Party from any liability for any breach of this Section prior to the effective date of such termination.

SECTION 10

REPRESENTATIONS AND WARRANTIES

10.1	Representations and Warranties. On the date hereof, the Controlling Shareholders and the Company, jointly and severally, represent, warrant and undertake to the Lender, and the Lender represents, warrants and undertakes to the Controlling Shareholders and the Company that:

(a)	such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and, if such party is not a natural person, such Party is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization;

(b)	the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

(c)	assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(d)	the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not:

(i)	violate any provision of the constitutional, organizational or governance documents of such Party to the extent relevant,

(ii)	require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any government authority in such Party's country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than any such consent, approval, action or filing that has already been duly obtained or made, or that is permitted to be, and will be, obtained or made following the date hereof, or that is otherwise required hereunder,

(iii)	conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, or

(iv)	violate any law applicable to such Party that would materially and adversely affect such Party's ability to execute, deliver or perform its obligations hereunder.

SECTION 11

CONFIDENTIALITY AND RESTRICTIONS ON PUBLICITY

11.1	Subject to Section 11.2, each Party hereto:

(a)	shall treat as strictly confidential all information relating to, obtained or received by it as a result of negotiating, entering into or performing his/her/its obligations under this Agreement which relates to the existence, provisions or subject matter of this Agreement ("Confidential Information"); and

(b)	shall not, except with the prior written consent of the other Parties, directly or indirectly, disclose, reveal, divulge, publish or otherwise make known to any Person any Confidential Information.

11.2	Sections 11.1 and 11.3 shall not apply if and to the extent that a Party hereto disclosing Confidential Information can demonstrate that:

(a)	to the extent pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or otherwise advised by competent legal advisors that such disclosure is required by applicable law or regulation and so long as, where such disclosure is to a Government Authority, such Party shall inform the other Party promptly thereof to the extent permitted by law and use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed,

(b)	to the extent required by the applicable rules of any stock exchange,

(c)	to the officers, directors, employees, agents and professional advisors of such Party or its Affiliates as necessary to the performance of its obligations in connection herewith so long as such Party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof (such Party shall be and remain responsible for the failure by such Person to maintain the confidentiality of the Confidential Information),

(d)	to its investors and any Person otherwise providing debt or equity financing to such Party so long as such Party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof (such Party shall be and remain responsible for the failure by such Person to maintain the confidentiality of the Confidential Information),

(e)	to any Person that enters into bona fide negotiations to acquire such Party or such Party's interest in the Company so long as such Person has agreed to maintain the confidentiality of the Confidential Information, and

(f)	with respect to the Lender, to the Lender's Affiliates for purposes of reviewing existing investments and new investments proposals and conducting other investment and investment management activities in its ordinary course of business.

11.3	Press Releases. None of the Parties hereto shall issue a press release or make any public announcement with respect to any of the transactions contemplated in this Agreement without obtaining the prior written consent of the Company and the Lender; nor shall the name of the Lender or any of its Affiliate or the Company or any other Group Member, as the case may be, be used in such press release or public announcement without obtaining in each instance the prior written consent of the Lender or the Company, as applicable.

SECTION 12

TERM AND TERMINATION

12.1	Effective Date; Termination. This Agreement shall become effective upon the Completion and shall continue in effect until the earlier to occur of (a) the date on which the Company goes into liquidation or dissolution or any property or assets of the Company are placed in the hands of a receiver, trust custodian or liquidator or a winding up order in respect of the Company is issued (provided that the Put Right of the Lender under Section 7(a)(iv) or (v) and related provisions of this Agreement shall continue in effect), (b) any date agreed upon in writing by all of the Parties or (c) the date on which the Lender ceases to hold any principal amount of the Note or any Shares issued upon conversion thereof or any Synutra Shares transferred upon exchange therefrom.

12.2	Consequences of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 12 and Section 11 (Confidentiality and Restrictions on Publicity), Section 13 (Notices), Section 14 (Miscellaneous) (other than Sections 14.4 and 14.12), and Section 15 (Governing Law; Waiver of Jury

Trial). Nothing in this Section 12.2 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

SECTION 13

NOTICES

13.1	Notice Addresses and Method of Delivery. All notices, requests, demands, consents and other communications ("Notices") required to be given by any Party to any other Party shall be in writing and delivered by hand delivery or courier; prepaid registered letter sent by first class mail (express courier if to an address in a country other than the country in which the sender is situated), return receipt request; facsimile or email, to the applicable Party at the address, facsimile number or email address stated below:

if to the Company:	Beams Power Investment Limited
Dongluyuan 103, Tongzhou District,
Beijing, PRC
Attention: Ms. MENG Xiuqing
Fax: 86-10-89593706
Email: sherrymeng728@163.com

if to the Controlling Shareholders:	Mr. ZHANG Liang / Ms. MENG
Xiuqing
Dongluyuan 103, Tongzhou District,
Beijing, PRC
Attention: Mr. ZHANG Liang / Ms.
MENG Xiuqing
Fax: 86-10-89593706
Email: sherrymeng728@163.com

if to the Lender:	Forebright Capital Management Limited
Suite 3720, Jardine House, 1 Connaught
Place, Central, Hong Kong
Attention: Kiril Ip
Fax: 852 2520 5125
Email:Kiril.Ip@forebrightcapital.com

or, as to each Party, at such other address, fax number or email address as shall be designated by such Party in a notice to the other Parties containing the new information in the same format as the information set out above and complying as to delivery with the terms of this Section.

13.2	Time of Delivery. Any Notice addressed to the relevant Party pursuant to the requirements of Section 13.1 shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (b) if sent by post within the same country, on the fifth Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (c) if given or made by fax or email, upon dispatch and the receipt of a transmission report confirming dispatch.

SECTION 14

MISCELLANEOUS

14.1	Legend. The register of members and certificate for any Shares now held or hereafter acquired by any Securities Holder shall, for as long as this Agreement is effective, bear a legend as follows:

"BEAMS POWER INVESTMENT LIMITED (the "Company") is a company organized under the laws of the British Virgin Islands, and the shares represented by this certificate shall not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered without compliance with the provisions of that certain Securities Holders' Agreement, dated as of March [●], 2016 among the Company and the Securities Holders of the Company named therein or subsequently adhering thereto (the "Securities Holders' Agreement"). A copy of such Securities Holders' Agreement is on file at the principal offices of the Company. The Company will not register the transfer of such shares on the register of members of the Company unless and until the transfer has been made in compliance with the terms of such Securities Holders' Agreement."

14.2	Indemnification.

(a)	The Company and the Controlling Shareholders shall indemnify the Lender and its Affiliates and its and their respective directors, officers, employees, advisors and agents and each director of a Group Member nominated or appointed by the Lender (each, an "Indemnified Person") against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including in connection with but not limited to any investigative, legal and other expenses reasonably incurred, and any amounts paid in settlement of, any pending or threatened legal action or proceeding (collectively, "Losses") that any Indemnified Person may at any time become subject to or liable for by reason of the status of such Indemnified Person as a direct or indirect lender or securities holder of a Group Member or director, officer, employee, advisor and agent of such lender or securities holder or its Affiliates or as director of a Group Member, as the case may be, or arising out of or in connection with any transaction proposed by the Company or any Controlling Shareholder involving Synutra or any of its Subsidiaries, including in connection with a Going Private Transaction, other than Losses arising from the gross negligence or willful misconduct of such Indemnified Person.

(b)	The Company and the Controlling Shareholders shall, jointly and severally, indemnify, defend and hold harmless each Indemnified Person from and against all Losses resulting from or arising out of its breach of any representation or warranty, covenant or agreement in this Agreement.

(c)	The provisions of this Section 14.2 survive the termination of this Agreement.

(d)	Prepayment of Expenses. To the extent not prohibited by applicable law, the Company shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any action, suit or proceeding, whether, civil, criminal or investigative (a "Proceeding") in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Section 14.2 or otherwise.

(e)	Claims. If a claim for indemnification or advancement of expenses under this Section 14.2 is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Company, an Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(f)	Non-exclusivity of Rights. The rights conferred on any Indemnified Person by this Section 14.2 shall not be exclusive of any other rights that such Indemnified Person may have or hereafter acquire under any statute, provision of this Agreement, the Articles, vote of stockholders or disinterested directors or otherwise.

(g)	Amendment, Repeal or Modification. Any amendment, repeal or modification of the foregoing provisions of this Section 14.2 shall not adversely affect any right or protection hereunder of any Indemnified Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

(h)	Reliance. Indemnified Persons who after the date of the adoption of this provision become or remain an Indemnified Person described in Section 14.2(a) of this Agreement will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 14.2 in entering into or continuing their service. The rights to indemnification and to the advancement of expenses conferred in this Section 14.2 will apply to claims made against any Indemnified Person described in Section 14.2(a) of this Agreement arising out of acts or omissions in respect of the Company or one of its Subsidiaries that occurred or occur both prior and subsequent to the adoption hereof.

14.3	Securities Holder Obligations. Each Securities Holder shall comply with the provisions of this Agreement in relation to his/her/its direct or indirect interest in the Company, and in transacting business with the Group and shall exercise his/her/its rights and powers in relation to such interest in accordance with and so as to give effect to this Agreement. The Controlling Shareholders shall cause the Company to comply with all of its obligations and perform all of its duties under this Agreement pursuant to the terms hereof.

14.4	Discrepancies. After the earlier of (x) completion of a Going Private Transaction or (y) December 31, 2016 if a Going Private Transaction has not been completed, if there is any discrepancy between any provision of this Agreement and any provision of the charter documents of the Company or any Major Subsidiaries, the provisions of this Agreement shall prevail, and the Controlling Shareholders and the Company shall procure that the charter documents of the Company and such Major Subsidiaries are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement, including by promptly amending such charter documents to reflect the right of the Lender or the Lender Director to approve reserved matters as set forth in Section 4.5.

14.5	No Partnership. The Parties expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction's partnership law. The Parties do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of the Lender's status as the holder of Equity Securities in the Company.

14.6	Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by all the Parties hereto.

14.7	Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by the other Parties of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

14.8	Entire Agreement. This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

14.9	Severability. Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of this Agreement as remain not so deleted.

14.10	Counterparts. This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier, facsimile or email, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

14.11	Consent to Specific Performance. The Parties acknowledge and agree that it may be impossible to measure in money the damages that would be suffered by a Party by reason of the failure by the other Parties to perform any of the obligations hereunder. Therefore, if any Party shall seek remedies of injunction, specific performance or other equitable relief, or any combination of these remedies, in addition to any other remedy to which it may be entitled at law or in equity, for any threatened or actual breach of the terms of this Agreement, no proof of special damages shall be necessary for the enforcement of the provisions hereof.

14.12	Transfer; Assignment. None of the Parties hereto (other than the Lender) shall assign this Agreement or any of its rights or duties hereunder to any Person. This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Lender. The Lender may assign this Agreement or any of its rights or duties hereunder to any Person (each a "Lender Transferee") who acquires all or some of the Equity Securities of the Company or Synutra held by the Lender in accordance with the terms of this Agreement; provided that a Lender Transferee signs a Deed of Adherence substantially in the form attached hereto as Exhibit A; provided further that all of the rights of the Lender under this Agreement shall be collectively exercised by the Lender and/or all of the Lender Transferees.

SECTION 15

GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; WAIVER

OF JURY TRIAL

15.1	Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

15.2	Submission to Jurisdiction; Waiver of Venue. THE PARTIES AGREE AND CONSENT THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL COURT OF THE DISTRICT OF DELAWARE OR THE DELAWARE COURT OF CHANCERY. EACH PARTY IRREVOCABLY (I) WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.2; (II) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.1 OR TO THE PROCESS AGENT IN ACCORDANCE WITH SECTION 15.3; (III) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (II) ABOVE IS SUFFICIENT

TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

15.3	Service of Process. Each of the Controlling Shareholders and the Company irrevocably appoints Synutra as its agent for service of process in relation to any proceedings before the federal court of the district of Delaware or the Delaware Court of Chancery in connection with this Agreement, and covenants to appoint a third party agent for service of process in Delaware if during the six (6) year period herefrom Synutra ceases to exist as a Delaware corporation. The Lender irrevocably appoints Corporation Service Company as its agent for service of process in relation to any such proceedings. Notwithstanding anything herein to the contrary, if for any reason, an agent for services of process ceases to act as an agent for such purposes, the Party appointing such agent shall promptly appoint another Person to act as its agent for services of process in connection with this Agreement. Each party hereto consents to the service of process relating to any such proceedings by a notice given in accordance with Section 13.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

15.4	Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY, THE CONTROLLING SHAREHOLDERS AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY, THE CONTROLLING SHAREHOLDERS AND THE LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BEAMS POWER INVESTMENT LIMITED

By:
Name:
Title:

ZHANG Liang

MENG Xiuqing

FNOF Sharing Economy Limited

By:
Name:
Title:

SCHEDULE 1

RESERVED MATTERS

(a)	Any capital expenditure, in one or a series of related transactions in excess of US$15,000,000 individually or in the aggregate per Financial Year;

(b)	Any investment in, or acquisition or disposal of, assets or business or entities, in one or a series of related transactions, in excess of US$10,000,000 individually or in the aggregate per Financial Year;

(c)	Any issuance, recapitalization, repurchase, sale or transfer of Equity Securities of any Group Member;

(d)	Any consolidation, reorganization, amalgamation or merger of any Group Member, with or into any Person, or any other corporate reorganization or scheme of arrangement with similar effect;

(e)	Any incurrence of indebtedness or provision of guarantee or amendment to the terms of indebtedness or guarantee in excess of US$10,000,000 individually or in the aggregate per Financial Year, other than any refinancing of indebtedness or guarantees existing on the date of this Agreement;

(f)	Any material amendment or restatement of the charter documents;

(g)	Change of the independent auditor;

(h)	Commencement or approval of or consent to any liquidation, dissolution or winding up or filing of bankruptcy administration, preliminary administration or similar proceeding;

(i)	Adoption of, or amendment to, any employee equity or other incentive plan;

(j)	Any change in the business of the Group that results in the Group ceasing to produce, distribute and sell dairy based nutritional products as its principal business;

(k)	Any change to the size or composition of the board of directors or any creation of committee under the board of directors, except as otherwise permitted in this Agreement;

(l)	Entry into or amendment to any transaction between a Group Member and a Related Party;

(m)	Any declaration and/or payment of dividends or other distributions; and

(n)	Any agreement or commitment to do any of the foregoing.

Sch. 1

EXHIBIT A

FORM OF DEED OF ADHERENCE

DEED OF ADHERENCE made on the [•] day of, [•]

BETWEEN:

(1)	BEAMS POWER INVESTMENT LIMITED, a incorporated with limited liability and existing under the laws of the British Virgin Islands whose registered address is [•] (the "Company"); and

(2)	[Name of New Securities Holder] (the "New Securities Holder").

RECITALS:

(A)	On [•], the Company, its Securities Holders and other parties thereto entered into a Securities Holders' Agreement (the "Securities Holders' Agreement") to which a form of this Deed is attached as Exhibit A.

(B)	The New Securities Holder wishes to have transferred to him/her/it $[•] principal amount of the Note / [•] Shares of the Company / [•] Synutra Shares (the "Shares") from [•] (the "Old Security Holder") and in accordance with Section 2.6 of the Securities Holders' Agreement has agreed to enter into this Deed.

(C)	The Company enters this Deed on behalf of itself and as agent for all the existing Securities Holders of the Company.

NOW THIS DEED WITNESSES as follows:

1.	Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Securities Holders' Agreement shall have the same meanings when used herein.

2.	Covenant. The New Securities Holder hereby covenants to the Company as trustee for all other Persons who are at present or who may hereafter become bound by the Securities Holders' Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of the Old Securities Holder imposed pursuant to the provisions of the Securities Holders' Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Securities Holder had been an original party to the Securities Holders' Agreement since the date thereof.

3.	Enforceability. Each existing Securities Holder and the Company shall be entitled to enforce the Securities Holders' Agreement against the New Securities Holder, and the New Securities Holder shall be entitled to all rights and benefits of the Old Security Holder under the Securities Holders' Agreement, in each case as if the New Securities Holder had been an original party to the Securities Holders' Agreement since the date thereof.

Exh. A

4.	Governing Law. THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

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Exh. A

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

BEAMS POWER INVESTMENT LIMITED

By:

Name:
Title:

[NAME OF NEW SHAREHOLDER]

By:

Name:
Title:

Exh. A